The information in this prospectus supplement is not complete and may be changed. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and they are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-281084
Subject to Completion, Dated May 20, 2025
PROSPECTUS SUPPLEMENT
(To Prospectus dated July 29, 2024)
Depositary Shares
Each Representing a 1/20th Interest in a Share of
% Series B Mandatory Convertible Preferred Stock
    % Series B Mandatory Convertible Preferred Stock
QXO, Inc. is offering      depositary shares (“Depositary Shares”), each of which represents a 1/20th interest in a share of our    % Series B Mandatory Convertible Preferred Stock, par value $0.001 per share (“Mandatory Convertible Preferred Stock”). The shares of Mandatory Convertible Preferred Stock will be deposited with Equiniti Trust Company, LLC, as bank depositary, pursuant to a deposit agreement. Holders of the Depositary Shares will be entitled to a proportional fractional interest in the rights and preferences of the Mandatory Convertible Preferred Stock, including conversion, dividend, liquidation and voting rights, subject to the provisions of such deposit agreement.
Dividends on our Mandatory Convertible Preferred Stock will be payable on a cumulative basis when, as and if declared by our board of directors, or an authorized committee of our board of directors, at an annual rate of    % on the liquidation preference of $1,000 per share. We may pay declared dividends in cash or, subject to certain limitations, in shares of our common stock, par value $0.00001 per share (“common stock”), or in any combination of cash and common stock on February 15, May 15, August 15 and November 15 of each year, commencing on, and including, August 15, 2025 and ending on, and including, May 15, 2028.
Each share of our Mandatory Convertible Preferred Stock has a liquidation preference of $1,000 (and, correspondingly, each Depositary Share represents a liquidation preference of $50). Unless earlier converted, each share of our Mandatory Convertible Preferred Stock will automatically convert on the second business day immediately following the last trading day of the final averaging period (as defined below) into between      and      shares of our common stock, subject to anti-dilution adjustments. The number of shares of our common stock issuable on conversion will be determined based on the average VWAP (as defined herein) of our common stock over the 20-trading-day period beginning on, and including, the 21st scheduled trading day prior to May 15, 2028, which we refer to herein as the “final averaging period.” At any time prior to May 15, 2028, a holder of 20 Depositary Shares may cause the bank depositary to convert one share of our Mandatory Convertible Preferred Stock, on such holder’s behalf, into a number of shares of our common stock equal to the minimum conversion rate of      , subject to anti-dilution adjustments. If a holder of 20 Depositary Shares causes the bank depositary to convert one share of our Mandatory Convertible Preferred Stock, on such holder’s behalf, during a specified period beginning on the effective date of a fundamental change (as described herein), the conversion rate will be adjusted under certain circumstances, and such holder will also be entitled to a make whole dividend amount (as described herein).
Concurrently with this offering, we are also making a public offering of           shares of our common stock, pursuant to a separate prospectus supplement (the “Common Stock Offering”). The aggregate proceeds from both offerings is anticipated to be $1,000,000,000. We have granted the underwriters of the Common Stock Offering a 30-day option to purchase up to an additional      shares of our common stock. The closing of this offering is not conditioned upon the closing of the Common Stock Offering, and the closing of the Common Stock Offering is not conditioned upon the closing of this offering, so it is possible that this offering occurs and the Common Stock Offering does not occur, or vice versa. We cannot assure you that the Common Stock Offering will be completed on the terms described herein, or at all. Nothing contained herein shall constitute an offer to sell or a solicitation of an offer to buy our common stock in the Common Stock Offering. See the section titled “Concurrent Common Stock Offering.”
We intend to use the net proceeds of this offering, together with the net proceeds of the Common Stock Offering, if completed, to repay indebtedness under our Term Loan Facility (as defined herein), which will strengthen our position with respect to future acquisition opportunities. See “Use of Proceeds.”
See “Risk Factors” beginning on page S-21 of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement to read about factors you should consider before buying Depositary Shares.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
	Per Depositary Share	Total
Public offering price(1)	$	$
Underwriting discounts and commissions(1)(2)	$	$
Proceeds before offering expenses, to us	$	$

(1)
Assumes no exercise of the underwriters’ option to purchase additional Depositary Shares described below.

(2)
See “Underwriting” for additional information regarding total underwriter compensation.

We have granted the underwriters a 30-day option to purchase up to      additional Depositary Shares from us at the public offering price, less underwriting discounts and commissions, solely to cover over-allotments.
The underwriters expect to deliver the Depositary Shares against payment in New York, New York on            , 2025.
Joint-Bookrunners and Managers
Goldman Sachs & Co. LLCMorgan Stanley
Prospectus Supplement dated                 , 2025.

Prospectus Supplement
Prospectus

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We have not, and the underwriters have not, authorized anyone to provide you with any information that is not contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus and any related free writing prospectus that we have prepared. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus and any such free writing prospectus is accurate only as of the date of the applicable document. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates. We are not, and the underwriters are not, making an offer to sell these securities in any state or other jurisdiction where the offer and sale is not permitted.
The Depositary Shares are being offered for sale only in jurisdictions where it is lawful to make such offers. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the Depositary Shares in certain jurisdictions may be restricted by law. Persons outside the United States who receive this prospectus supplement and the accompanying prospectus should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. See “Underwriting.”
It is expected that delivery of the Depositary Shares will be made against payment therefor on             , 2025, which is the second business day following the trade date for the Depositary Shares (such settlement cycle being referred to as “T+2”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Depositary Shares prior to the business day preceding the settlement date will be required, by virtue of the fact that the Depositary Shares initially will settle T+2, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Depositary Shares who wish to trade the Depositary Shares prior to the business day preceding the settlement date should consult their own advisors.
ABOUT THIS PROSPECTUS SUPPLEMENT
This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also supplements and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering. If the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.
Unless we specifically state otherwise, the information in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, assumes that the underwriters of this offering do not exercise their option to purchase additional Depositary Shares. In addition, unless we specifically state otherwise, the information in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, does not give effect to the Transactions (as defined below).
USE OF NON-GAAP FINANCIAL INFORMATION
This prospectus supplement and the documents incorporated by reference herein include certain non-GAAP financial measures, including adjusted EBITDA, adjusted operating expense and adjusted net income (loss). For a discussion of the limitations of these measures, the rationales for using these measures and a reconciliation of these measures to the most directly comparable measures used in accordance with generally accepted accounting principles in the United States (“GAAP”), see “Summary — Summary Historical Consolidated Financial Information of QXO Building Products” herein and “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Non-GAAP Financial Measures” in each of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 and the portions of QXO Building Products’

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Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and QXO Building Products’ Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 incorporated by reference in this prospectus supplement.
MARKET AND INDUSTRY INFORMATION
Unless otherwise indicated, information contained in this prospectus supplement and the documents incorporated by reference herein concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market share, is based on our general knowledge of and expectations concerning its operating environment. The market positions, shares, market sizes and growth estimates included or incorporated by reference in this prospectus supplement are based on estimates using our internal data and estimates, data from various third-party industry analyses, internal research and adjustments, and assumptions that we believe to be reasonable. We have not independently verified data from industry analyses and cannot guarantee their accuracy or completeness. In addition, we believe that data regarding the industry, market positions, shares, market sizes and growth estimates provide general guidance but are inherently imprecise. Further, our estimates and assumptions involve risks and uncertainties and are subject to change based on various factors, including those discussed in the “Risk Factors” section. These and other factors could cause results to differ materially from those expressed in the estimates and assumptions. See “Forward-Looking Statements.” Accordingly, investors should not place undue reliance on this information.
TRADEMARKS AND TRADE NAMES
The name and mark, QXO and other trademarks, trade names and service marks of QXO appearing in this prospectus supplement are the property of QXO or, as applicable, licensed to QXO. This prospectus supplement also contains additional trade names, trademarks and service marks belonging to other companies. We do not intend our use or display of other parties’ trademarks, trade names or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, these other parties.
WHERE YOU CAN FIND MORE INFORMATION
As required by the Securities Act of 1933, as amended (the “Securities Act”), we filed a registration statement relating to the securities that may be offered pursuant to the accompanying prospectus with the SEC. The accompanying prospectus is a part of that registration statement, which includes additional information.
We are subject to the reporting requirements of the Exchange Act and are required to file with the SEC annual, quarterly and current reports, proxy statements and other information. Such reports include our audited financial statements. Our publicly available filings can be found free of charge on the SEC’s website at www.sec.gov. Our filings may also be found free of charge on our corporate website at www.qxo.com/investors. Information on or accessible through our website does not constitute part of this prospectus supplement or accompanying prospectus (except for SEC reports expressly incorporated by reference herein).
As permitted by SEC rules, this prospectus supplement and accompanying prospectus do not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the securities. The registration statement, exhibits and schedules are available through the SEC’s website.
INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Information that we file later with the SEC will automatically update and supersede information in this prospectus supplement and the accompanying prospectus. In all cases, you should rely on the later

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information over different information included in this prospectus supplement and the accompanying prospectus. The following documents have been filed by us with the SEC and are incorporated by reference into this prospectus supplement and the accompanying prospectus:
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (filed on March 4, 2025);

•
our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 (filed on May 8, 2025);

•
the portions of our Definitive Proxy Statement on Schedule 14A (filed on April 2, 2025) that are incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2024;

•
Part I, Items 1 and 2 and Part II, Item 7 of the Annual Report on Form 10-K (filed on February 27, 2025) of QXO Building Products, Inc. (formerly known as Beacon Roofing Supply, Inc., “QXO Building Products”) and Part I, Items 1 and 2 of the Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 (filed on April 28, 2025) of QXO Building Products;

•
our Current Reports on Form 8-K filed on January 7, 2025 (excluding the information disclosed pursuant to Item 7.01 and Exhibit 99.1 thereto), January 15, 2025, March 17, 2025, March 20, 2025, March 26, 2025, April 16, 2025 (containing Item 8.01 and Item 9.01 information), April 21, 2025 (containing Item 1.01, Item 8.01 and Item 9.01 information), April 29, 2025, May 15, 2025 and May 20, 2025 (containing Item 8.01 and Item 9.01 information); and

•
the description of our common stock contained in our Fifth Amended and Restated Certificate of Incorporation filed as Exhibit 3.1 to our Current Report on Form 8-K filed on June 6, 2024, including any amendment or report filed with the SEC for the purpose of updating such description.

All reports and other documents that we subsequently file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and before the later of (1) the completion of the offering of the securities described in this prospectus supplement and (2) the date securities are no longer offered pursuant to this prospectus supplement, will be deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus.
You should not assume that the information in this prospectus supplement and the accompanying prospectus or any document incorporated by reference is accurate as of any date other than the date of the applicable document. Any statement contained in any document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in or omitted from this prospectus supplement or the accompanying prospectus, or in any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement, modifies or supersedes the statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.
You may request a copy of any or all documents referred to above that have been or may be incorporated by reference into this prospectus supplement and the accompanying prospectus (excluding certain exhibits to the documents) at no cost, by writing or calling us at the following address or telephone number:
QXO, Inc.
Attention: Chief Legal Officer
Five American Lane
Greenwich, CT 06831
(888) 998-6000
FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference contain forward-looking statements. Statements that are not historical facts, including statements about beliefs, expectations, targets or goals are forward-looking statements. These statements are based on plans, estimates, expectations and/or goals at the time the statements are made, and readers should not

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place undue reliance on them. In some cases, readers can identify forward-looking statements by the use of forward-looking terms such as “may,” “will,” “should,” “expect,” “opportunity,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “target,” “goal,” or “continue,” or the negative of these terms or other comparable terms. Forward-looking statements involve inherent risks and uncertainties and readers are cautioned that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statements. Factors that could cause actual results to differ materially from those described herein include, among others:
•
an inability to obtain the products we distribute resulting in lost revenues and reduced margins and damaging relationships with customers;

•
a change in supplier pricing and demand adversely affecting our income and gross margins;

•
a change in vendor rebates adversely affecting our income and gross margins;

•
our inability to identify potential acquisition targets or successfully complete acquisitions on acceptable terms;

•
risks related to maintaining our safety record;

•
the possibility that building products distribution industry demand may soften or shift substantially due to cyclicality or dependence on general economic and political conditions, including inflation or deflation, interest rates, governmental subsidies or incentives, consumer confidence, labor and supply shortages, weather and commodity prices;

•
the possibility that regional or global barriers to trade or a global trade war could increase the cost of products in the building products distribution industry, which could adversely impact the competitiveness of such products and the financial results of businesses in the industry;

•
seasonality, weather-related conditions and natural disasters;

•
risks related to the proper functioning of our information technology systems, including from cybersecurity threats;

•
loss of key talent or our inability to attract and retain new qualified talent;

•
risks related to work stoppages, union negotiations, labor disputes and other matters associated with our labor force or the labor force of our suppliers or customers;

•
the risk that the anticipated benefits of our acquisition of Beacon Roofing Supply, Inc. (the “Beacon Acquisition”) or any future acquisition may not be fully realized or may take longer to realize than expected;

•
the effect of the Beacon Acquisition or any future acquisition on our business relationships with employees, customers or suppliers, operating results and business generally;

•
unexpected costs, charges or expenses resulting from the Beacon Acquisition or any future acquisition or difficulties in integrating and operating acquired companies;

•
the risk that the Company is or becomes highly dependent on the continued leadership of Brad Jacobs as chairman and chief executive officer and the possibility that the loss of Mr. Jacobs in these roles could have a material adverse effect on the Company’s business, financial condition and results of operations;

•
the possibility that the Company’s outstanding warrants and preferred stock may or may not be converted or exercised, and the economic impact on the Company and the holders of the common stock of the Company that may result from either such exercise or conversion, including dilution, or the continuance of the preferred stock remaining outstanding, and the impact its terms, including its dividend, may have on the Company and the common stock of the Company;

•
challenges raising additional equity or debt capital from public or private markets to pursue the Company’s business plan and the effects that raising such capital may have on the Company and its business;

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•
the possibility that new investors in any future financing transactions could gain rights, preferences and privileges senior to those of the Company’s existing stockholders;

•
risks associated with periodic litigation, regulatory proceedings and enforcement actions, which may adversely affect the Company’s business and financial performance;

•
the impact of legislative, regulatory, economic, competitive and technological changes;

•
unknown liabilities and uncertainties regarding general economic, business, competitive, legal, regulatory, tax and geopolitical conditions; and

•
other factors, including those set forth in the Company’s filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and subsequent Quarterly Reports on Form 10-Q.

Forward-looking statements should not be relied on as predictions of future events, and these statements are not guarantees of performance or results. Forward-looking statements herein speak only as of the date each statement is made. The Company does not undertake any obligation to update any of these statements in light of new information or future events, except to the extent required by applicable law.
In this prospectus supplement, the terms “QXO,” the “Company,” “we,” “us” and “our” refer to QXO, Inc., unless otherwise specified or the context requires otherwise.

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SUMMARY
This summary highlights selected information contained elsewhere or incorporated by reference into this prospectus supplement. This summary does not contain all the information that you should consider before investing in the Depositary Shares. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors” section and the financial statements and related notes included or incorporated by reference into this prospectus supplement.
Our Company
QXO was created in 2024 to build a tech-forward leader in the approximately $800 billion Building Products Distribution sector. QXO was founded by Brad Jacobs, a serial entrepreneur with a strong track record of value creation. QXO is targeting $50 billion in annual revenues within the next decade through accretive acquisitions and organic growth.
Over the course of his career prior to QXO, Mr. Jacobs started five highly successful companies that he and his teams built into billion dollar or multi-billion dollar publicly-traded enterprises. These include XPO, Inc. (NYSE:XPO), GXO Logistics, Inc. (NYSE:GXO), RXO, Inc. (NYSE:RXO), United Rentals (NYSE:URI) and United Waste Systems. In 2024, QXO recruited a number of experienced executives to execute on a business plan involving the acquisition, transformation and integration of companies in the Building Products Distribution sector in North America and Western Europe. Our team members have differentiated experience executing on acquisitions, integrating acquired businesses and driving transformation, at scale, to maximize profits.
On April 29, 2025 we completed the previously announced acquisition of Beacon Roofing Supply, Inc. (“Beacon”), pursuant to the Agreement and Plan of Merger, dated as of March 20, 2025 (the “Merger Agreement”), by and among QXO, Beacon, and Queen MergerCo, Inc., a Delaware corporation and wholly owned subsidiary of QXO (“Merger Sub”). Pursuant to the terms of the Merger Agreement, Merger Sub merged with and into Beacon, with Beacon surviving as a wholly owned subsidiary of QXO and being renamed QXO Building Products, Inc. QXO Building Products has served the building industry for 97 years and operates approximately 600 branches throughout all 50 states in the U.S. and seven provinces in Canada. QXO Building Products offers an extensive range of high-quality professional grade exterior products and serves approximately 110,000 residential and non-residential customers. Using its fleet of over 2,400 trucks, QXO Building Products makes approximately 1.4 million annual customer deliveries. QXO Building Products is diversified both in its sales mix, consisting of approximately 50% residential roofing, 30% commercial roofing and 20% complementary products, and in its end markets mix, consisting of approximately 80% non-discretionary repair and remodel (“R&R”) spend and 20% new construction.
QXO Building Products’ scale and leading position in the roofing and complementary Building Products Distribution market makes it the ideal initial acquisition for QXO’s value creation playbook. Roofing is a highly attractive vertical, as the vast majority of the revenues are derived from non-discretionary R&R activities, reducing exposure to economic cycles. In addition, QXO Building Products’ supplier and customer base is predominantly U.S.-based, reducing the impact of tariffs and other geopolitical uncertainties. We intend to enhance organizational design, optimize the supply chain and drive commercial excellence, deploying technology across these initiatives. Our strategy is aimed at increasing customer satisfaction, growing revenue in excess of the industry rate, significantly expanding operating margin with a goal over time of doubling the EBITDA at QXO Building Products, as well as pursuing additional transformational M&A.
Our Industry
Building Products Distribution
Building Products Distribution is a large industry, with approximately $800 billion in annual revenue in 2024, split roughly equally between North America and Western Europe. The industry is characterized by a mix of national, multi-regional and local distributors, with a fragmented customer base. Building Products Distribution benefits from powerful growth tailwinds. In the United States, we believe the supply of homes is approximately four million units short of demand. There are also strong tailwinds for residential R&R activity. The average age of an existing single-family home in the United States is over 40 years, which creates ongoing demand for repairs. In the non-residential space, the average structure is even older at over 50 years, requiring greater levels of ongoing maintenance and refurbishment. Further, there is good visibility into infrastructure spending across North America and Europe. In North America alone, an additional $2 trillion of spending is expected to be required over the next two decades to keep the infrastructure safe.
Building Products Distribution is an industry where scale offers key advantages. Larger distributors have greater purchasing power, which allows them to pass through higher cost savings to customers. Larger distributors also have the resources to invest in differentiating technology. These factors drive a virtuous cycle of market share gains and fixed cost leverage. At the same time, the Building Products Distribution industry is highly fragmented, with over 7,000 distributors in North America and approximately 13,000 in Europe. This fragmentation presents an attractive opportunity for consolidation in the industry.
North American Roofing and Complementary Products
Specialty distributors of roofing and complementary building products serve the critical role of facilitating supply chain relationships between a small number of manufacturers and thousands of local, regional and national contractors. The distributor is a value-added partner who can advise contractors on job-specific residential or commercial product bundles and provide last-mile delivery and logistics services. Distributors may also extend trade credit and use digital platforms to aid customers in optimizing their businesses.
We estimate the roofing distribution market and related complementary products in the U.S. and Canada to be an approximately $65 billion market. The core roofing market across residential and commercial roofing represents approximately $37 billion of annual sales, with a 3% to 5% long-term annual market growth outlook, according to a third-party industry report. Additionally, we believe the distribution market for complementary building products, including siding, waterproofing, plywood / oriented strand board and windows and doors, represents approximately $28 billion in annual sales, according to our internal estimates. We believe that the market for these complementary products will grow faster than the rest of the roofing products industry at a rate of 4% to 6% per annum.
Favorable Long-Term Industry Fundamentals
The roofing distribution industry benefits from several favorable long-term sector fundamentals, most notably a significant concentration in R&R spend, which constitutes approximately 80% of industry revenue. Of the revenue that is derived from R&R spend, approximately 94% is considered non-discretionary and driven by leaks, age, weather damage and deterioration. Growth in the weather event-driven portion of demand has increased as severe weather events quadrupled in frequency and doubled in economic impact over the last 20 years. Further, the average age of the U.S. domestic housing stock is more than 40 years old, providing continued demand for roofing repair and replacement.
The remaining 20% of industry revenue is from new construction activity which is expected to benefit from the estimated domestic housing shortage of four million units. This equates to an approximately eight-year backlog at current build rates. Other secular trends supporting long-term fundamentals include increasing regulatory and insurance requirements, which drive the need for waterproofing and preventative restoration.
Our Strengths
We believe that our acquisition of QXO Building Products, combined with our differentiated ability to optimize and integrate businesses to drive margin expansion and cash flow growth, establishes us as the leader in the building products distribution industry with the following key strengths:
Industry-Leading North American Distribution Platform for Exterior Building Products
QXO is the largest publicly traded distributor of roofing, waterproofing and complementary building products in the United States. QXO Building Products has served the building industry for 97 years and operates approximately 600 branches throughout all 50 states in the U.S. and seven provinces in Canada.

QXO Building Products is strategically focused on two core markets, residential and non-residential roofing, along with complementary building products such as siding and waterproofing that are often utilized by roofing and other specialty contractors. QXO Building Products has one of the most extensive offerings of high-quality professional grade exterior products comprising over 135,000 SKUs and serves approximately 110,000 residential and non-residential customers, helping them save time, improve efficiency and enhance productivity.
As a distributor, QXO Building Products’ national scale, networked model and specialized capabilities are competitive advantages, providing strong value for both customers and suppliers.
Resilient Long-Term Financial Profile
In 2024, QXO Building Products achieved revenue of $9.8 billion. QXO Building Products’ financial profile is resilient, underpinned by the non-discretionary demand dynamics of the industry, along with an inherently countercyclical cash flow profile.
Since 2007, QXO Building Products has experienced consistent revenue growth through economic cycles with organic revenue never declining more than two years in a row. Revenue held steady during the Financial Crisis, a housing-led recession, while adjusted EBITDA increased. Additionally, adjusted EBITDA growth has outpaced revenue growth since 2007.
QXO Building Products is able to release working capital during a slowdown or contraction. In addition, its capital expenditures have been consistently less than or equal to approximately 2% of revenue.
Proven Ability to Optimize and Integrate Businesses
Our team members have differentiated experience optimizing and integrating operations to maximize revenue growth and operating margins. Over the course of his career prior to QXO, our Chairman and Chief Executive Officer, Brad Jacobs, started five highly successful public companies and, together with his teams, built each of them into a billion dollar or multi-billion dollar enterprise. These include XPO, Inc. (NYSE:XPO), GXO Logistics, Inc. (NYSE:GXO), RXO, Inc. (NYSE:RXO), United Rentals (NYSE:URI) and United Waste Systems.
He and his teams achieved this success by integrating a large number of acquisitions, deploying technology to drive organic growth and delivering on a culture of world-class service and accountability. For example, in 2015, XPO made two large and transformative acquisitions. Norbert Dentressangle was an iconic transportation and logistics company in Europe, and Con-Way was one of the largest less-than-truckload freight carriers in North America. XPO integrated both acquisitions simultaneously and efficiently into a cohesive global organization, improving profitability and cash flows.

Highly Experienced and Proven Leadership Team
QXO features a uniquely experienced leadership team that has driven organizational change and operational improvements across a number of companies. We believe our team is highly capable of delivering strong operational performance as a result of this experience.
Led by Chairman and Chief Executive Officer Brad Jacobs, the core executive team is comprised of senior professionals, many of whom have worked with Mr. Jacobs previously, and all whom bring relevant differentiated experience:
•
Josephine Berisha, Chief Human Resources Officer, formerly served as Chief Human Resources Officer of XPO and held leadership roles at Morgan Stanley for 16 years, including as Managing Director, Head of Corporate Compensation and Firmwide Capital Analysis where she oversaw incentive compensation and performance management;

•
Jeff England, Chief Supply Chain Officer, formerly served as Chief Supply Chain Officer at Genuine Parts Company. Earlier, he spent 18 years at Walmart, where he served as Senior Vice President, Supply Chain and led major transformations of supply chain and operations;

•
Ihsan Essaid, Chief Financial Officer, formerly served as Global Head of M&A at Barclays, a UK-based global investment bank. Previously, Mr. Essaid was a senior M&A professional at Credit Suisse and Perella Weinberg;

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Matt Fassler, Chief Strategy Officer, formerly served as Chief Strategy Officer at XPO, where he spearheaded strategic transformation. Earlier, he was a Goldman Sachs Managing Director and Consumer Business Unit Leader in Global Investment Research;

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Austin Landow, Executive Vice President. Managing Director of Jacobs Private Equity. He led execution of the spin-offs of GXO Logistics and RXO from XPO, where he was employed from 2019 to 2023. He had previously worked at Stockbridge Capital and Cerberus;

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Val Liborski, Chief Technology Officer, formerly served as chief technology officer of Yahoo. Earlier, he served as chief technology officer of HelloFresh and held senior leadership positions at Amazon Web Services and Microsoft;

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Mark Manduca, Chief Investment Officer, formerly served as CIO of GXO Logistics. Earlier, he held senior positions at Bank of America Merrill Lynch;

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Eduardo Pelleissone, Chief Transformation Officer, with extensive prior senior leadership experience across 3G companies, formerly serving as CEO of America Latina Logistica SA and COO of Kraft Heinz. He also led operations across Americas and Asia Pacific for GXO Logistics;

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Ashwin Rao, Chief Artificial Intelligence Officer, formerly served as head of AI at Target Corporation. He previously led science and engineering teams at Goldman Sachs and Morgan Stanley, creating products for pricing and risk management;

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Luke Scott, Executive Vice President, Sales Enablement, formerly led merchandising strategy at 7-Eleven convenience stores, where he increased margin by optimizing pricing and product mix. Earlier, Scott was a partner at Boston Consulting Group, where he specialized in large-scale consumer and retail transactions;

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Chris Signorello, Chief Legal Officer, formerly served as Deputy General Counsel and Chief Compliance Officer at XPO. Earlier, he held senior leadership positions at industrial and consumer products leader Henkel Corporation; and

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Sean Smith, Chief Accounting Officer and Deputy Chief Financial Officer, most recently served as corporate controller for Chewy, Inc. Previously, he held key finance positions at XPO.

Our Strategy
Our goal is to create the leading public company within the Building Products Distribution industry. We intend to achieve this by leveraging our clearly-defined strategies:

Deploy Foundational Actions to Drive Improvements in QXO Building Products’ Existing Operations
We will apply our proven strategy to drive revenue, margin and free cash flow. We will lead with technology, building and buying world-class systems that enhance visibility across the organization, its suppliers and its customers in order to deliver attractive and immediate return on investment. We will prioritize customer satisfaction, optimizing our go-to-market strategy based on end-to-end digital customer, focusing on delivering superior service with on-time / in-full fulfillment. We will seek to create a culture of accountability throughout our organization.
Enhance Market Share Growth through Commercial Excellence Initiatives and Greenfield Developments
We will deploy a number of key initiatives to improve our revenue growth, including: optimizing assortment; improving inventory planning to drive pinpoint coverage by item, customer segment, and location; optimizing pricing; and driving salesforce excellence, including segmenting salesforce coverage based on customer needs and aligning incentives with the most critical key performance indicators. We will aim to accelerate growth in product lines complementary to roofing (for example, waterproofing, insulation and siding); expand our private label offerings; and increase our penetration of digital sales. We will deploy technology-driven solutions to drive revenue, including AI-led solutions to enhance lead generation, AI-led data analysis to better understand price elasticity, and AI-driven predictive analytics to improve inventory forecast accuracy by SKU.
Deliver Margin Expansion via Organizational Redesign, Supply Chain Initiatives and Inventory Planning
We will seek to improve customer service and enhance our cost structure to drive increased agility by reassessing organizational design, reducing management layers and standardizing branch- and warehouse level operating models.
We intend to increase G&A cost efficiency by deploying a zero-based budgeting approach to cost centers including travel and entertainment, IT maintenance and personnel services, and outsourcing select back-office functions where appropriate. We will deploy our considerable experience in logistics to optimize our network, by determining the optimal number, size and location of facilities to remove overlap and drive branch-level returns; measuring routes and service against miles driven and fleet utilization; addressing warehouse operational excellence through standardized shipping and handling processes; and increasing the use of cutting edge route optimization software to enhance fleet utilization and the customer delivery experience. We intend to grow revenue faster than industry rates.
Pursue Accretive M&A Using Our Proven Strategy and Diversify Our Platform into High-Growth Adjacencies within Building Product Distribution
We will look to complete strategic, transformative acquisitions to deliver above-market growth for QXO in the Building Products Distribution industry. Within roofing, we believe there is a compelling opportunity to continue the consolidation effort that QXO Building Products has historically pursued. We believe that approximately 30% of the roofing supply industry remains fragmented, held by over 500 dealers that remain locally competitive. We see extensive M&A opportunities in complementary categories, including insulation, siding and waterproofing, among others. Outside of roofing, we expect to continue to evaluate acquisition opportunities in the remainder of the approximately $800 billion Building Products Distribution industry across North America and Western Europe.
The Transactions
In this prospectus supplement, the “Transactions” refers, collectively, to: (i) the consummation of the Company’s offering of approximately 41.7 million shares of our common stock at a public offering price of $13.25 and the application of the net proceeds to pay a portion of the consideration for the Beacon Acquisition and related fees and expenses; (ii) QXO Building Products’ (a) issuance of $2,250.0 million 6.75% Senior Secured Notes due 2032 (the “Notes”), (b) incurrence of $2,250.0 million of indebtedness under a senior secured term loan facility (the “Term Loan Facility”), and (c) entry into a $2,000.0 million senior secured asset-based facility (the “ABL Facility”) and incurrence of $400.0 million of indebtedness under the ABL Facility and, in each case, the application of the net proceeds therefrom to pay a portion of the consideration for the Beacon Acquisition, to refinance certain indebtedness in connection with the Beacon Acquisition and to pay related fees and expenses; (iii) the consummation of the Company’s private placement of approximately 67.5 million shares of our common stock, at a purchase price of $12.30 per share (the “Private Placement”), and the application of the net proceeds to pay a portion of the consideration for the Beacon Acquisition and to pay fees and expenses related to the Transactions; (iv) the consummation of the Beacon Acquisition and (v) the consummation of this offering of Depositary Shares and the Common Stock Offering (assuming $500 million gross proceeds from this offering and $500 million gross proceeds from the Common Stock Offering) and the application of net proceeds as described under “Use of Proceeds.”
Corporate Information
Our principal executive offices are located at Five American Lane, Greenwich, Connecticut 06831. Our telephone number is (888) 998-6000. Our website is www.qxo.com. The information on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus (except for SEC reports that are expressly incorporated by reference herein).

THE OFFERING
The following summary contains basic information about the Depositary Shares and this offering. It does not contain all of the information that may be important to you. For a more complete understanding of this offering, we encourage you to read this entire prospectus supplement and the accompanying prospectus.
Issuer
QXO, Inc., a Delaware corporation.
Depositary Shares offered
          Depositary Shares, each of which represents a 1/20th interest in a share of our Mandatory Convertible Preferred Stock. Each Depositary Share entitles the holder of such Depositary Share, through the bank depositary, to a proportional fractional interest in the rights and preferences of such share of Mandatory Convertible Preferred Stock, including conversion, dividend, liquidation and voting rights, subject to the terms of the deposit agreement.
Underwriters’ option to purchase additional Depositary
Shares
We have granted the underwriters a 30-day option to purchase up to            additional Depositary Shares, at the public offering price, less the underwriting discount, solely to cover over-allotments.
Public offering price
$50 per Depositary Share.
Liquidation preference
$1,000 per share of our Mandatory Convertible Preferred Stock (equivalent to $50 per Depositary Share).
Dividends
    % of the liquidation preference of $1,000 per share of our Mandatory Convertible Preferred Stock per year. Dividends will accumulate from the initial issue date (as defined below) and, to the extent that we are legally permitted to pay dividends and our board of directors, or an authorized committee thereof, declares a dividend payable with respect to our Mandatory Convertible Preferred Stock, we will pay such dividends in cash or, subject to certain limitations, by delivery of shares of our common stock or through any combination of cash and shares of our common stock, as determined by our board of directors (or an authorized committee thereof) in its sole discretion; provided that any unpaid dividends will continue to accumulate. Dividends that are declared will be payable on the dividend payment dates (as described below) to holders of record on the February 1, May 1, August 1 or November 1, as the case may be, immediately preceding the relevant dividend payment date (each, a “record date”), whether or not such holders convert their Depositary Shares, or such Depositary Shares are automatically converted, after a record date and on or prior to the immediately succeeding dividend payment date. The expected dividend payable on the first dividend payment date is approximately $      per share of our Mandatory Convertible Preferred Stock (equivalent to $      per Depositary Share). Each subsequent dividend is expected to be approximately $      per share of our Mandatory Convertible Preferred Stock (equivalent to $      per Depositary Share). See the section titled “Description of Mandatory Convertible Preferred Stock — Dividends.”
If we elect to make any payment of a declared dividend, or any portion thereof, in shares of our common stock, such shares shall be valued for such purpose at the average VWAP (as defined under the section titled “Description of Mandatory Convertible Preferred Stock — Definitions”) per share of our common stock over the five consecutive trading day period ending on, and including, the second trading day immediately preceding the applicable dividend payment date (the “five-day average price”), multiplied by 97%. Notwithstanding the foregoing, in no event will the number of shares of our common stock delivered in connection with any declared dividend exceed a number equal to the amount of such declared dividend as to which we have elected to deliver shares of our common stock in lieu of paying cash divided by $      , which amount represents approximately 35% of the initial price (as defined below), subject to adjustment in a manner inversely proportional to any adjustment to each fixed conversion rate (such dollar amount, as adjusted, the “floor price”). To the extent that the amount of the declared dividend as to which we have elected to deliver shares of our common stock in lieu of paying cash exceeds the product of the number of shares of common stock delivered in connection with such declared dividend and 97% of the five-day average price, we will, if we are legally able to do so, and to the extent permitted under the terms of the documents governing our indebtedness, notwithstanding any notice by us to the contrary, pay such excess amount in cash.
The “initial price” equals $1,000, divided by the maximum conversion rate (as defined below), rounded to the nearest $0.0001, and is initially approximately equal to the per share public offering price of our common stock in the Common Stock Offering (or, if the Common Stock Offering does not price, the closing price of our common stock on May    , 2025).
Dividend payment dates
February 15, May 15, August 15 and November 15 of each year, commencing on, and including, August 15, 2025 and ending on, and including, May 15, 2028. If a dividend payment date is not a business day, payment will be made on the next succeeding business day, without any interest or other payment in lieu of interest accruing with respect to this delay.
No redemption
We may not redeem the shares of Mandatory Convertible Preferred Stock or the Depositary Shares. However, at our option, we may purchase the Mandatory Convertible Preferred Stock or Depositary Shares from time to time in the open market, by tender offer, exchange offer or otherwise.
Mandatory conversion date
The second business day immediately following the last trading day of the final averaging period (as defined below). The mandatory conversion date is expected to be May 15, 2028.
Mandatory conversion
On the mandatory conversion date, each outstanding share of our Mandatory Convertible Preferred Stock, unless previously converted, will automatically convert into a number of shares of our common stock equal to the conversion rate as described below, and each Depositary Share will automatically convert into a number of shares of common stock equal to a proportionate fractional interest in such shares of common stock.
If we declare a dividend for the dividend period ending on May 15, 2028, we will pay such dividend to the holders of record as of May 1, 2028, as described above. If, on or prior to May 15, 2028, we have not declared all or any portion of all accumulated and unpaid dividends on the Mandatory Convertible Preferred Stock, the conversion rate will be adjusted so that holders receive an additional number of shares of common stock equal to the amount of accumulated and unpaid dividends that have not been declared (the “additional conversion amount”), divided by the greater of (i) the floor price and (ii) 97% of the five-day average price (calculated as if the applicable dividend payment date were May 1, 2028). To the extent that the additional conversion amount exceeds the product of such number of additional shares and 97% of such five-day average price, we will, if we are legally able to do so, and to the extent permitted under the terms of the documents governing our indebtedness, pay such excess amount in cash.
Conversion rate
Upon conversion on the mandatory conversion date, the conversion rate for each share of our Mandatory Convertible Preferred Stock will be not more than            shares of common stock and not less than            shares of common stock (respectively, the “maximum conversion rate” and the “minimum conversion rate”), depending on the applicable market value of our common stock, as described below and subject to certain anti-dilution adjustments. Correspondingly, the conversion rate per Depositary Share will be not more than            shares of common stock and not less than            shares of common stock.
The “applicable market value” of our common stock is the average VWAP per share of our common stock over the final averaging period. The “final averaging period” is the 20 consecutive trading day period beginning on, and including, the 21st scheduled trading day immediately preceding May 15, 2028. The conversion rate will be calculated as described under the section titled “Description of Mandatory Convertible Preferred Stock — Mandatory Conversion.”
The following table illustrates the conversion rate per share of our Mandatory Convertible Preferred Stock, subject to certain anti-dilution adjustments.
Applicable market value of our common stock	Conversion rate per share of Mandatory Convertible Preferred Stock
Greater than the threshold appreciation price (as defined below)	shares of common stock
Equal to or less than the threshold appreciation price but greater than or equal to the initial price	Between and shares of common stock, determined by dividing $1,000 by the applicable market value
Less than the initial price	shares of common stock

The following table illustrates the conversion rate per Depositary Share, subject to certain anti-dilution adjustments:
Applicable market value of our common stock	Conversion rate per Depositary Share
Greater than the threshold appreciation price Equal to or less than the threshold appreciation price but greater than or equal to the initial price Less than the initial price	shares of common stock Between and shares of common stock, determined by dividing $50 by the applicable market value shares of common stock
The “threshold appreciation price” equals $1,000, divided by the minimum conversion rate, rounded to the nearest $0.0001, and represents an approximately     % appreciation over the initial price.
Conversion at the option of the holder
Other than during a fundamental change conversion period (as defined below), at any time prior to May 15, 2028, a holder of Mandatory Convertible Preferred Stock may elect to convert such holder’s shares of our Mandatory Convertible Preferred Stock, in whole or in part, at the minimum conversion rate of           shares of common stock per share of Mandatory Convertible Preferred Stock (equivalent to           shares of common stock per Depositary Share) as described under the section titled “Description of Mandatory Convertible Preferred Stock — Conversion at the Option of the Holder.” This minimum conversion rate is subject to certain anti-dilution and other adjustments. Because each Depositary Share represents a 1/20th fractional interest in a share of our Mandatory Convertible Preferred Stock, a holder of Depositary Shares may convert its Depositary Shares only in lots of 20 Depositary Shares.
If, as of the effective date of any early conversion (the “early conversion date”), we have not declared all or any portion of the accumulated and unpaid dividends for all full dividend periods ending on or prior to the dividend payment date immediately preceding such early conversion date, the conversion rate will be adjusted so that converting holders receive an additional number of shares of common stock equal to such amount of accumulated and unpaid dividends that have not been declared for such full dividend periods (the “early conversion additional conversion amount”), divided by the greater of (i) the floor price and (ii) the average VWAP per share of our common stock over the 20 consecutive trading day period ending on, and including, the second trading day immediately preceding the early conversion date (the “early conversion average price”). To the extent that the early conversion additional conversion amount exceeds the product of such number of additional shares and the early conversion average price, we will not have any obligation to pay the shortfall in cash.

Conversion at the option of the holder upon a fundamental change; fundamental change dividend make-whole amount
If a fundamental change (as defined under the section titled “Description of Mandatory Convertible Preferred Stock — Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount”) occurs on or prior to May 15, 2028, holders of the Mandatory Convertible Preferred Stock will have the right to convert their shares of Mandatory Convertible Preferred Stock, in whole or in part, into shares of common stock at the “fundamental change conversion rate” during the period beginning on, and including, the effective date of such fundamental change and ending on, and including, the earlier of (a) the date that is 20 calendar days after such effective date (or, if later, the date that is 20 calendar days after holders receive notice of such fundamental change) and (b) May 15, 2028. For the avoidance of doubt, the period described in the immediately preceding sentence may not end on a date that is later than May 15, 2028. The fundamental change conversion rate will be determined based on the effective date of the fundamental change and the price paid (or deemed paid) per share of our common stock in such fundamental change. Holders who convert shares of our Mandatory Convertible Preferred Stock during that period will also receive (1) a “fundamental change dividend make-whole amount” equal to the present value (calculated using a discount rate of       % per annum) of all dividend payments on such shares (excluding any accumulated and unpaid dividends for any dividend period prior to the effective date of the fundamental change, including for the partial dividend period, if any, from, and including, the dividend payment date immediately preceding the effective date to, but excluding, the effective date (collectively, the “accumulated dividend amount”)) for all the remaining full dividend periods and for the partial dividend period from, and including, the effective date to, but excluding, the next dividend payment date, and (2) to the extent that there is any accumulated dividend amount, the accumulated dividend amount (clauses (1) and (2), together, the “make-whole dividend amount”), in the case of clauses (1) and (2), subject to our right to deliver shares of our common stock in lieu of all or part of such make-whole dividend amount; provided that if the effective date or the conversion date falls after the record date for a declared dividend and prior to the next dividend payment date, such dividend will be paid on such dividend payment date to the holders as of such record date, such dividend will not be included in the accumulated dividend amount, and the fundamental change dividend make-whole amount will not include the present value of the payment of such dividend. Because each Depositary Share represents a 1/20th fractional interest in a share of our Mandatory Convertible Preferred Stock, a holder of Depositary Shares may convert its Depositary Shares upon a fundamental change only in lots of 20 Depositary Shares.
If we elect to make any payment of the make-whole dividend amount, or any portion thereof, in shares of our common stock, such shares shall be valued for such purpose at 97% of the price paid (or deemed paid) per share of our common stock in the fundamental change. Notwithstanding the foregoing, in no event will the number of shares of our common stock that we deliver in lieu of paying all or a portion of the make-whole dividend amount in cash exceed a number equal to the portion of the make-whole dividend amount to be paid by the delivery of common stock divided by the greater of (i) the floor price and (ii) 97% of the price paid (or deemed paid) per share of our common stock in the fundamental change. To the extent that the portion of the make-whole dividend amount as to which we have elected to deliver shares of common stock in lieu of paying cash exceeds the product of the number of shares of common stock delivered in respect of such portion of the make-whole dividend amount and 97% of the price paid (or deemed paid) per share of our common stock in the fundamental change, we will, if we are legally able to do so, and to the extent permitted under the terms of the documents governing our indebtedness, notwithstanding any notice by us to the contrary, pay such excess amount in cash.
In addition, if we are prohibited from paying or delivering, as the case may be, the make-whole dividend amount (whether in cash or in shares of our common stock), in whole or in part, due to limitations of applicable Delaware law, the conversion rate will instead be increased by a number of shares of common stock equal to the cash amount of the aggregate unpaid and undelivered make-whole dividend amount, divided by the greater of (i) the floor price and (ii) 97% of the price paid (or deemed paid) per share of our common stock in the fundamental change. To the extent that the cash amount of the aggregate unpaid and undelivered make-whole dividend amount exceeds the product of such number of additional shares and 97% of the price paid (or deemed paid) per share of our common stock in the fundamental change, we will not have any obligation to pay the shortfall in cash.
See the section titled “Description of Mandatory Convertible Preferred Stock — Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount.”
Anti-dilution adjustments
The conversion rate may be adjusted in the event of, among other things: (1) stock dividends or distributions; (2) certain distributions to holders of our common stock of rights or warrants to purchase our common stock; (3) subdivisions or combinations of our common stock; (4) certain distributions to holders of our common stock of evidences of our indebtedness, shares of capital stock, securities, rights to acquire our capital stock, cash or other assets, including by spin-off; (5) certain distributions to holders of our common stock of cash; and (6) certain tender or exchange offers by us or one of our subsidiaries for our common stock, in each case subject to certain exceptions. See the section titled “Description of Mandatory Convertible Preferred Stock — Anti-dilution Adjustments.”
Voting rights
Except as specifically required by Delaware law or our Fifth Amended and Restated Certificate of Incorporation, which will include the certificate of designations for the Mandatory Convertible Preferred Stock, the holders of Mandatory Convertible Preferred Stock will have no voting rights.
Whenever dividends on shares of Mandatory Convertible Preferred Stock have not been declared and paid for six or more dividend periods (including, for the avoidance of doubt, the dividend period beginning on, and including, the initial issue date and ending on, but excluding, August 15, 2025), whether or not consecutive, the holders of the Mandatory Convertible Preferred Stock, voting together as a single class with holders of all other preferred stock of equal rank having similar voting rights, will be entitled at our next special or annual meeting of stockholders to vote for the election of a total of two additional members of our board of directors, subject to certain limitations.
We will not, without the affirmative vote or consent of holders of at least two-thirds of the outstanding shares of Mandatory Convertible Preferred Stock, (1) authorize or create, or increase the authorized amount of, any senior stock (as defined below); (2) amend, alter or repeal the provisions of our Fifth Amended and Restated Certificate of Incorporation so as to materially and adversely affect the rights, preferences, privileges or voting powers of the Mandatory Convertible Preferred Stock; or (3) consummate a binding share exchange or reclassification involving shares of Mandatory Convertible Preferred Stock or a merger or consolidation of us with another entity unless the Mandatory Convertible Preferred Stock remains outstanding or is replaced by preference securities with terms no less favorable to holders in any material respect, in each case, subject to certain exceptions.
See the section titled “Description of Mandatory Convertible Preferred Stock — Voting Rights” and “Description of Depositary Shares — Voting the Mandatory Convertible Preferred Stock.”
Ranking
The Mandatory Convertible Preferred Stock will rank with respect to dividend rights and/or rights upon our liquidation, winding-up or dissolution, as applicable:
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senior to (i) our common stock and (ii) each other class or series of capital stock issued after the original issue date of the Mandatory Convertible Preferred Stock (which we refer to as the “initial issue date”) the terms of which do not expressly provide that such capital stock ranks either (x) senior to the Mandatory Convertible Preferred Stock as to dividend rights or rights upon our liquidation, winding-up or dissolution or (y) on a parity with the Mandatory Convertible Preferred Stock as to dividend rights and rights upon our liquidation, winding-up or dissolution (which we refer to collectively as “junior stock”);

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on a parity with any class or series of capital stock issued after the initial issue date the terms of which expressly provide that such capital stock will rank on a parity with the Mandatory Convertible Preferred Stock as to dividend rights and rights upon our liquidation, winding-up or dissolution (which we refer to collectively as “parity stock”);

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junior to (i) our existing convertible perpetual preferred stock (the “Convertible Perpetual Preferred Stock”) and (ii) each class or series of capital stock issued after the initial issue date the terms of which expressly provide that such capital stock will rank senior to the Mandatory Convertible Preferred Stock as to dividend rights or rights upon our liquidation, winding-up or dissolution (which we refer to collectively as “senior stock”); and
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junior to our existing and future indebtedness.

In addition, the Mandatory Convertible Preferred Stock, with respect to dividend rights and rights upon our liquidation, winding-up or dissolution, will be structurally subordinated to existing and future indebtedness of our subsidiaries as well as the capital stock of our subsidiaries held by third parties.
At March 31, 2025, we had 1,000,000 shares of the Convertible Perpetual Preferred Stock, constituting senior stock, outstanding, and, after giving effect to the Transactions, we would have had $3,841.1 million of outstanding indebtedness.
Use of proceeds
We expect the net proceeds from this offering to be approximately $      million (or approximately $      million if the underwriters exercise in full their over-allotment option to purchase additional Depositary Shares) after deducting the underwriting discounts and commissions and our estimated offering expenses. We intend to use the net proceeds from this offering, together with the net proceeds from the Common Stock Offering, if completed, to repay indebtedness under our Term Loan Facility, as described in the section titled “Use of Proceeds” in this prospectus supplement.
Material U.S. federal tax consequences
The material U.S. federal income tax consequences of purchasing, owning and disposing of the Depositary Shares and any common stock received upon conversion are described under the section titled “Material United States Federal Income Tax Consequences.”
Concurrent Common Stock Offering
Concurrently with this offering of Depositary Shares, we are offering           shares of our common stock, pursuant to a separate prospectus supplement. The aggregate proceeds from both offerings is anticipated to be $1,000,000,000. We have also granted the underwriters of the Common Stock Offering a 30-day option to purchase up to an additional           shares of our common stock. The closing of this offering is not conditioned upon the closing of the Common Stock Offering, and the closing of the Common Stock Offering is not conditioned upon the closing of this offering, so it is possible that this offering occurs and the Common Stock Offering does not occur, or vice versa. We cannot assure you that the Common Stock Offering will be completed on the terms described herein, or at all. See the section titled “Concurrent Common Stock Offering.”
Common stock outstanding after this offering and the Common Stock Offering
           shares of common stock (or          shares if the underwriters in the Common Stock Offering exercise in full their option to purchase additional common stock).
Transfer agent and registrar
Equiniti Trust Company, LLC is the transfer agent and registrar for the Mandatory Convertible Preferred Stock and our common stock.
Listing
We intend to apply to list the Depositary Shares on the NYSE under the symbol “QXO.PRB.” No assurance can be given that our

Depositary Shares will be listed or that any such application for listing will be approved. Our common stock is listed on the NYSE under the symbol “QXO.”
Risk factors
Investing in the Depositary Shares involves significant risks. See “Risk Factors” in this prospectus supplement, as well as other information included in or incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of the factors you should carefully consider before deciding to invest in the Depositary Shares.
Unless otherwise indicated, all applicable share, per share and related information in this prospectus supplement is based on 522,507,930 shares of common stock outstanding as of May 15, 2025, and excludes, in each case as of such date:
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29,797,826 shares of common stock issuable upon vesting of restricted stock units (“RSUs”) or performance-based restricted stock units (“PSUs”) outstanding as of May 15, 2025;

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3,954,152 shares of common stock issuable upon the exercise of options granted under the QXO, Inc. 2024 Omnibus Incentive Compensation Plan (the “Plan”) as of May 15, 2025, at a weighted-average exercise price of $ 5.04 per share;

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approximately 32,782,774 additional shares of common stock that were available for issuance under the Plan as of May 15, 2025;

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219,010,074 shares of common stock issuable upon conversion of shares of our Convertible Perpetual Preferred Stock outstanding as of May 15, 2025;

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219,010,074 shares of common stock issuable upon the exercise of our warrants outstanding as of May 15, 2025, at a weighted-average exercise price of $7.42 per share;

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42,000,000 shares of common stock issuable upon the exercise of our pre-funded warrants outstanding as of May 15, 2025, at a weighted-average exercise price of $0.00001 per share;

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shares of common stock that may be issued in the Common Stock Offering;

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any shares of common stock underlying any Depositary Shares that may be issued in this offering; and

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any shares of common stock that may be paid in respect of dividends on the Depositary Shares.

Summary Historical and Unaudited Pro Forma Financial Information of QXO
The following table presents summary historical consolidated financial information for QXO and unaudited pro forma combined financial information for QXO and QXO Building Products as of the dates and for the periods indicated.
The summary historical consolidated statements of operations data for the years ended December 31, 2024 and 2023 and the consolidated balance sheet data as of December 31, 2024 and 2023 presented below have been derived from QXO’s audited consolidated financial statements incorporated by reference into this prospectus supplement. In addition, the summary historical consolidated statements of operations data for the three months ended March 31, 2025 and 2024 and the consolidated balance sheet data as of as of March 31, 2025 have been derived from QXO’s unaudited condensed financial statements incorporated by reference into this prospectus supplement. The unaudited condensed consolidated financial statements have been prepared on the same basis as the audited financial statements and reflect, in the opinion of management, adjustments of a normal, recurring nature that are necessary for a fair statement of the unaudited condensed consolidated financial statements. The information set forth below should be read together with the other information contained in QXO’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and QXO’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, each incorporated by reference into this prospectus supplement. The results for the three months ended March 31, 2025 are not necessarily indicative of the results that may be expected for any other interim period or for the full fiscal year.
The unaudited pro forma combined financial information is based upon the historical consolidated and combined financial information of QXO and QXO Building Products, after giving effect to the Transactions, as if the Transactions had occurred on January 1, 2024, in the case of statements of operations data, or on March 31, 2025, in the case of balance sheet data. The unaudited pro forma combined financial information should be read in conjunction with the financial statements presented in “Unaudited Pro Forma Combined Financial Information” and related notes thereto incorporated by reference in this prospectus supplement. The unaudited pro forma financial information is presented for illustrative purposes only.
	Pro Forma Combined		QXO, Inc.
(in millions)	Three Months Ended March 31, 2025	Year Ended December 31, 2024	Three Months Ended March 31,		Year Ended December 31,
			2025	2024	2024	2023
Statement of Operations Data:
Revenue:
Net sales	$1,921.3	$9,820.1	$13.5	$14.4	$56.8	$54.5
Cost of products sold	1,448.1	7,326.5	8.1	8.8	33.9	32.9
Gross profit	473.2	2,493.6	5.4	5.6	22.9	21.6
Total operating expense	632.9	2,452.5	44.7	5.4	93.9	22.9
Interest expense (income), financing costs and other, net	10.5	154.0	(56.6)	—	(121.8)	0.1
Loss on debt extinguishment	—	31.8	—	—	—	—
Provision for (benefit from) for income taxes	(45.6)	(30.3)	8.5	0.1	22.8	(0.3)
Net income (loss)	$(124.6)	$(114.4)	$8.8	$0.1	$28.0	$(1.1)

	Pro Forma Combined	QXO, Inc.
(in millions)	As of March 31, 2025	As of March 31, 2025	As of December 31,
			2024	2023
Balance Sheet Data:
Cash and cash equivalents	$560.2	$5,081.7	$5,068.5	$6.1
Total assets	15,887.1	5,113.2	5,098.3	20.5
Total liabilities	8,482.6	53.8	45.4	13.0
Total stockholders’ equity	7,404.5	5,059.4	5,052.9	7.5

Summary Historical Consolidated Financial Information of QXO Building Products
The following table presents selected historical consolidated financial information for QXO Building Products as of the dates and for the periods indicated. We have derived the consolidated statement of operations data for the fiscal years ended December 31, 2024, 2023 and 2022 and the consolidated balance sheet data as of and for the years ended December 31, 2024 and 2023 from QXO Building Products’ audited consolidated financial statements, which are incorporated by reference into this prospectus supplement. We have derived the statement of consolidated operations data for the three months ended March 31, 2025 and 2024 and the consolidated balance sheet data as of March 31, 2025 from QXO Building Products’ unaudited consolidated financial statements, which are incorporated by reference into this prospectus supplement. The unaudited condensed consolidated financial statements have been prepared on the same basis as the audited financial statements and reflect, in the opinion of management, adjustments of a normal, recurring nature that are necessary for a fair statement of the unaudited condensed consolidated financial statements. The results for the three months ended March 31, 2025 are not necessarily indicative of the results that may be expected for any other interim period or for the full fiscal year.
QXO Building Products’ historical results for the periods indicated below are not necessarily indicative of the results that may be expected for any future period following the Beacon Acquisition. The information set forth below should be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the other information contained in QXO Building Products’ consolidated financial statements and “Unaudited Pro Forma Combined Financial Information,” in each case incorporated by reference into this prospectus supplement.
	Three Months Ended March 31,		Year Ended December 31,
(in millions)	2025	2024	2024	2023	2022
Income Statement Data:
Revenue:
Net sales	$1,907.8	$1,912.4	$9,763.2	$9,119.8	$8,429.7
Cost of products sold	1,440.0	1,439.2	7,258.4	6,777.1	6,194.2
Gross profit	467.8	473.2	2,504.8	2,342.7	2,235.5
Operating expense:
Selling, general and administrative	436.5	381.5	1,637.6	1,454.3	1,372.9
Depreciation	31.4	25.5	109.9	91.2	75.1
Amortization	23.3	21.1	91.9	85.0	84.1
Total operating expense	491.2	428.1	1,839.4	1,630.5	1,532.1
Income (loss) from operations	(23.4)	45.1	665.4	712.2	703.4
Interest expense, financing costs and other, net	42.2	38.6	177.3	126.1	83.7
Loss on debt extinguishment	—	2.4	2.4	—	—
Income (loss) before provision for income taxes	(65.6)	4.1	485.7	586.1	619.7
Provision for (benefit from) income taxes	(22.5)	(1.5)	124.0	151.1	161.3
Net income (loss)	$(43.1)	$5.6	$361.7	$435.0	$458.4
Other Financial Data:
Adjusted EBITDA(1)	$82.2	$103.1	$930.2	$929.6	$910.0

(in millions)	As of March 31, 2025	As of December 31,
		2024	2023
Balance Sheet Data:
Cash and cash equivalents	$57.4	$74.3	$84.0
Total assets	7,345.1	6,953.6	6,207.7
Total liabilities	5,401.7	4,961.1	4,384.2
Total stockholders’ equity	1,943.4	1,992.5	1,823.5

(1)
Adjusted EBITDA is defined as net income (loss), excluding the impact of interest expense (net of interest income), income taxes, depreciation and amortization, stock-based compensation, and the adjusting items (as described below).

These supplemental non-GAAP measures are used to evaluate financial performance, analyze the underlying trends in the business, establish operational goals and forecasts that are used when allocating resources. We believe these non-GAAP measures are useful because they permit investors to better understand changes over comparative periods by providing financial results that are unaffected by certain items that are not indicative of ongoing operating performance.
These non-GAAP measures are not prepared and presented in accordance with GAAP, and therefore should be considered supplemental in nature. These non-GAAP measures should not be considered in isolation or as a substitute for other financial performance measures presented in accordance with GAAP. These non-GAAP financial measures may have material limitations including, but not limited to, the exclusion of certain costs without a corresponding reduction of net income for the income generated by the assets to which the excluded costs relate. In addition, these non-GAAP financial measures may differ from similarly titled measures presented by other companies.
The impact of the following expense (income) items is excluded from each of our non-GAAP measures (the “adjusting items”):
•
Acquisition costs.   Represent certain direct and incremental costs related to acquisitions, including: amortization of intangible assets; professional fees, branch integration expenses, travel expenses, employee severance and retention costs, and other personnel expenses classified as selling, general and administrative; gains/losses related to changes in fair value of contingent consideration or holdback liabilities; and amortization of debt issuance costs. Acquisition costs are impacted by the timing and size of the acquisitions. Acquisition costs are excluded from the non-GAAP financial measures to provide a useful comparison of operating results to prior periods and to peer companies because such amounts vary significantly based on the magnitude of the acquisition and do not reflect core operations.

•
Restructuring costs.   Represent costs stemming from headcount rationalization efforts and certain rebranding costs; impact of divestitures; costs related to changing our fiscal year end; amortization of debt issuance costs; debt refinancing and extinguishment costs; abandoned lease costs; and costs associated with responding to unsolicited acquisition proposals and attempts to acquire control of the company. Restructuring costs are excluded from the non-GAAP financial measures, as such items vary significantly based on the magnitude of the restructuring activity and also do not reflect expected future operating expenses. Additionally, these costs do not necessarily provide meaningful insight into the current or past core operations of the business.

•
COVID-19 impacts.   Represent costs directly related to the COVID-19 pandemic. Beginning January 1, 2023, we determined COVID-19 impacts should no longer be considered an adjusting item. This change was applied prospectively.

The following is a reconciliation of net (loss) income to Beacon adjusted EBITDA for the periods presented below:
(in millions)	Three Months Ended March 31,		Year Ended December 31,
	2025	2024	2024	2023	2022
Net (loss) income	$(43.1)	$5.6	$361.7	$435.0	$458.4
Interest expense, net	44.2	39.1	182.7	131.9	86.3
Income taxes	(22.5)	(1.5)	124.0	151.1	161.3
Depreciation and amortization	54.7	46.6	201.8	176.2	159.2
Stock-based compensation	9.2	7.4	31.0	28.0	27.6
Acquisition costs	0.9	3.0	12.0	6.9	6.3
Restructuring costs	38.8	2.9	17.0	0.5	8.9
COVID-19 impacts	—	—	—	—	2.0
Adjusted EBITDA	$82.2	$103.1	$930.2	$929.6	$910.0

RISK FACTORS
An investment in the Depositary Shares involves significant risks. This prospectus supplement does not describe all of the risks of an investment in the Depositary Shares. You should carefully consider the risks described below, as well as the other information we have provided in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference before you decide to invest in the Depositary Shares. The risks described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently view as immaterial may also materially and adversely affect our business, financial condition, operating results and prospects, as well as the value of our Depositary Shares.
Risks Related to this Offering and Ownership of the Depositary Shares and the Mandatory Convertible Preferred Stock
You are making an investment decision in the Depositary Shares as well as in our Mandatory Convertible Preferred Stock.
As described in this prospectus supplement, you are investing in Depositary Shares that represent fractional interests in our Mandatory Convertible Preferred Stock. The bank depositary will rely solely on the dividend payments and other distributions on the Mandatory Convertible Preferred Stock it receives from us to fund all dividend payments and other distributions on the Depositary Shares.
You will bear the risk of a decline in the market price of our common stock between the pricing date for the Depositary Shares and the mandatory conversion date.
The number of shares of our common stock that you would receive upon mandatory conversion of our Mandatory Convertible Preferred Stock (and the related conversion of the Depositary Shares) is not fixed, but instead will depend on the applicable market value, which is the average VWAP per share of our common stock over the final averaging period, which is the 20 consecutive trading day period beginning on, and including, the 21st scheduled trading day immediately preceding May 15, 2028. The aggregate market value of the shares of our common stock that you would receive upon mandatory conversion may be less than the aggregate liquidation preference of the Mandatory Convertible Preferred Stock represented by your Depositary Shares. Specifically, if the applicable market value of our common stock is less than the initial price, which is calculated by dividing $1,000 by the maximum conversion rate and initially equals $         (approximately the per share public offering price of our common stock in the Common Stock Offering (or, if the Common Stock Offering does not price, the closing price of our common stock on May    , 2025)), subject to certain anti-dilution adjustments, the market value of the shares of our common stock that you would receive upon mandatory conversion of each share of Mandatory Convertible Preferred Stock will be less than the $1,000 liquidation preference per share of Mandatory Convertible Preferred Stock (and, accordingly the market value of shares of our common stock that you would receive upon mandatory conversion of each Depositary Share will be less than the $50 liquidation preference per Depositary Share), and an investment in the Depositary Shares would result in a loss. Accordingly, you will bear the entire risk of a decline in the market price of our common stock. Any such decline could be substantial.
In addition, because the number of shares delivered to you upon mandatory conversion will be based upon the applicable market value, which is the average VWAP per share of our common stock over the final averaging period, the shares of common stock you receive upon mandatory conversion may be worth less than the shares of common stock you would have received had the applicable market value been equal to the VWAP per share of our common stock on the mandatory conversion date or the average VWAP of our common stock over a different period of days.
Purchasers of the Depositary Shares may not realize any or all of the benefit of an increase in the market price of shares of our common stock.
The aggregate market value of the shares of our common stock that you will receive upon mandatory conversion of each share of our Mandatory Convertible Preferred Stock (and the related conversion of the Depositary Shares) on the mandatory conversion date will only exceed the liquidation preference of $1,000 per share of Mandatory Convertible Preferred Stock (and the liquidation preference of $50 per Depositary Share) if the applicable market value of our common stock exceeds the threshold appreciation price, which is

calculated by dividing $1,000 by the minimum conversion rate and initially equals $        , subject to certain anti-dilution adjustments. The threshold appreciation price represents an appreciation of approximately     % over the initial price. If the applicable market value of our common stock exceeds the threshold appreciation price, you will receive on the mandatory conversion date approximately      % (which percentage is approximately equal to the initial price divided by the threshold appreciation price) of the value of our common stock that you would have received if you had made a direct investment in our common stock on the date of this prospectus supplement. This means that the opportunity for equity appreciation provided by an investment in the Depositary Shares (and the underlying Mandatory Convertible Preferred Stock) is less than that provided by a direct investment in shares of our common stock.
In addition, if the market value of our common stock appreciates and the applicable market value of our common stock is equal to or greater than the initial price but less than or equal to the threshold appreciation price, the aggregate market value of the shares of our common stock that you would receive upon mandatory conversion will only be equal to the aggregate liquidation preference of the Mandatory Convertible Preferred Stock (and, correspondingly, the aggregate market value of our common stock that you would receive upon the related mandatory conversion of the Depositary Shares will only be equal to the aggregate liquidation preference of the Depositary Shares), and you will realize no equity appreciation on our common stock.
The market price of our common stock, which may fluctuate significantly, will directly affect the market price for the Depositary Shares.
We expect that, generally, the market price of our common stock will affect the market price of the Depositary Shares more than any other single factor. This may result in greater volatility in the market price of the Depositary Shares than would be expected for nonconvertible preferred stock or depositary shares representing nonconvertible preferred stock. The market price of our common stock could fluctuate significantly in response to a number of factors, including changing laws and regulations that may impact our business, our ability to obtain financing on satisfactory terms, changes in recommendations by financial analysts as well as economic, financial, political and other factors, many of which are beyond our control. For more information regarding such factors, see the section titled “— Risks Related to Our Common Stock” and “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
In addition, we expect that the market price of the Depositary Shares will be influenced by yield and interest rates in the capital markets, the time remaining to the mandatory conversion date, our creditworthiness and the occurrence of certain events affecting us that do not require an adjustment to the fixed conversion rates. Fluctuations in yield rates in particular may give rise to arbitrage opportunities based upon changes in the relative values of the Depositary Shares and our common stock. Any such arbitrage could, in turn, affect the market prices of our common stock and the Depositary Shares. The market price of our common stock could also be affected by possible sales of our common stock by investors who view the Depositary Shares as a more attractive means of equity participation in us and by hedging or arbitrage trading activity that we expect to develop involving our common stock. This trading activity could, in turn, affect the market price of the Depositary Shares.
Regulatory actions may adversely affect the trading price and liquidity of the Depositary Shares.
We expect that many investors in, and potential purchasers of, the Depositary Shares will employ, or seek to employ, a convertible arbitrage strategy with respect to the Depositary Shares. Investors would typically implement such a strategy by selling short the common stock underlying the convertible securities and dynamically adjusting their short position while continuing to hold the securities. Investors may also implement this type of strategy by entering into swaps on our common stock in lieu of or in addition to short selling the common stock.
The SEC and other regulatory and self-regulatory authorities have implemented various rules and taken certain actions, and may in the future adopt additional rules and take other actions, that may impact those engaging in short selling activity involving equity securities (including our common stock). Such rules and actions include Rule 201 of SEC Regulation SHO, the adoption by the Financial Industry Regulatory Authority, Inc. and the national securities exchanges of a “Limit Up-Limit Down” program, the imposition of market-wide circuit breakers that halt trading of securities for certain periods following specific market declines, and the implementation of certain regulatory reforms required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Any governmental or regulatory action that restricts the ability of investors in, or potential purchasers of, the Depositary Shares to effect short sales of our common stock, borrow our common stock or enter into swaps on our common stock could adversely affect the trading price and the liquidity of the Depositary Shares.
The fundamental change conversion rate and the payment of the fundamental change dividend make-whole amount upon the occurrence of certain fundamental changes may not adequately compensate you for the lost option value and lost dividends as a result of early conversion upon a fundamental change.
If a fundamental change (as defined under the section titled “Description of Mandatory Convertible Preferred Stock — Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount”) occurs on or prior to May 15, 2028, the fundamental change conversion rate will apply to any shares of Mandatory Convertible Preferred Stock (and, accordingly, the Depositary Shares) converted during the fundamental change conversion period (as defined under the section titled “Description of Mandatory Convertible Preferred Stock — Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount”) unless the stock price is less than $      or above $      (in each case, subject to adjustment) and, with respect to those shares of Mandatory Convertible Preferred Stock (and, accordingly, those Depositary Shares) converted, you will also receive, among other consideration, a fundamental change dividend make-whole amount, subject to our right to deliver shares of common stock in lieu of all or part of such amount and subject to the terms described under the section titled “Description of Mandatory Convertible Preferred Stock — Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount.” The number of shares of common stock to be issued upon conversion in connection with a fundamental change will be determined as described under the section titled “Description of Mandatory Convertible Preferred Stock — Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount.” Although the fundamental change conversion rate and the payment of the fundamental change dividend make-whole amount are generally designed to compensate you for the lost option value that you would suffer and the dividends you would lose as a result of converting your Depositary Shares representing our Mandatory Convertible Preferred Stock upon a fundamental change, the fundamental change conversion rate is also designed to compensate us for the lost option value that we would suffer as a result of any such conversion. As a result, in many cases the fundamental change conversion rate will be less than the conversion rate that would apply upon mandatory conversion. The fundamental change conversion rate and fundamental change dividend make-whole amount are generally only an approximation of such lost option value and lost dividends and may not adequately compensate you for your actual loss. Furthermore, our obligation to deliver a number of shares of common stock per share of the Mandatory Convertible Preferred Stock (and your corresponding right to receive a proportionate number of shares of our common stock per Depositary Share) equal to the fundamental change conversion rate and pay the fundamental change dividend make-whole amount (whether paid or delivered, as the case may be, in cash or shares of our common stock) upon a conversion during the fundamental change conversion period could be considered a penalty under state law, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.
The fixed conversion rates of the Mandatory Convertible Preferred Stock and, in turn, the Depositary Shares may not be adjusted for all dilutive events that may adversely affect the market price of the Depositary Shares or the common stock issuable upon conversion of the Mandatory Convertible Preferred Stock.
The fixed conversion rates of the Mandatory Convertible Preferred Stock and, in turn, the Depositary Shares, are subject to adjustment only for share subdivisions and combinations, share dividends and specified other transactions. See the section titled “Description of Mandatory Convertible Preferred Stock — Anti-dilution Adjustments” for further discussion of anti-dilution adjustments. However, other events, such as grants under employee benefit or incentive plans, offerings of our common stock or other securities convertible into common stock (other than those set forth under the section titled “Description of Mandatory Convertible Preferred Stock — Anti-dilution Adjustments”) for cash or in connection with acquisitions or third-party tender or exchange offers, which may adversely affect the market price of our common stock, may not result in any adjustment. Further, if any of these other events adversely affects the market price of our common stock, it may also adversely affect the market price of the Depositary Shares. In addition, the terms of our Mandatory Convertible Preferred Stock and the Depositary Shares do not restrict our ability to offer common stock or other securities convertible into common stock in the future, including offering a new series of preferred stock that ranks equally with our Mandatory Convertible Preferred Stock as to dividend payments and liquidation preference, or to engage in other transactions that could dilute our common stock. We have no obligation to consider the specific interests of the holders of our Mandatory Convertible Preferred Stock or the Depositary Shares in engaging in any such offering or transaction.
The Convertible Perpetual Preferred Stock will rank senior to the Mandatory Convertible Preferred Stock as to dividend payments and liquidation preference, which may negatively affect your investment.
The Convertible Perpetual Preferred Stock will rank senior to the Mandatory Convertible Preferred Stock as to dividend rights and rights upon our liquidation, winding-up or dissolution. The existence of the Convertible Perpetual Preferred Stock will therefore have the effect of reducing the amounts available to the holders of the Mandatory Convertible Preferred Stock (and, accordingly, to holders of the Depositary Shares) in the event of our liquidation, winding-up or dissolution. Moreover, if we do not have sufficient funds to pay dividends on the outstanding Mandatory Convertible Preferred Stock (and, accordingly, the Depositary Shares) and the outstanding Convertible Perpetual Preferred Stock, dividends on the Convertible Perpetual Preferred Stock would have to be paid in full before any dividends could be paid on the Mandatory Convertible Preferred Stock (and, accordingly, the Depositary Shares).
The Common Stock Offering, and the possibility of the sale or issuance of our common stock in the future, could reduce the market price of our common stock and, in turn, the Depositary Shares.
Concurrently with this offering, we are also making a public offering of             shares of our common stock. In the Common Stock Offering, we have granted the underwriters of the Common Stock Offering an option to purchase up to an additional            shares of our common stock. This offering is not conditioned on the closing of the Common Stock Offering, and the Common Stock Offering is not conditioned on the closing of this offering, and there can be no assurances it will be completed. In the future, we may sell additional shares of our common stock to raise capital or acquire interests in other companies by using a combination of cash and our common stock or just our common stock. Any of these events may dilute your ownership interest in our company and have an adverse impact on the price of our common stock and, in turn, the Depositary Shares. In addition, a substantial number of shares of our common stock is reserved for issuance upon the exercise of stock options, restricted stock units and performance restricted stock units, upon conversion of the Convertible Perpetual Preferred Stock and upon conversion of the Mandatory Convertible Preferred Stock, and we may also issue a substantial number of shares of our common stock to pay dividends on the Mandatory Convertible Preferred Stock. Furthermore, sales of a substantial amount of our common stock in the public market, or the perception that these sales or other issuances may occur, could reduce the market price of our common stock and, in turn, the Depositary Shares. This could also impair our ability to raise additional capital through the sale of our securities.
You will have no rights with respect to our common stock until you convert your Depositary Shares, but you may be adversely affected by certain changes made with respect to our common stock.
You will have no rights with respect to our common stock, including voting rights, rights to respond to common stock tender offers, if any, and rights to receive dividends or other distributions on our common stock, if any, prior to the conversion date with respect to a conversion of your Depositary Shares, but your investment in the Depositary Shares may be negatively affected by these events. Upon conversion, you will be entitled to exercise the rights of a holder of common stock only as to matters for which the record date occurs on or after the conversion date. For example, in the event that an amendment is proposed to our Fifth Amended and Restated Certificate of Incorporation or our Amended and Restated Bylaws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to the conversion date, you will not be entitled to vote on the amendment, unless it would materially and adversely affect the rights, preferences, privileges and voting powers of the Mandatory Convertible Preferred Stock, although you will nevertheless be subject to any changes in the powers, preferences or rights of our common stock.

You will have no voting rights except under limited circumstances, and you will need to act through the bank depositary to exercise voting rights with respect to our Mandatory Convertible Preferred Stock.
You do not have voting rights, except with respect to certain amendments to the terms of the Mandatory Convertible Preferred Stock, in the case of certain dividend arrearages, in certain other limited circumstances and except as specifically required by Delaware law. You will have no right to vote for any members of our board of directors except in the case of certain dividend arrearages. If dividends on any shares of the Mandatory Convertible Preferred Stock have not been declared and paid for the equivalent of six or more dividend periods (including, for the avoidance of doubt, the dividend period beginning on, and including, the initial issue date and ending on, but excluding, August 15, 2025), whether or not for consecutive dividend periods, the holders of shares of Mandatory Convertible Preferred Stock, voting together as a single class with holders of any and all other classes or series of our preferred stock ranking equally with the Mandatory Convertible Preferred Stock either as to dividends and the distribution of assets upon liquidation, winding-up or dissolution and having similar voting rights, will be entitled to vote for the election of a total of two additional members of our board of directors, subject to the terms and limitations described under the section titled “Description of Mandatory Convertible Preferred Stock — Voting Rights.” Holders of Depositary Shares must act through the bank depositary to exercise any voting rights in respect of our Mandatory Convertible Preferred Stock.
Our Mandatory Convertible Preferred Stock will rank junior to all of our and our subsidiaries’ liabilities, as well as the capital stock of our subsidiaries held by third parties, in the event of a bankruptcy, liquidation, winding-up or dissolution of our or our subsidiaries’ assets.
In the event of a bankruptcy, liquidation, winding-up or dissolution, our assets will be available to make payments to holders of our Mandatory Convertible Preferred Stock only after all of our liabilities have been paid. In addition, our Mandatory Convertible Preferred Stock will rank structurally junior to all existing and future liabilities of our subsidiaries, as well as the capital stock of our subsidiaries held by third parties. Your rights to participate in the assets of our subsidiaries upon any liquidation or reorganization of any subsidiary will rank junior to the prior claims of that subsidiary’s creditors and third-party equity holders. In the event of a bankruptcy, liquidation, winding-up or dissolution, there may not be sufficient assets remaining, after paying our and our subsidiaries’ liabilities, to pay any amounts to the holders of our Mandatory Convertible Preferred Stock then outstanding. At March 31, 2025, after giving effect to the Transactions, we would have had $3,841.1 million of outstanding indebtedness.
Our ability to pay dividends on our Mandatory Convertible Preferred Stock may be limited.
Our payment of dividends on our Mandatory Convertible Preferred Stock in the future will be determined by our board of directors (or an authorized committee thereof) in its sole discretion and will depend on business conditions, our financial condition, earnings and liquidity, and other factors.
The agreements governing our existing indebtedness limit, and the agreements governing any future indebtedness of ours may limit, our ability to pay cash dividends on our capital stock, including the Mandatory Convertible Preferred Stock. Our existing indebtedness limits the ability of certain of our subsidiaries to make distributions to enable us to make payments in respect of the Mandatory Convertible Preferred Stock. Therefore, we may be unable to pay dividends in cash on the Mandatory Convertible Preferred Stock.
In addition, under Delaware law, our board of directors (or an authorized committee thereof) may declare dividends on our capital stock (whether in cash or in shares of our common stock) only to the extent of our statutory “surplus” (which is defined as the amount equal to total assets minus total liabilities, in each case at fair market value, minus statutory capital), or if there is no such surplus, out of our net profits for the then-current and/or immediately preceding fiscal year. Further, even if we are permitted under our contractual obligations and Delaware law to pay cash dividends on the Mandatory Convertible Preferred Stock, we may not have sufficient cash to pay dividends in cash on the Mandatory Convertible Preferred Stock (and, in turn, on the Depositary Shares).
If upon mandatory conversion or an early conversion at the option of a holder (other than during a fundamental change conversion period, except in limited circumstances) we have not declared all or any portion of the accumulated and unpaid dividends payable on the Mandatory Convertible Preferred Stock for specified periods, the applicable conversion rate will be adjusted so that converting holders receive an additional number of shares of common stock having a market value generally equal to the amount of such accumulated and unpaid dividends, subject to the limitations described under the section titled “Description of the Mandatory Convertible Preferred Stock — Mandatory Conversion” and “Description of the Mandatory Convertible Preferred Stock — Conversion at the Option of the Holder.” If upon an early conversion during the fundamental change conversion period we have not declared all or any portion of the accumulated and unpaid dividends payable on the Mandatory Convertible Preferred Stock for specified periods, we will pay the amount of such accumulated and unpaid dividends in cash, shares of our common stock or any combination thereof, in our sole discretion (or, in certain circumstances, make a corresponding adjustment to the conversion rate), subject in each case to the limitations described under the section titled “Description of the Mandatory Convertible Preferred Stock — Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount.” In the case of mandatory conversion or conversion upon a fundamental change, if these limits to the adjustment of the conversion rate or the amount of such dividends payable in shares, as applicable, are reached, we will pay the shortfall in cash if we are legally permitted to do so. We will not have an obligation to pay the shortfall in cash if these limits to the adjustment of the conversion rate are reached in the case of an early conversion at the option of the holder (or in the case of an early conversion during the fundamental change conversion period, if we are required to make an adjustment to the conversion rate in respect of any accumulated and unpaid dividends).
You may be subject to tax upon a declaration of dividends or an adjustment to the conversion rate of the Mandatory Convertible Preferred Stock and the Depositary Shares even though you do not receive a corresponding cash distribution.
We may elect to pay a dividend in whole or in part in shares of our common stock. Refer to the section titled “Description of Mandatory Convertible Preferred Stock — Dividends.” Although it is not free from doubt, these distributions should be treated for U.S. federal income tax purposes as if the holder received a distribution of cash in an amount equal to the fair market value of the distributed common stock on the date of the distribution and thus should generally be subject to the rules applicable to cash distributions (as discussed under the sections titled “Material United States Federal Income Tax Consequences — Taxation of U.S. Holders — Distributions” and “Material United States Federal Income Tax Consequences — Taxation of Non-U.S. Holders — Distributions” below).
The conversion rate of the Mandatory Convertible Preferred Stock and the Depositary Shares is subject to adjustment in certain circumstances. Refer to the section titled “Description of Mandatory Convertible Preferred Stock — Anti- dilution Adjustments.” If, as a result of an adjustment (or failure to make an adjustment), your proportionate interest in our assets or earnings and profits is increased, you (as a holder of Depositary Shares, our Mandatory Convertible Preferred Stock, or our common stock) may be deemed to have received for U.S. federal income tax purposes a taxable dividend without the receipt of any cash or property. In these circumstances and possibly others, you may be subject to tax even though you have received no cash with which to pay that tax, thus giving rise to an out-of-pocket expense.
If you are a Non-U.S. Holder (as defined under the section titled “Material United States Federal Income Tax Consequences”), any dividend payable in shares or deemed dividend generally will be subject to U.S. federal withholding tax (currently at a 30% rate, or such lower rate as may be specified by an applicable treaty). If we (or an applicable withholding agent) are required to withhold on such deemed distributions and pay the applicable withholding taxes because such deemed distribution does not give rise to any cash from which any applicable withholding tax could be satisfied, we may, at our option, or an applicable withholding agent may, withhold such taxes from payments of cash or shares of common stock payable on the Depositary Shares, our Mandatory Convertible Preferred Stock or our common stock. Refer to the section titled “Material United States Federal Income Tax Consequences” for a further discussion of U.S. federal tax implications for U.S. Holders (as defined therein) and Non-U.S. Holders.
Certain rights of the holders of the Mandatory Convertible Preferred Stock could delay or prevent an otherwise beneficial takeover or takeover attempt of us and, therefore, the ability of holders of the Mandatory Convertible Preferred Stock to exercise their rights associated with a potential fundamental change.
Certain rights of the holders of the Mandatory Convertible Preferred Stock could make it more difficult or more expensive for a third party to acquire us. For example, if a fundamental change were to occur on or prior to May 15, 2028, holders of the Mandatory Convertible Preferred Stock may have the right to convert their shares of Mandatory Convertible Preferred Stock, in whole or in part, at an increased conversion rate and will also be entitled to receive a fundamental change dividend make-whole amount equal to the present value of all remaining dividend payments on their shares of Mandatory Convertible Preferred Stock. See the section titled “Description of Mandatory Convertible Preferred Stock — Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount.” These features of the Mandatory Convertible Preferred Stock could increase the cost of acquiring us or otherwise discourage a third party from acquiring us or removing incumbent management. In addition, provisions of Delaware law and our Fifth Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws could make it more difficult for a third party to acquire control of us or have the effect of discouraging a third party from attempting to acquire control of us.
An active trading market for the Depositary Shares does not exist and may not develop.
The Depositary Shares are a new issue of securities with no established trading market. We intend to apply to list the Depositary Shares on the New York Stock Exchange under the symbol “QXO.PRB.” However, no assurance can be given that our Depositary Shares will be listed or that any such application for listing will be approved. Even if the Depositary Shares are approved for listing on the New York Stock Exchange, such listing does not guarantee that a trading market for the Depositary Shares will develop or, if a trading market for the Depositary Shares does develop, the depth or liquidity of that market or the ability of the holders to sell the Depositary Shares, or to sell the Depositary Shares at a favorable price.
The closing of this offering is not contingent upon the closing of the Common Stock Offering, and vice versa.
The closing of this offering is not contingent upon the closing of the Common Stock Offering. Therefore, it is possible that this offering occurs and the Common Stock Offering does not occur, or vice versa. We cannot assure you that the Common Stock Offering will be completed on the terms described herein, if at all. Accordingly, if you decide to purchase Depositary Shares, you should be willing to do so whether or not we complete the Common Stock Offering. This prospectus supplement is not an offer to sell or a solicitation of an offer to buy any of the common stock being offered in the Common Stock Offering.
Risks Related to Our Common Stock
The market price of our common stock has been and may continue to be highly volatile, and you could lose all or a substantial portion of your investment.
The trading price of our common stock has been and may continue to be highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control and may not be related to our operating performance. Our common stock has a concentrated ownership among our significant stockholders and, as a result, our common stock may be less liquid and have greater stock price volatility than the common stock of companies with broader public ownership.
Our stock price could be subject to wide fluctuations in response to a variety of factors, including:
•
whether we achieve our anticipated corporate objectives;

•
changes in financial or operational estimates or projections;

•
termination of lock-up agreements or other restrictions on the ability of our stockholders and other security holders to sell our securities; and

•
general economic or political conditions in the United States or elsewhere.

In addition, the stock market in general has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the affected companies. Such rapid and substantial price volatility, including any stock run-up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our common stock. This volatility may prevent you from being able to sell your shares of common stock at or above the effective price you paid for them.

The Common Stock Offering and future sales of substantial amounts of our common stock in the public markets, or the perception that such sales might occur, could cause the market price of our common stock to decline significantly, even if our business is doing well.
The Common Stock Offering, if completed, and sales of a substantial number of shares of our common stock in the public market, or the perception that these sales might occur, could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that sales may have on the prevailing market price of our common stock.
Sales of our common stock by current stockholders may make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate, and make it more difficult to sell shares of our common stock. We have filed a registration statement and prospectus supplement registering the resale of 789,549,465 shares of common stock held by, or issuable upon conversion or exercise of securities held by, stockholders party to certain agreements with QXO providing them with registration rights. In addition, we have agreed to file a prospectus supplement within 30 days following the closing of the Beacon Acquisition to register the resale of 67,528,459 shares of common stock. Substantial sales of securities by these stockholders and investors, or the perception that substantial sales will be made in the public market, could have a material adverse effect on the market price for our common stock.
In addition, pursuant to QXO’s registration rights agreement with Jacobs Private Equity II, LLC (“JPE”) and certain other investors party thereto, JPE has certain demand registration rights that may require us to conduct underwritten offerings of shares. Any shares of common stock sold in these offerings will be freely tradable. In the event such registration rights are exercised and a large number of shares of common stock is sold, such sales could reduce the trading price of our common stock. These sales also could impede our ability to raise future capital.
We have also registered on Form S-8 all shares of common stock that are issuable under the Plan, including shares of common stock that are issuable upon the exercise and/or vesting of equity awards granted in connection with the Beacon Acquisition that replaced certain previously outstanding Beacon awards. As a consequence, these shares can be freely sold in the public market upon issuance. Any sales of shares by these stockholders could have a negative impact on the trading price of our common stock and result in dilution.
The Mandatory Convertible Preferred Stock and the Depositary Shares may adversely affect the market price of our common stock.
The market price of our common stock is likely to be influenced by the Mandatory Convertible Preferred Stock and the Depositary Shares, if and when issued. The market price of our common stock could become more volatile and could be depressed by: (i) investors’ anticipation of the potential resale in the market of a substantial number of additional shares of common stock received upon conversion of the Mandatory Convertible Preferred Stock (and, correspondingly, the Depositary Shares); (ii) possible sales of our common stock by investors who view the Depositary Shares as a more attractive means of equity participation in us than owning shares of common stock; and (iii) hedging or arbitrage trading activity that we expect to develop involving the Depositary Shares and our common stock.
Our common stock ranks junior to our Convertible Perpetual Preferred Stock and will rank junior to our Mandatory Convertible Preferred Stock, if issued, with respect to dividends and amounts payable in the event of our liquidation, winding-up or dissolution.
Our common stock ranks junior to our Convertible Perpetual Preferred Stock and will rank junior to our Mandatory Convertible Preferred Stock, if issued, with respect to the payment of dividends and amounts payable in the event of our liquidation, winding-up or dissolution. This means that, unless accumulated dividends have been paid or set aside for payment on all our outstanding Convertible Perpetual Preferred Stock and Mandatory Convertible Preferred Stock through the most recently completed dividend period, no dividends may be declared or paid on our common stock subject to limited exceptions. Likewise, in the event of our voluntary or involuntary liquidation, winding-up or dissolution, no distribution of our assets may be made to holders of our common stock until we have paid to holders of our Convertible Perpetual Preferred Stock and Mandatory Convertible Preferred Stock a liquidation preference equal to $1,000 per share plus accumulated and unpaid dividends.
An active, liquid trading market for our common stock may not develop or, if developed, may not be sustained.
There has been limited trading volume of our common stock since we began trading on Nasdaq and, following the transfer of our listing in January 2025, the NYSE. An active, liquid trading market for our common stock may not be sustained. The lack of an active market may reduce the market price of our common stock, and you may not be able to sell your shares at an attractive price, or at all. An inactive market may also impair our ability to raise capital by selling shares of our common stock in the future and may impair our ability to enter into strategic collaborations or acquire companies by using our shares of common stock as consideration.
If too few securities or industry analysts publish research, or publish inaccurate or unfavorable research, about our business, the price of our common stock and our trading volume could decline.
The trading market for our common stock will depend in part on the research and reports that securities or industry analysts publish about us or our business. If too few securities or industry analysts commence coverage of QXO, the trading price for our common stock would likely be negatively affected. Furthermore, if one or more of the analysts who cover us downgrade us or publish inaccurate or unfavorable research about our business, the price of our common stock would likely decline. If one or more of these analysts cease coverage of QXO or fail to publish reports on us regularly, demand for our common stock could decrease, which might cause the price of our common stock and trading volume to decline.
We currently do not intend to pay dividends on our common stock in the foreseeable future. As a result, your ability to achieve a return on your investment may depend on appreciation in the market price of our common stock.
We currently intend to retain all available funds and any future earnings for use in the operation of our business and do not anticipate paying any dividends on our common stock in the foreseeable future. Any determination to pay dividends in the future will be at the discretion of our board of directors. Accordingly, investors must for the foreseeable future rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any future gains on their investments.
Raising additional equity capital from public or private markets to pursue our business plan may cause our existing holders of common stock to experience substantial dilution or their shares to have a significant decline in trading price.
We may raise additional equity capital from public or private markets to pursue our business plan for acquisitions, to repay debt or for general corporate purposes. Any future significant issuances of common stock could result in dilution to our existing holders of common stock. Moreover, any significant issuances of common stock or securities convertible into, or exercisable or exchangeable for, our common stock could result in a substantial decline in the trading price of our common stock. As a result, our common stockholders would experience immediate dilution upon the purchase of any shares of our common stock sold at such a discount. In addition, the perception that new issuances of our securities could occur could adversely affect the market price of our common stock.
Anti-takeover provisions contained in our Charter and amended and restated bylaws, as well as provisions of Delaware law, could impair a takeover attempt.
Our Fifth Amended and Restated Certificate of Incorporation (the “Charter”) and amended and restated bylaws contain, and the General Corporation Law of the State of Delaware (the “DGCL”) contains, provisions which could have the effect of rendering more difficult, delaying, or preventing an acquisition deemed undesirable by our board of directors. These provisions provide for the following:
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the right of JPE to designate a significant portion of our board of directors;

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the ability of our remaining directors to fill vacancies on our board of directors;

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limitations on stockholders’ ability to call a special stockholder meeting or act by written consent;

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rules regarding how stockholders may present proposals or nominate directors for election at stockholder meetings;

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the right of our board of directors to issue preferred stock without stockholder approval; and

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the limitation of liability of, and provision of indemnification to, our directors and officers.

These provisions, alone or together, could delay or prevent hostile takeovers and changes in control or changes in our management. In addition, we are subject to Section 203 of the DGCL, which could have the effect of delaying or preventing a change of control that you may favor. Section 203 provides that, subject to limited exceptions, persons that acquire, or are affiliated with persons that acquire, more than 15% of the outstanding voting stock of a Delaware corporation may not engage in a business combination with that corporation, including by merger, consolidation or acquisitions of additional shares, for a three-year period following the date on which that person or any of its affiliates becomes the holder of more than 15% of the corporation’s outstanding voting stock.
Any provision of our Charter, our amended and restated bylaws, or the DGCL that has the effect of delaying or deterring a change in control could limit the opportunity for our stockholders to receive a premium for their shares of our common stock, and could also affect the price that some investors are willing to pay for our common stock.
Our Charter provides that certain courts in the State of Delaware or the federal district courts of the United States for certain types of lawsuits is the sole and exclusive forum for substantially all disputes between us and our stockholders, which could limit our stockholders’ ability to obtain favorable judicial forum for disputes with us or our directors, officers or employees.
Our Charter provides that, unless we consent in writing to the selection of an alternative forum, a state court located within the State of Delaware is the sole and exclusive forum for: (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim for or based on a breach of a fiduciary duty owed by any of our directors, officers or employees to us or our stockholders, including a claim alleging the aiding and abetting of such a breach of fiduciary duty, (iii) any action asserting a claim against us or any of our directors, officers or employees arising pursuant to any provision of the DGCL or of our Charter or our amended and restated bylaws (as either may be amended and/or restated from time to time), (iv) any action asserting a claim related to or involving us that is governed by the internal affairs doctrine, or (v) any action asserting an “internal corporate claim” as defined under the DGCL. The exclusive forum provision does not apply to claims arising under the Securities Act, the Exchange Act or other federal securities laws for which there is exclusive federal or concurrent federal and state jurisdiction. Unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, the Exchange Act or such other federal securities laws.
Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of and, to the fullest extent permitted by law, to have consented to the provisions of our Charter described above. Although we believe this exclusive forum provision benefits us by providing increased consistency in the application of Delaware law and federal securities laws in the types of lawsuits to which each applies, the choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, other employees or stockholders, which may discourage such lawsuits against us and our directors, officers, other employees or stockholders. However, the enforceability of similar forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings. If a court were to find the exclusive choice of forum provision contained in our Charter to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could materially adversely affect our business, financial condition and results of operations.

Risks Related to the Beacon Acquisition
The historical consolidated financial information of QXO Building Products and the unaudited pro forma information included and incorporated by reference in this prospectus supplement may not be a reliable indicator of future results.
The historical consolidated financial information of QXO Building Products and the unaudited pro forma information included and incorporated by reference in this prospectus supplement are not necessarily indicative of what our results of operations, financial position or cash flows will be in the future.

USE OF PROCEEDS
We estimate that the net proceeds to us from this offering of Depositary Shares, after deducting underwriting discounts and commissions and our estimated offering expenses, will be approximately $      million (or approximately $      million if the underwriters exercise in full their option to purchase additional Depositary Shares).
In addition, concurrently with this offering, we are offering        shares of our common stock (or offering        shares of our common stock if the underwriters in the Common Stock Offering exercise in full their over-allotment option to purchase additional common stock) in an underwritten offering pursuant to a separate prospectus supplement. We estimate that the net proceeds to us from the Common Stock Offering, if completed, after deducting underwriting discounts and commissions and our estimated expenses, will be approximately $       million (or approximately $       million if the underwriters in the Common Stock Offering exercise in full their option to purchase additional shares of common stock).
We intend to use the net proceeds from this offering, together with the net proceeds from the Common Stock Offering, if completed, to repay indebtedness under the Term Loan Facility. The interest rate for the Term Loan Facility as of May 15, 2025 was approximately 7.28%.
Affiliates of certain of the underwriters are lenders under the Term Loan Facility and will receive a portion of the proceeds of this offering. See “Underwriting.”

CONCURRENT COMMON STOCK OFFERING
Concurrently with this offering, we are also making a public offering of        shares of our common stock in the Common Stock Offering (or        shares of our common stock if the underwriters of the Common Stock Offering exercise in full their option to purchase additional common stock) pursuant to a separate prospectus supplement. The aggregate proceeds from both offerings is anticipated to be $1,000,000,000. The closing of this offering is not conditioned upon the closing of the Common Stock Offering, and the closing of the Common Stock Offering is not conditioned upon the closing of this offering, so it is possible that this offering occurs and the Common Stock Offering does not occur, or vice versa. We cannot assure you that the Common Stock Offering will be completed on the terms described herein, or at all. Nothing contained herein shall constitute an offer to sell or a solicitation of an offer to buy our common stock. The underwriters of this offering are also underwriters in the Common Stock Offering.
See the section titled “Use of Proceeds” for additional information regarding the use of proceeds from the Common Stock Offering.

CAPITALIZATION
The following sets forth our capitalization on a consolidated basis as of March 31, 2025:
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on an actual basis;

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on an as adjusted basis to give effect to the Transactions, other than this offering and the Common Stock Offering; and

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on a pro forma basis to give effect to the Transactions (including the consummation of this offering of Depositary Shares (assuming no exercise of the underwriters’ option to purchase additional shares of Depositary Shares) and the Common Stock Offering (assuming no exercise of the underwriters’ option to purchase additional shares of common stock in the Common Stock Offering) and the application of net proceeds as described under “Use of Proceeds”).

This table should be read in conjunction with the other sections of this prospectus supplement and our consolidated financial statements and related notes and unaudited pro forma combined financial information incorporated by reference in this prospectus supplement and the accompanying prospectus. Investors should not place undue reliance on the pro forma as adjusted information included below because this offering is not contingent upon completion of any of the Transactions reflected in the adjustments below.
	As of March 31, 2025
(dollars in millions)	Actual	As Adjusted	Pro Forma
Cash and cash equivalents	$5,081.7	$560.2	$560.2
Debt:
ABL Facility(1)	$—	$316.1	$316.1
Term Loan Facility(2)	—	2,250.0	1,275.0
Notes(3)	—	2,250.0	2,250.0
Total debt	—	4,816.1	3,841.1
Equity:
Preferred stock, $0.001 par value, 10,000,000 shares authorized, 1,000,000 shares issued and outstanding, actual and as adjusted and 1,500,000 shares issued and outstanding, pro forma	498.6	498.6	986.1
Common stock, $0.00001 par value, 2,000,000,000 shares authorized, 409,430,195 shares issued and outstanding, actual, 518,679,324 shares issued and outstanding, as adjusted and 549,929,324 shares issued and outstanding, pro forma	—	—	—
Additional paid in capital(4)	4,580.8	6,024.7	6,512.2
Accumulated deficit(5)	(20.0)	(93.8)	(93.8)
Total equity(4)(5)	5,059.4	6,429.5	7,404.5
Total capitalization	$5,059.4	$11,245.6	$11,245.6

(1)
Concurrently with the closing of the Beacon Acquisition, we entered into the $2,000.0 million ABL Facility. The amount in the table above represents the amount that would have been drawn under the ABL Facility based on QXO Building Products’ indebtedness as of March 31, 2025. At the closing of the Beacon Acquisition, we drew $400.0 million under the ABL Facility. This amount does not reflect any original issue discount or fees and expenses, which were $18.8 million.

(2)
Concurrently with the closing of the Acquisition, we entered into the $2,250.0 million Term Loan Facility, all of which was drawn at the closing of the Beacon Acquisition. This amount represents the aggregate principal amount of Term Loan Facility drawn and does not reflect any original issue discount or estimated fees and expenses, which were $73.4 million.

(3)
Represents the principal amount of the Notes issued concurrently with the closing of the Beacon Acquisition. This amount represents the aggregate principal amount of Notes issued and does not reflect the initial purchasers’ discounts and commissions, any original issue discount or estimated fees and expenses, which were $22.2 million.
(4)
Pro Forma amounts include the cash received for the issuance of Depositary Shares offered hereby, net of issuance costs of $12.5 million, and for the issuance of shares of our common stock in the Common Stock Offering, net of issuance costs of $12.5 million.

(5)
As Adjusted and Pro Forma amounts include Beacon Acquisition related transaction expenses incurred by the Company of $73.8 million.

DESCRIPTION OF MANDATORY CONVERTIBLE PREFERRED STOCK
The following is a summary of certain terms of our    % Series B Mandatory Convertible Preferred Stock, par value $0.001 per share, which we refer to in this prospectus supplement as our Mandatory Convertible Preferred Stock, but is not necessarily complete. The following summary supplements and, to the extent that it is inconsistent, replaces, the description of our preferred stock in the accompanying prospectus.
A copy of our Fifth Amended and Restated Certificate of Incorporation, as well as the certificate of designations for the Mandatory Convertible Preferred Stock and the form of Mandatory Convertible Preferred Stock share certificate, are available upon request from us at the address set forth under the section titled “Where You Can Find More Information” in the accompanying prospectus. The following summary of the terms of the Mandatory Convertible Preferred Stock is subject to, and qualified in its entirety by reference to, the provisions of such documents.
The bank depositary will initially be the sole holder of our Mandatory Convertible Preferred Stock. However, the holders of Depositary Shares will be entitled, through the bank depositary, to exercise the rights, preferences, privileges and voting powers of the holders of our Mandatory Convertible Preferred Stock, subject to the terms of the deposit agreement and as described under the section titled “Description of Depositary Shares” below. Each Depositary Share represents a 1/20th interest in a share of our Mandatory Convertible Preferred Stock.
As used in this section, the terms “QXO,” “us,” “we” or “our” refer to QXO, Inc. and not any of its subsidiaries.
General
Under our Fifth Amended and Restated Certificate of Incorporation, our board of directors is authorized, without further stockholder action, to issue up to 10,000,000 shares of preferred stock, par value $0.001 per share, in one or more series, with such voting powers (if any), designations, preferences, and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions, as shall be set forth in the resolutions providing therefor. We currently have 1,000,000 shares of preferred stock outstanding, consisting of our Convertible Perpetual Preferred Stock. At the consummation of this offering, we will issue        shares of Mandatory Convertible Preferred Stock in the form of        Depositary Shares. In addition, we have granted the underwriters an option to purchase up to        additional Depositary Shares representing        shares of our Mandatory Convertible Preferred Stock, in accordance with the procedures set forth under the section titled “Underwriting.”
When issued, the Mandatory Convertible Preferred Stock and any common stock issued upon the conversion of the Mandatory Convertible Preferred Stock will be fully paid and nonassessable. The holders of the Mandatory Convertible Preferred Stock will have no preemptive or preferential rights to purchase or subscribe to stock, obligations, warrants or other securities of QXO of any class. Equiniti Trust Company, LLC is the transfer agent and registrar of our common stock and will serve as transfer agent, registrar, conversion and dividend disbursing agent for the Mandatory Convertible Preferred Stock.
We do not intend to list our Mandatory Convertible Preferred Stock on any securities exchange or any automated dealer quotation system, but we do intend to apply to list the Depositary Shares on the New York Stock Exchange as described under the section titled “Description of Depositary Shares — Listing.”
Ranking
The Mandatory Convertible Preferred Stock, with respect to dividend rights and/or rights upon our liquidation, winding-up or dissolution, as applicable, ranks:
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senior to (i) our common stock and (ii) each other class or series of capital stock issued after the initial issue date the terms of which do not expressly provide that such capital stock ranks either (x) senior to the Mandatory Convertible Preferred Stock as to dividend rights or rights upon our liquidation, winding-up or dissolution or (y) on a parity with the Mandatory Convertible Preferred

Stock as to dividend rights and rights upon our liquidation, winding-up or dissolution (which we refer to collectively as “junior stock”);
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on a parity with any class or series of capital stock issued after the initial issue date the terms of which expressly provide that such capital stock will rank on a parity with the Mandatory Convertible Preferred Stock as to dividend rights and rights upon our liquidation, winding-up or dissolution (which we refer to collectively as “parity stock”);

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junior to (i) our existing Convertible Perpetual Preferred Stock and (ii) each other class or series of capital stock issued after the initial issue date the terms of which expressly provide that such capital stock will rank senior to the Mandatory Convertible Preferred Stock as to dividend rights or rights upon our liquidation, winding-up or dissolution (which we refer to collectively as “senior stock”); and

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junior to our existing and future indebtedness.

In addition, the Mandatory Convertible Preferred Stock, with respect to dividend rights and rights upon our liquidation, winding-up or dissolution, will be structurally subordinated to existing and future indebtedness of our subsidiaries as well as the capital stock of our subsidiaries held by third parties.
At March 31, 2025, we had 1,000,000 shares of the Convertible Perpetual Preferred Stock, constituting senior stock, outstanding, and, after giving effect to the Transactions, we would have had $3,841.1 million of outstanding senior unsecured indebtedness.
Dividends
Subject to the rights of holders of any class of capital stock ranking senior to the Mandatory Convertible Preferred Stock with respect to dividends, including the Convertible Perpetual Preferred Stock, holders of shares of Mandatory Convertible Preferred Stock will be entitled to receive, when, as and if declared by our board of directors, or an authorized committee thereof, out of funds legally available for payment, cumulative dividends at the rate per annum of    % on the liquidation preference of $1,000 per share of Mandatory Convertible Preferred Stock (equivalent to $      per annum per share), payable in cash, by delivery of shares of our common stock or through any combination of cash and shares of our common stock, as determined by our board of directors (or an authorized committee thereof) in its sole discretion (subject to the limitations described below). See the section titled “— Method of Payment of Dividends.” Declared dividends on the Mandatory Convertible Preferred Stock will be payable quarterly on February 15, May 15, August 15 and November 15 of each year to, and including, May 15, 2028, commencing on, and including, August 15, 2025 (each, a “dividend payment date”), at such annual rate, and dividends shall accumulate from the most recent date as to which dividends shall have been paid or, if no dividends have been paid, from the initial issue date of the Mandatory Convertible Preferred Stock, whether or not in any dividend period or periods there have been funds legally available for the payment of such dividends. Declared dividends will be payable on the relevant dividend payment date to holders of record as they appear on our stock register at 5:00 p.m., New York City time, on the February 1, May 1, August 1 or November 1, as the case may be, immediately preceding the relevant dividend payment date (each, a “record date”), whether or not such holders convert their shares, or such shares are automatically converted, after a record date and on or prior to the immediately succeeding dividend payment date. These record dates will apply regardless of whether a particular record date is a business day. A “business day” means any day other than a Saturday or Sunday or other day on which commercial banks in New York City are authorized or required by law or executive order to close. If a dividend payment date is not a business day, payment will be made on the next succeeding business day, without any interest or other payment in lieu of interest accruing with respect to this delay.
A full dividend period is the period from, and including, a dividend payment date to, but excluding, the next dividend payment date, except that the initial dividend period will commence on, and include, the initial issue date of our Mandatory Convertible Preferred Stock and will end on, and exclude, the August 15, 2025 dividend payment date. The amount of dividends payable on each share of Mandatory Convertible Preferred Stock for each full dividend period (after the initial dividend period) will be computed by dividing the annual dividend rate by four. Dividends payable on the Mandatory Convertible Preferred Stock for the initial dividend period and any partial dividend period will be computed based upon the actual number of days elapsed during the period over a 360-day year (consisting of twelve 30-day months). Accordingly, the dividend on the Mandatory Convertible Preferred Stock for the first dividend period, assuming the initial issue date is May   , 2025, will be approximately $      per share (based on the annual dividend rate of    % and a liquidation preference of $1,000 per share) and will be payable, when, as and if declared, on August 15, 2025. The dividend on the Mandatory Convertible Preferred Stock for each subsequent full dividend period, when, as and if declared, will be approximately $      per share (based on the annual dividend rate of    % and a liquidation preference of $1,000 per share). Accumulated dividends will not bear interest if they are paid subsequent to the applicable dividend payment date.
No dividend will be declared or paid upon, or any sum or number of shares of common stock set apart for the payment of dividends upon, any outstanding share of the Mandatory Convertible Preferred Stock with respect to any dividend period unless all dividends for all preceding dividend periods have been declared and paid upon, or a sufficient sum or number of shares of common stock have been set apart for the payment of such dividends upon, all outstanding shares of Mandatory Convertible Preferred Stock. Except as described above, dividends on shares of the Mandatory Convertible Preferred Stock converted to common stock will cease to accumulate on the mandatory conversion date, the date of conversion following a fundamental change or the early conversion date (as defined below), as applicable.
Our ability to declare and pay cash dividends and make other distributions with respect to our capital stock, including the Mandatory Convertible Preferred Stock, is limited by the terms of our existing indebtedness and may be limited by the terms of any future indebtedness. In addition, our ability to declare and pay dividends may be limited by applicable Delaware law. See the section titled “Risk Factors — Risks Related to this Offering and Ownership of the Depositary Shares and the Mandatory Convertible Preferred Stock — Our ability to pay dividends on our Mandatory Convertible Preferred Stock may be limited.”
So long as any share of the Mandatory Convertible Preferred Stock remains outstanding, no dividend or distribution shall be declared or paid on the common stock or any other shares of junior stock, and no common stock or other junior stock or parity stock shall be, directly or indirectly, purchased, redeemed or otherwise acquired for consideration by us or any of our subsidiaries unless all accumulated and unpaid dividends for all preceding dividend periods have been declared and paid upon, or a sufficient sum or number of shares of common stock have been set apart for the payment of such dividends upon, all outstanding shares of Mandatory Convertible Preferred Stock. The foregoing limitation shall not apply to: (i) a dividend payable on any common stock or other junior stock in shares of any common stock or other junior stock; (ii) the acquisition of shares of any common stock or other junior stock in exchange for, or a purchase, redemption or other acquisition for value of shares of any common stock or other junior stock with the proceeds of a substantially concurrent sale of, shares of any common stock or other junior stock and the payment of cash in lieu of any fractional share; (iii) purchases of fractional interests in shares of any common stock or other junior stock pursuant to the conversion or exchange provisions of such shares of other junior stock or any securities exchangeable for or convertible into such shares of common stock or other junior stock; (iv) redemptions, purchases or other acquisitions of shares of common stock or other junior stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more of our or our subsidiaries’ employees, officers, directors, consultants or independent contractors, including, without limitation, the forfeiture of unvested shares of restricted stock or share withholdings upon exercise, delivery or vesting of equity awards and the payment of cash in lieu of any fractional share; (v) any dividends or distributions of rights or common stock or other junior stock in connection with a stockholders’ rights plan or any redemption or repurchase of rights pursuant to any stockholders’ rights plan, and the payment of cash in lieu of fractional shares; (vi) purchases of junior stock pursuant to a binding contract (including a stock repurchase plan) to make such purchases, if such contract was in effect before the initial issue date; (vii) the acquisition by us or any of our subsidiaries of record ownership in common stock or other junior stock or parity stock or on behalf of any other persons (other than us or any of our subsidiaries) that is a beneficial owner thereof, including as trustees or custodians; (viii) the exchange or conversion or reclassification of junior stock for or into other junior stock or of parity stock for or into other parity stock (with the same or lesser aggregate liquidation preference) and the payment of cash in lieu of fractional shares; or (ix) the settlement of any convertible note hedge transactions or capped call transactions entered into in connection with the issuance, by us or any of our subsidiaries, of any debt securities that are convertible into, or exchangeable for, our common stock (or into or for any combination of cash and our common stock based on the value of our common stock), provided such convertible note hedge transactions or capped call transactions, as applicable, are on customary terms and were entered into either (x) before the initial issue date or (y) in compliance with the foregoing provision.
When dividends on shares of the Mandatory Convertible Preferred Stock have not been paid in full on any dividend payment date or declared and a sum or number of shares of common stock sufficient for payment thereof set aside for the benefit of the holders thereof on the applicable record date, no dividends may be declared or paid on any parity stock unless dividends are declared on the Mandatory Convertible Preferred Stock such that the respective amounts of such dividends declared on the Mandatory Convertible Preferred Stock and each such other class or series of parity stock shall bear the same ratio to each other as all accumulated and unpaid dividends per share on the shares of the Mandatory Convertible Preferred Stock and such class or series of parity stock (which dollar amount will, if dividends on such class or series of parity stock are not cumulative, be the full amount of dividends per share thereof in respect of the most recent dividend period thereof) (subject to their having been declared by the board of directors, or an authorized committee thereof, out of legally available funds) bear to each other immediately prior to the payment of such dividends, in proportion to their respective liquidation preferences; provided that any unpaid dividends will continue to accumulate.
For the avoidance of doubt, the provisions described in this section will not prohibit or restrict the payment or other acquisition for value of any debt securities that are convertible into, or exchangeable for, any junior stock.
Subject to the foregoing, and not otherwise, such dividends (payable in cash, securities or other property) as may be determined by the board of directors, or an authorized committee thereof, may be declared and paid on any securities, including common stock and other junior stock, from time to time out of any funds legally available for such payment, and holders of the Mandatory Convertible Preferred Stock shall not be entitled to participate in any such dividends.
If we (or an applicable withholding agent) are required to withhold on distributions of common stock to a holder (see the section titled “Material United States Federal Income Tax Consequences”) and pay the applicable withholding taxes, we may, at our option, or an applicable withholding agent may, withhold such taxes from payments of cash or shares of common stock payable to such holder.
Method of Payment of Dividends
Subject to the limitations described below, we may pay any declared dividend (or any portion of any declared dividend) on the Mandatory Convertible Preferred Stock (whether or not for a current dividend period or any prior dividend period), as determined by our board of directors (or an authorized committee thereof) in its sole discretion:
•
by paying cash;

•
by delivering shares of our common stock; or

•
through any combination of paying cash and delivering shares of our common stock.

We will make each payment of a declared dividend on the Mandatory Convertible Preferred Stock in cash, except to the extent we timely elect to make all or any portion of such payment in shares of our common stock. We will give the holders of the Mandatory Convertible Preferred Stock notice of any such election, and the portion of such payment that will be made in cash and the portion that will be made in common stock, on the earlier of the date we declare such dividend and the tenth scheduled trading day (as defined below) immediately preceding the dividend payment date for such dividend.
If we elect to make any payment of a declared dividend, or any portion thereof, in shares of our common stock, such shares shall be valued for such purpose at the average VWAP per share (as defined below) of our common stock over the five consecutive trading day period ending on, and including, the second trading day immediately preceding the applicable dividend payment date (the “five-day average price”), multiplied by 97%.

No fractional shares of common stock will be delivered to the holders of the Mandatory Convertible Preferred Stock in respect of dividends. We will instead pay a cash adjustment to each holder that would otherwise be entitled to a fraction of a share of common stock based on the five-day average price.
To the extent a shelf registration statement is required in our reasonable judgment in connection with the issuance of or for resales of common stock issued as payment of a dividend, including dividends paid in connection with a conversion, we will, to the extent such a registration statement is not currently filed and effective, use our commercially reasonable efforts to file and maintain the effectiveness of such a shelf registration statement until the earlier of such time as all such shares of common stock have been resold thereunder and such time as all such shares are freely tradable without registration by holders thereof that are not, and have not been within the three months preceding, “affiliates” of ours for purposes of the Securities Act. To the extent applicable, we will also use our commercially reasonable efforts to have the shares of common stock qualified or registered under applicable state securities laws, if required, and approved for listing on the New York Stock Exchange (or if our common stock is not listed on the New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which our common stock is then listed).
Notwithstanding the foregoing, in no event will the number of shares of our common stock delivered in connection with any declared dividend exceed a number equal to the amount of such declared dividend as to which we have elected to deliver shares of our common stock in lieu of paying cash divided by $      , which amount represents approximately 35% of the initial price (as defined below), subject to adjustment in a manner inversely proportional to any anti-dilution adjustment to each fixed conversion rate as set forth below under the section titled “— Anti-dilution Adjustments” (such dollar amount, as adjusted, the “floor price”). To the extent that the amount of the declared dividend as to which we have elected to deliver shares of our common stock in lieu of paying cash exceeds the product of the number of shares of common stock delivered in connection with such declared dividend and 97% of the five-day average price, we will, if we are legally able to do so, and to the extent permitted under the terms of the documents governing our indebtedness, notwithstanding any notice by us to the contrary, pay such excess amount in cash.
No Redemption
We may not redeem the Mandatory Convertible Preferred Stock. However, at our option, we may purchase the Mandatory Convertible Preferred Stock or Depositary Shares from time to time in the open market, by tender offer, exchange offer or otherwise.
Liquidation Preference
In the event of our voluntary or involuntary liquidation, winding-up or dissolution, each holder of Mandatory Convertible Preferred Stock will be entitled to receive a liquidation preference in the amount of $1,000 per share of the Mandatory Convertible Preferred Stock (the “liquidation preference”), plus an amount equal to accumulated and unpaid dividends on the shares to, but excluding, the date fixed for liquidation, winding-up or dissolution to be paid out of our assets available for distribution to our stockholders, after satisfaction of liabilities owed to our creditors and holders of any senior stock (including the Convertible Perpetual Preferred Stock) and before any payment or distribution is made to holders of junior stock (including our common stock). If, upon our voluntary or involuntary liquidation, winding-up or dissolution, the amounts payable with respect to the liquidation preference, plus an amount equal to accumulated and unpaid dividends of the Mandatory Convertible Preferred Stock and all parity stock are not paid in full, the holders of the Mandatory Convertible Preferred Stock and any parity stock will share equally and ratably in any distribution of our assets in proportion to the respective liquidation preferences and amounts equal to accumulated and unpaid dividends to which they are entitled. After payment of the full amount of the liquidation preference and an amount equal to accumulated and unpaid dividends to which they are entitled, the holders of the Mandatory Convertible Preferred Stock will have no right or claim to any of our remaining assets.
Neither the sale of all or substantially all of our assets or business (other than in connection with our liquidation, winding-up or dissolution), nor our merger or consolidation into or with any other person, will be deemed to be our voluntary or involuntary liquidation, winding-up or dissolution.

The certificate of designations for our Mandatory Convertible Preferred Stock does not contain any provision requiring funds to be set aside to protect the liquidation preference of the Mandatory Convertible Preferred Stock even though it is substantially in excess of the par value thereof.
Voting Rights
The holders of the Mandatory Convertible Preferred Stock do not have voting rights other than those described below, except as specifically required by Delaware law.
Whenever dividends on any shares of Mandatory Convertible Preferred Stock have not been declared and paid for the equivalent of six or more dividend periods (including, for the avoidance of doubt, the dividend period beginning on, and including, the initial issue date and ending on, but excluding, August 15, 2025), whether or not for consecutive dividend periods (a “nonpayment”), the holders of such shares of Mandatory Convertible Preferred Stock, voting together as a single class with holders of any and all other series of voting preferred stock (as defined below) then outstanding, will be entitled at our next special or annual meeting of stockholders to vote for the election of a total of two additional members of our board of directors (the “preferred stock directors”); provided that the election of any such directors will not cause us to violate the corporate governance requirements of the New York Stock Exchange (or any other exchange or automated quotation system on which our securities may be listed or quoted) that requires listed or quoted companies to have a majority of independent directors; provided further that our board of directors shall at no time include more than two preferred stock directors. In the event of a nonpayment, we will increase the number of directors on our board of directors by two, and the new directors will be elected at an annual or special meeting of stockholders called by our board of directors, subject to its fiduciary duties, at the request of the holders of at least 25% of the shares of Mandatory Convertible Preferred Stock or of any other series of voting preferred stock (provided that if such request is not received at least 90 calendar days before the date fixed for the next annual or special meeting of stockholders, such election shall be held at such next annual or special meeting of stockholders), and at each subsequent annual meeting, so long as the holders of Mandatory Convertible Preferred Stock continue to have such voting rights.
As used in this prospectus supplement, “voting preferred stock” means any class or series of our parity stock upon which like voting rights have been conferred and are exercisable. Whether a plurality, majority or other portion of the Mandatory Convertible Preferred Stock and any other voting preferred stock have been voted in favor of any matter shall be determined by reference to the respective liquidation preference amounts of the Mandatory Convertible Preferred Stock and such other voting preferred stock voted.
If and when all accumulated and unpaid dividends have been paid in full, or declared and a sum sufficient for such payment shall have been set aside (a “nonpayment remedy”), the holders of Mandatory Convertible Preferred Stock shall immediately and, without any further action by us, be divested of the foregoing voting rights, subject to the revesting of such rights in the event of each subsequent nonpayment. If such voting rights for the holders of Mandatory Convertible Preferred Stock and all other holders of voting preferred stock have terminated, the term of office of each preferred stock director so elected will terminate at such time and the number of directors on our board of directors shall automatically decrease by two.
Any preferred stock director may be removed at any time with or without cause by the holders of record of a majority of the outstanding shares of Mandatory Convertible Preferred Stock and any other shares of voting preferred stock then outstanding (voting together as a class) when they have the voting rights described above. In the event that a nonpayment shall have occurred and there shall not have been a nonpayment remedy, any vacancy in the office of a preferred stock director (other than prior to the initial election after a nonpayment) may be filled by the written consent of the preferred stock director remaining in office or, if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of Mandatory Convertible Preferred Stock and any other shares of voting preferred stock then outstanding (voting together as a class) when they have the voting rights described above; provided that the filling of each vacancy will not cause us to violate the corporate governance requirements of the New York Stock Exchange (or any other exchange or automated quotation system on which our securities may be listed or quoted) that requires listed or quoted companies to have a majority of independent directors.

So long as any shares of Mandatory Convertible Preferred Stock remain outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of Mandatory Convertible Preferred Stock given in person or by proxy, either in writing or at a meeting:
•
authorize or create, or increase the authorized amount of, any senior stock; or

•
amend, alter or repeal the provisions of our Fifth Amended and Restated Certificate of Incorporation or the certificate of designations for the shares of Mandatory Convertible Preferred Stock so as to materially and adversely affect the rights, preferences, privileges or voting powers of the shares of Mandatory Convertible Preferred Stock; or

•
consummate a binding share exchange or reclassification involving the shares of Mandatory Convertible Preferred Stock or a merger or consolidation of us with or into another entity, unless either (i) the shares of Mandatory Convertible Preferred Stock remain outstanding and have rights, preferences, privileges and voting powers, taken as a whole, that are no less favorable to the holders thereof in any material respect than the rights, preferences, privileges and voting powers of the Mandatory Convertible Preferred Stock immediately prior to such consummation, taken as a whole, or (ii) in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity, the shares of Mandatory Convertible Preferred Stock are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and such preference securities have rights, preferences, privileges and voting powers, taken as a whole, that are no less favorable to the holders thereof in any material respect than the rights, preferences, privileges and voting powers of the Mandatory Convertible Preferred Stock immediately prior to such consummation, taken as a whole;

provided, however, that (1) any increase in the amount of our authorized but unissued shares of preferred stock, (2) any increase in the amount of authorized or issued shares of Mandatory Convertible Preferred Stock, (3) the creation and issuance, or an increase in the authorized or issued amount, of any series of junior stock or any other series of parity stock and (4) the application of the provisions described below under the section titled “— Recapitalizations, Reclassifications and Changes in our Common Stock,” will in each case be deemed not to materially and adversely affect the rights, preferences, privileges or voting powers of the Mandatory Convertible Preferred Stock and shall not require the affirmative vote or consent of holders of the Mandatory Convertible Preferred Stock.
Without the consent of the holders of the Mandatory Convertible Preferred Stock, we may amend, alter, supplement, or repeal any terms of the Mandatory Convertible Preferred Stock by amending or supplementing our Fifth Amended and Restated Certificate of Incorporation, the certificate of designations or any stock certificate representing shares of the Mandatory Convertible Preferred Stock for the following purposes:
•
to cure any ambiguity, omission, inconsistency or mistake in any such agreement or instrument;

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to make any provision with respect to matters or questions relating to the Mandatory Convertible Preferred Stock that is not inconsistent with the provisions of the certificate of designations for the Mandatory Convertible Preferred Stock and that does not materially and adversely affect the rights of any holder of the Mandatory Convertible Preferred Stock; or

•
to make any other change that does not materially and adversely affect the rights of any holder of the Mandatory Convertible Preferred Stock (other than any holder that consents to such change).

In addition, without the consent of the holders of the Mandatory Convertible Preferred Stock, we may amend, alter, supplement or repeal any terms of the Mandatory Convertible Preferred Stock to (x) conform the terms of the Mandatory Convertible Preferred Stock to the description thereof in the accompanying prospectus as supplemented and/or amended by this “Description of Mandatory Convertible Preferred Stock” section of the preliminary prospectus supplement for the Mandatory Convertible Preferred Stock, as further supplemented and/or amended by the related pricing term sheet or (y) file a certificate of correction with respect to the certificate of designations for the Mandatory Convertible Preferred Stock to the extent permitted by Section 103(f) of the Delaware General Corporation Law.

Mandatory Conversion
Each outstanding share of the Mandatory Convertible Preferred Stock, unless previously converted, will automatically convert on the mandatory conversion date, into a number of shares of common stock equal to the conversion rate described below. If we declare a dividend for the dividend period ending on May 15, 2028, we will pay such dividend to the holders of record as of May 1, 2028, as described above under the section titled “— Dividends.” If on or prior to May 1, 2028 we have not declared all or any portion of all accumulated and unpaid dividends on the Mandatory Convertible Preferred Stock through May 15, 2028, the conversion rate will be adjusted so that holders receive an additional number of shares of common stock equal to the amount of accumulated and unpaid dividends that have not been declared (the “additional conversion amount”), divided by the greater of (i) the floor price and (ii) 97% of the five-day average price (calculated as if the applicable dividend payment date were May 15, 2028). To the extent that the additional conversion amount exceeds the product of such number of additional shares and 97% of such five-day average price, we will, if we are legally able to do so, and to the extent permitted under the terms of the documents governing our indebtedness, pay such excess amount in cash pro rata to the holders of the Mandatory Convertible Preferred Stock.
The conversion rate, which is the number of shares of common stock issuable upon conversion of each share of Mandatory Convertible Preferred Stock on the mandatory conversion date (excluding any shares of our common stock issued in respect of accumulated but unpaid dividends, if any), will be as follows:
•
if the applicable market value of our common stock is greater than the “threshold appreciation price,” then the conversion rate will be        shares of common stock per share of Mandatory Convertible Preferred Stock (the “minimum conversion rate”), which is approximately equal to $1,000 divided by the threshold appreciation price;

•
if the applicable market value of our common stock is less than or equal to the threshold appreciation price but equal to or greater than the “initial price,” then the conversion rate will be equal to $1,000 divided by the applicable market value of our common stock, rounded to the nearest ten-thousandth of a share, which will be between        and        shares of common stock per share of Mandatory Convertible Preferred Stock; or

•
if the applicable market value of our common stock is less than the initial price, then the conversion rate will be        shares of common stock per share of Mandatory Convertible Preferred Stock (the “maximum conversion rate”), which is approximately equal to $1,000 divided by the initial price.

The “initial price” equals $1,000, divided by the maximum conversion rate, rounded to the nearest $0.0001, and is initially approximately equal to the per share public offering price of our common stock in the Common Stock Offering (or, if the Common Stock Offering does not price, the closing price of our common stock on May   , 2025).
The “threshold appreciation price” equals $1,000, divided by the minimum conversion rate, rounded to the nearest $0.0001, and represents an approximately    % appreciation over the initial price.
We refer to the minimum conversion rate and the maximum conversion rate collectively as the “fixed conversion rates.” The fixed conversion rates and the applicable market value are each subject to adjustment as described under the section titled “— Anti-dilution Adjustments” below.
Hypothetical conversion values upon mandatory conversion
For illustrative purposes only, the following table shows the number of shares of our common stock that a holder of our Mandatory Convertible Preferred Stock would receive upon mandatory conversion of one share of Mandatory Convertible Preferred Stock at various applicable market values for our common stock. The table assumes that there will be no conversion rate adjustments as described below under the section titled “— Anti-dilution Adjustments” and that dividends on the shares of Mandatory Convertible Preferred Stock will be declared and paid in cash. The actual applicable market value of shares of our common stock may differ from those set forth in the table below. Given an initial price of $      and a threshold appreciation price of $      , a holder of our Mandatory Convertible Preferred Stock would receive on the mandatory conversion date the number of shares of our common stock per share of our Mandatory Convertible Preferred Stock set forth below:

Applicable Market Value of Our Common Stock	Number of Shares of our Common Stock to Be Received Upon Conversion	Conversion Value (Applicable Market Value Multiplied by the Number of Shares of Our Common Stock to Be Received Upon Conversion)
$		$
$		$
$		$
$		$
$		$
$		$
$		$
$		$
$		$
$		$
$		$
$		$
Accordingly, if the applicable market value of our common stock is greater than the threshold appreciation price, the aggregate market value of our common stock delivered upon conversion of each share of the Mandatory Convertible Preferred Stock will be greater than the $1,000 liquidation preference of the share of the Mandatory Convertible Preferred Stock, assuming that the market price of our common stock on the mandatory conversion date is the same as the applicable market value of our common stock. If the applicable market value for our common stock is greater than or equal to the initial price and less than or equal to the threshold appreciation price, the aggregate market value of our common stock delivered upon conversion of each share of the Mandatory Convertible Preferred Stock will be equal to the $1,000 liquidation preference of the share of the Mandatory Convertible Preferred Stock, assuming that the market price of our common stock on the mandatory conversion date is the same as the applicable market value of our common stock. If the applicable market value of our common stock is less than the initial price, the aggregate market value of our common stock delivered upon conversion of each share of the Mandatory Convertible Preferred Stock will be less than the $1,000 liquidation preference of the share of the Mandatory Convertible Preferred Stock, assuming that the market price of our common stock on the mandatory conversion date is the same as the applicable market value of our common stock.
Definitions
“Applicable market value” means the average VWAP per share of our common stock over the final averaging period.
“Final averaging period” means the 20 consecutive trading day period beginning on, and including, the 21st scheduled trading day immediately preceding May 15, 2028.
“Mandatory conversion date” means the second business day immediately following the last trading day of the final averaging period. The “mandatory conversion date” is expected to be May 15, 2028.
“Market disruption event” means (i) a failure by the primary U.S. national or regional securities exchange or market on which our common stock is listed or admitted for trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any scheduled trading day for our common stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in our common stock or in any options contracts or futures contracts relating to our common stock.
A “scheduled trading day” is any day that is scheduled to be a trading day.

“Trading day” means a day on which (i) there is no “market disruption event” (as defined below) and (ii) trading in our common stock generally occurs on the New York Stock Exchange or, if our common stock is not then listed on the New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which our common stock is then listed or, if our common stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock is then listed or admitted for trading. If our common stock is not so listed or admitted for trading, “trading day” means a “business day.”
“VWAP” per share of our common stock on any trading day means the per share volume-weighted average price as displayed on Bloomberg page “QXO <Equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time (or, if the scheduled close of trading of the primary session for the primary U.S. national or regional securities exchange or market on which our common stock is listed or admitted for trading on such trading day is earlier, such earlier scheduled close of trading), on such trading day; or, if such price is not available, “VWAP” means the market value per share of our common stock on such trading day as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by us for this purpose. The “average VWAP” per share over a certain period means the arithmetic average of the VWAP per share for each trading day in such period.
Conversion at the Option of the Holder
Other than during a fundamental change conversion period (as defined below under the section titled “— Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount”), holders of the Mandatory Convertible Preferred Stock have the right to convert their shares of Mandatory Convertible Preferred Stock, in whole or in part (but in no event less than one share of Mandatory Convertible Preferred Stock), at any time prior to May 15, 2028, into shares of our common stock at the minimum conversion rate, subject to adjustment as described under the section titled “— Anti-dilution Adjustments” below.
If as of the effective date of any early conversion (the “early conversion date”), we have not declared all or any portion of the accumulated and unpaid dividends for all full dividend periods ending on or prior to the dividend payment date immediately preceding such early conversion date, the conversion rate will be adjusted so that converting holders receive an additional number of shares of common stock equal to such amount of accumulated and unpaid dividends that have not been declared for such full dividend periods (the “early conversion additional conversion amount”), divided by the greater of (i) the floor price and (ii) the average VWAP per share of our common stock over the 20 consecutive trading day period ending on, and including, the second trading day immediately preceding the early conversion date (the “early conversion average price”). To the extent that the early conversion additional conversion amount exceeds the product of such number of additional shares and the early conversion average price, we will not have any obligation to pay the shortfall in cash.
Except as described in the immediately preceding paragraph, upon any optional conversion of any shares of the Mandatory Convertible Preferred Stock pursuant to this “— Conversion at the Option of the Holder” section, we will make no payment or allowance for unpaid dividends on such shares of the Mandatory Convertible Preferred Stock, unless such early conversion date occurs after the record date for a declared dividend and on or prior to the immediately succeeding dividend payment date, in which case such dividend will be paid on such dividend payment date to the holder of record of the converted shares as of such record date, as described under “— Dividends.”
Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount
General
If a fundamental change (as defined below) occurs on or prior to May 15, 2028, holders of the Mandatory Convertible Preferred Stock will have the right (the “fundamental change early conversion right”) to: (i) convert their shares of Mandatory Convertible Preferred Stock, in whole or in part (but in no event less than one share of Mandatory Convertible Preferred Stock), into shares of common stock at the fundamental change conversion rate described below; (ii) with respect to such converted shares, receive an amount equal to the present value, as of the effective date (as defined below), calculated using a discount rate of    % per annum, of all dividend payments on such shares (excluding any accumulated and unpaid dividends for any dividend period prior to the effective date of the fundamental change, including for the partial dividend period, if any, from, and including, the dividend payment date immediately preceding the effective date to, but excluding, the effective date (collectively, the “accumulated dividend amount”)) for all the remaining full dividend periods and for the partial dividend period from, and including, the effective date to, but excluding, the next dividend payment date (the “fundamental change dividend make-whole amount”); and (iii) with respect to such converted shares, to the extent that, as of the effective date of the fundamental change, there is any accumulated dividend amount, receive payment of the accumulated dividend amount (clauses (ii) and (iii), together, the “make-whole dividend amount”), in the case of clauses (ii) and (iii), subject to our right to deliver shares of our common stock in lieu of all or part of such amounts as described under the section titled “— Make-whole dividend amount” below; provided that, if the effective date or the conversion date falls after the record date for a declared dividend and prior to the next dividend payment date, such dividend will be paid on such dividend payment date to the holders as of such record date, as described under the section titled “— Dividends,” such dividend will not be included in the accumulated dividend amount, and the fundamental change dividend make-whole amount will not include the present value of the payment of such dividend.
To exercise the fundamental change early conversion right, holders must submit their shares of the Mandatory Convertible Preferred Stock for conversion at any time during the period (the “fundamental change conversion period”) beginning on, and including, the effective date of such fundamental change (the “effective date”) and ending at 5:00 p.m., New York City time, on the date that is the earlier of (a) 20 calendar days after the effective date (or, if later, the date that is 20 calendar days after holders receive notice of such fundamental change) and (b) May 15, 2028. For the avoidance of doubt, the fundamental change conversion period may not end on a date that is later than May 15, 2028. Holders of Mandatory Convertible Preferred Stock who submit their shares for conversion during the fundamental change conversion period will have such shares converted at the conversion rate specified in the table below (the “fundamental change conversion rate”) and will be entitled to receive the make-whole dividend amount. Holders of Mandatory Convertible Preferred Stock who do not submit their shares for conversion during the fundamental change conversion period will not be entitled to convert their shares of Mandatory Convertible Preferred Stock at the fundamental change conversion rate or to receive the make-whole dividend amount.
We will notify holders of the effective date of a fundamental change no later than the second business day following such effective date.
A “fundamental change” will be deemed to have occurred at the time any of the following occurs after the initial issue date of the Mandatory Convertible Preferred Stock:
(1)   a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than us, our wholly owned subsidiaries and our and their employee benefit or incentive plans, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such “person” or “group” has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of our common stock representing more than 50% of the voting power of our common stock;
(2)   the consummation of (A) any recapitalization, reclassification or change of our common stock (other than a change only in par value or changes resulting from a subdivision or combination) as a result of which our common stock would be converted into, or exchanged for, or would represent solely the right to receive, stock, other securities, other property or assets (including cash); (B) any share exchange, consolidation or merger of us pursuant to which our common stock will be converted into, will be exchanged for, or will represent solely the right to receive, stock, other securities, other property or assets (including cash); or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of us and our subsidiaries, taken as a whole, to any person other than one of our wholly owned subsidiaries; or
(3)   our common stock (or other common stock comprising all or part of the exchange property) ceases to be listed or quoted on any of the New York Stock Exchange, The Nasdaq Global Select Market or The Nasdaq Global Market (or any of their respective successors).

A transaction or transactions described in clause (1) or clause (2) above will not constitute a fundamental change, however, if at least 90% of the consideration received or to be received by all of our common stockholders, excluding cash payments for fractional shares or pursuant to dissenters’ appraisal rights, in connection with such transaction or transactions consists of shares of common stock that are listed or quoted on any of the New York Stock Exchange, The Nasdaq Global Select Market or The Nasdaq Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions the Mandatory Convertible Preferred Stock becomes convertible into or exchangeable for such consideration, excluding cash payments for fractional shares or pursuant to dissenters’ appraisal rights.
If any transaction in which our common stock is replaced by the securities of another entity occurs, following completion of any related fundamental change conversion period (or, if none, on the effective date of such transaction), references to us in the definition of “fundamental change” above shall instead be references to such other entity.
Fundamental change conversion rate
The fundamental change conversion rate will be determined by reference to the table below and is based on the effective date of the fundamental change and the price (the “stock price”) paid (or deemed paid) per share of our common stock in such transaction. If all holders of our common stock receive only cash in exchange for their common stock in the fundamental change, the stock price shall be the cash amount paid per share. Otherwise, the stock price shall be the average VWAP per share of our common stock over the five consecutive trading day period ending on, and including, the trading day immediately preceding the effective date of the relevant fundamental change.
The stock prices set forth in the first row of the table (i.e., the column headers) will be adjusted as of any date on which the fixed conversion rates of our Mandatory Convertible Preferred Stock are adjusted. The adjusted stock prices will equal the stock prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the minimum conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the minimum conversion rate as so adjusted. Each of the fundamental change conversion rates in the table will be subject to adjustment in the same manner and at the same time as each fixed conversion rate as set forth under the section titled “— Anti-dilution Adjustments.”
The following table sets forth the fundamental change conversion rate per share of Mandatory Convertible Preferred Stock for each stock price and effective date set forth below.
Stock Price
Effective Date	$	$	$	$	$	$	$	$	$	$	$
May , 2025
May 15, 2026
May 15, 2027
May 15, 2028
The exact stock price and effective date may not be set forth in the table, in which case:
•
if the stock price is between two stock prices on the table or the effective date is between two effective dates on the table, the fundamental change conversion rate will be determined by straight-line interpolation between the fundamental change conversion rates set forth for the higher and lower stock prices and the earlier and later effective dates, as applicable, based on a 365-day or 366-day year, as applicable;

•
if the stock price is in excess of $      per share (subject to adjustment in the same manner as the column headings of the table above), then the fundamental change conversion rate will be the minimum conversion rate; and

•
if the stock price is less than $      per share (subject to adjustment in the same manner as the column headings of the table above), then the fundamental change conversion rate will be the maximum conversion rate.

Make-whole dividend amount
For any shares of Mandatory Convertible Preferred Stock that are converted during the fundamental change conversion period, subject to the limitations described below, we may pay the make-whole dividend amount, determined in our sole discretion:
•
by paying cash;

•
by delivering shares of our common stock; or

•
through any combination of paying cash and delivering shares of our common stock.

We will pay the make-whole dividend amount in cash, except to the extent we elect on or prior to the second business day following the effective date of a fundamental change to make all or any portion of such payments by delivering shares of our common stock. If we elect to make any payment of the make-whole dividend amount, or any portion thereof, in shares of our common stock, such shares shall be valued for such purpose at 97% of the stock price.
No fractional shares of common stock will be delivered to the holders of the Mandatory Convertible Preferred Stock in respect of the make-whole dividend amount. We will instead pay a cash adjustment to each converting holder that would otherwise be entitled to a fraction of a share of common stock based on the average VWAP per share of our common stock over the five consecutive trading day period ending on, and including, the second trading day immediately preceding the conversion date.
Notwithstanding the foregoing, with respect to any conversion of Mandatory Convertible Preferred Stock during the fundamental change conversion period, in no event will the number of shares of our common stock that we deliver in lieu of paying all or any portion of the make-whole dividend amount in cash exceed a number equal to the portion of the make-whole dividend amount to be paid by the delivery of common stock, divided by the greater of (i) the floor price and (ii) 97% of the stock price. To the extent that the portion of the make-whole dividend amount as to which we have elected to deliver shares of common stock in lieu of paying cash exceeds the product of the number of shares of common stock delivered in respect of such portion of the make-whole dividend amount and 97% of the stock price, we will, if we are legally able to do so, and to the extent permitted under the terms of the documents governing our indebtedness, notwithstanding any notice by us to the contrary, pay such excess amount in cash.
In addition, if we are prohibited from paying or delivering, as the case may be, the make-whole dividend amount (whether in cash or in shares of our common stock), in whole or in part, due to limitations of applicable Delaware law, the fundamental change conversion rate will instead be increased by a number of shares of common stock equal to the cash amount of the aggregate unpaid and undelivered make-whole dividend amount, divided by the greater of (i) the floor price and (ii) 97% of the stock price. To the extent that the cash amount of the aggregate unpaid and undelivered make-whole dividend amount exceeds the product of such number of additional shares and 97% of the stock price, we will not have any obligation to pay the shortfall in cash.
Not later than the second business day following the effective date of a fundamental change, we will notify holders of:
•
the fundamental change conversion rate;

•
the fundamental change dividend make-whole amount and whether we will pay such amount, or any portion thereof, in shares of our common stock and, if applicable, the portion of such amount that will be paid in common stock; and

•
the accumulated dividend amount and whether we will pay such amount, or any portion thereof, in shares of our common stock and, if applicable, the portion of such amount that will be paid in common stock.

Our obligation to deliver shares at the fundamental change conversion rate and pay the fundamental change dividend make-whole amount could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.
Conversion Procedures
Upon mandatory conversion
Any outstanding shares of Mandatory Convertible Preferred Stock will automatically convert into shares of common stock on the mandatory conversion date. The person or persons entitled to receive the shares of common stock issuable upon mandatory conversion of the Mandatory Convertible Preferred Stock will be treated as the record holder(s) of such shares as of 5:00 p.m., New York City time, on the mandatory conversion date. Except as provided under the section titled “— Anti-dilution Adjustments,” prior to 5:00 p.m., New York City time, on the mandatory conversion date, the shares of common stock issuable upon conversion of the Mandatory Convertible Preferred Stock will not be deemed to be outstanding for any purpose and holders of the Mandatory Convertible Preferred Stock will have no rights with respect to such shares of common stock, including voting rights, rights to respond to tender offers and rights to receive any dividends or other distributions on the common stock, by virtue of holding the Mandatory Convertible Preferred Stock.
Upon early conversion
If a holder elects to convert its shares of Mandatory Convertible Preferred Stock prior to May 15, 2028, in the manner described under the section titled “— Conversion at the Option of the Holder” or “— Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount,” such holder must observe the conversion procedures set forth below.
If such holder holds a beneficial interest in a global share of Mandatory Convertible Preferred Stock, to convert its shares of Mandatory Convertible Preferred Stock early, such holder must deliver to The Depository Trust Company (“DTC”) the appropriate instruction form for conversion pursuant to DTC’s conversion program and, if such holder’s shares of Mandatory Convertible Preferred Stock are held in certificated form, such holder must comply with certain procedures set forth in the certificate of designations.
The conversion date will be the date on which the converting holder has satisfied the foregoing requirements; provided that, for the avoidance of doubt, in no event may such conversion date occur after May 15, 2028. A holder that early converts its shares of Mandatory Convertible Preferred Stock will not be required to pay any taxes or duties relating to the issuance or delivery of our common stock if such holder exercises its early conversion rights, except that such holder will be required to pay any tax or duty that may be payable relating to any transfer involved in the issuance or delivery of the common stock in a name other than the name of such holder. Shares of common stock will be issued and delivered and payment by us of any cash to which the converting holder is entitled will be made only after all applicable taxes and duties, if any, payable by the converting holder have been paid in full and such shares of common stock will be issued, and the payment by us of such cash to which the converting holder is entitled will be made, in each case, on the later of the second business day immediately succeeding the conversion date and the business day after such holder has paid in full all applicable taxes and duties, if any.
The person or persons entitled to receive the shares of common stock issuable upon early conversion of the Mandatory Convertible Preferred Stock will be treated as the record holder(s) of such shares as of 5:00 p.m., New York City time, on the applicable conversion date. Prior to 5:00 p.m., New York City time, on the applicable conversion date, the shares of common stock issuable upon early conversion of the Mandatory Convertible Preferred Stock will not be deemed to be outstanding for any purpose and a holder of shares of the Mandatory Convertible Preferred Stock will have no rights with respect to such shares of common stock, including voting rights, rights to respond to tender offers and rights to receive any dividends or other distributions on the common stock, by virtue of holding the Mandatory Convertible Preferred Stock.

Fractional shares
No fractional shares of common stock will be issued to holders of our Mandatory Convertible Preferred Stock upon conversion. In lieu of any fractional shares of common stock otherwise issuable in respect of the aggregate number of shares of our Mandatory Convertible Preferred Stock of any holder that are converted, that holder will be entitled to receive an amount in cash (computed to the nearest cent) equal to the product of: (i) that same fraction; and (ii) the average VWAP per share of our common stock over the five consecutive trading day period ending on, and including, the second trading day immediately preceding the relevant conversion date.
If more than one share of our Mandatory Convertible Preferred Stock is surrendered for conversion at one time by or for the same holder, the number of shares of our common stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of our Mandatory Convertible Preferred Stock so surrendered.
Anti-dilution Adjustments
Each fixed conversion rate will be adjusted if:
(1)   We issue common stock to all or substantially all holders of our common stock as a dividend or other distribution, in which event, each fixed conversion rate in effect immediately prior to 5:00 p.m., New York City time, on the date fixed for determination of the holders of our common stock entitled to receive such dividend or other distribution will be multiplied by a fraction:
•
the numerator of which is the sum of (x) the number of shares of our common stock outstanding immediately prior to 5:00 p.m., New York City time, on the date fixed for such determination and (y) the total number of shares of our common stock constituting such dividend or other distribution, and

•
the denominator of which is the number of shares of our common stock outstanding immediately prior to 5:00 p.m., New York City time, on the date fixed for such determination.

Any increase made pursuant to this clause (1) will become effective immediately after 5:00 p.m., New York City time, on the date fixed for such determination. If any dividend or distribution described in this clause (1) is declared but not so paid or made, each fixed conversion rate shall be decreased, effective as of the date our board of directors, or an authorized committee thereof, publicly announces its decision not to make such dividend or distribution, to such fixed conversion rate that would be in effect if such dividend or distribution had not been declared. For the purposes of this clause (1), the number of shares of common stock outstanding immediately prior to 5:00 p.m., New York City time, on the date fixed for such determination shall not include shares held in treasury but shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of shares of common stock. We will not pay any dividend or make any distribution on shares of common stock held in treasury.
(2)   We issue to all or substantially all holders of our common stock rights or warrants (other than rights or warrants issued pursuant to a stockholders’ rights plan, customary dividend reinvestment plan or customary share purchase plan or other similar plans) entitling them, for a period of up to 45 calendar days after the announcement date of such issuance, to subscribe for or purchase our shares of common stock at less than the “current market price” (as defined below) of our common stock, in which case each fixed conversion rate in effect immediately prior to 5:00 p.m., New York City time, on the date fixed for determination of the holders of our common stock entitled to receive such rights or warrants will be increased by multiplying such fixed conversion rate by a fraction:
•
the numerator of which is the sum of (x) the number of shares of common stock outstanding immediately prior to 5:00 p.m., New York City time, on the date fixed for such determination and (y) the number of shares of our common stock issuable pursuant to such rights or warrants, and

•
the denominator of which shall be the sum of (i) the number of shares of common stock outstanding immediately prior to 5:00 p.m., New York City time, on the date fixed for such determination and (ii) the number of shares of common stock equal to the quotient of the aggregate offering price payable to exercise such rights or warrants, divided by the current market price of our common stock.
Any increase made pursuant to this clause (2) will become effective immediately after 5:00 p.m., New York City time, on the date fixed for such determination. In the event that such rights or warrants described in this clause (2) are not so issued, each fixed conversion rate shall be decreased, effective as of the date our board of directors, or an authorized committee thereof, publicly announces its decision not to issue such rights or warrants, to such fixed conversion rate that would then be in effect if such issuance had not been declared. To the extent that such rights or warrants are not exercised prior to their expiration or shares of our common stock are otherwise not delivered pursuant to such rights or warrants upon the exercise of such rights or warrants, each fixed conversion rate shall be decreased to such fixed conversion rate that would then be in effect had the increase made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of our common stock actually delivered. In determining whether any rights or warrants entitle the holders thereof to subscribe for or purchase shares of our common stock at less than the current market price, and in determining the aggregate offering price payable to exercise such rights or warrants, there shall be taken into account any consideration received by us for such rights or warrants and the amount payable to us upon exercise or conversion thereof, the value of such consideration (if other than cash) to be determined by our board of directors, or an authorized committee thereof. For the purposes of this clause (2), the number of shares of common stock at the time outstanding shall not include shares held in treasury but shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of shares of common stock. We will not issue any such rights or warrants in respect of shares of common stock held in treasury.
(3)   We subdivide or combine our common stock, in which event each fixed conversion rate in effect immediately prior to 9:00 a.m., New York City time, on the effective date of such subdivision or combination will be multiplied by a fraction:
•
the numerator of which is the number of shares of our common stock that would be outstanding immediately after, and solely as a result of, such subdivision or combination, and

•
the denominator of which is the number of shares of our common stock outstanding immediately prior to such subdivision or combination.

Any adjustment made pursuant to this clause (3) shall become effective immediately after 9:00 a.m., New York City time, on the effective date of such subdivision or combination.
(4)   We distribute to all or substantially all holders of our common stock evidences of our indebtedness, shares of capital stock, securities, rights to acquire our capital stock (other than rights issued pursuant to a stockholders’ rights plan so long as such rights have not separated from the common stock), cash or other assets, excluding:
•
any dividend or distribution as to which an adjustment was effected pursuant to clause (1) above;

•
any rights or warrants as to which an adjustment was effected pursuant to clause (2) above;

•
any dividend or distribution as to which the provisions set forth in clause (5) below shall apply; and

•
any spin-off to which the provisions set forth below in this clause (4) shall apply,

in which event each fixed conversion rate in effect immediately prior to 5:00 p.m., New York City time, on the date fixed for the determination of holders of our common stock entitled to receive such distribution will be multiplied by a fraction:
•
the numerator of which is the current market price of our common stock, and

•
the denominator of which is the current market price of our common stock minus the fair market value, as determined by our board of directors, or an authorized committee thereof, on the ex-date of such distribution, of the portion of the evidences of indebtedness, shares of capital stock, securities, rights to acquire our capital stock, cash or other assets so distributed applicable to one share of our common stock.
Any increase made pursuant to the preceding paragraph will become effective immediately after 5:00 p.m., New York City time, on the date fixed for such determination. In the event that such distribution described in the preceding paragraph is not so made, each fixed conversion rate shall be decreased, effective as of the date our board of directors, or an authorized committee thereof, publicly announces its decision not to make such distribution, to such fixed conversion rate that would then be in effect if such distribution had not been declared.
In the event that we make a distribution to all holders of our common stock consisting of capital stock of, or similar equity interests in, or relating to a subsidiary or other business unit of ours, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (herein referred to as a “spin-off”), each fixed conversion rate in effect immediately prior to 9:00 a.m., New York City time, on the ex-date of such distribution will be multiplied by a fraction:
•
the numerator of which is the sum of the current market price of our common stock and the current market price of the portion of those shares of capital stock or similar equity interests so distributed applicable to one share of common stock, and

•
the denominator of which is the current market price of our common stock.

Any increase made pursuant to the preceding paragraph shall be made immediately following the determination of the current market price of our common stock, but shall become retroactively effective immediately after 9:00 a.m., New York City time, on the ex-date of such distribution. In the event that such distribution described in the preceding paragraph is not so made, each fixed conversion rate shall be decreased, effective as of the date our board of directors, or an authorized committee thereof, publicly announces its decision not to make such distribution, to such fixed conversion rate that would then be in effect if such distribution had not been declared. Because we will make any increase to each fixed conversion rate pursuant to the preceding paragraph with retroactive effect, we will delay the settlement of any conversion of Mandatory Convertible Preferred Stock where any date for determining the number of shares of our common stock issuable upon such conversion occurs during the period for determining the current market price pursuant to the preceding paragraph until the second business day immediately following the last trading day of such period.
(5)   We make a dividend or distribution consisting exclusively of cash to all or substantially all holders of our common stock, excluding:
•
any cash that is distributed in exchange for our common stock in a reorganization event (as described below),

•
any dividend or distribution in connection with our liquidation, winding-up or dissolution, and

•
any consideration payable as part of a tender or exchange offer covered by clause (6),

in which event, each fixed conversion rate in effect immediately prior to 5:00 p.m., New York City time, on the date fixed for determination of the holders of our common stock entitled to receive such dividend or distribution will be multiplied by a fraction:
•
the numerator of which is the current market price of our common stock, and

•
the denominator of which is the current market price of our common stock minus the amount per share of our common stock of such dividend or distribution.

Any increase made pursuant to this clause (5) shall become effective immediately after 5:00 p.m., New York City time, on the date fixed for the determination of the holders of our common stock entitled to receive such dividend or distribution. In the event that any dividend or distribution described in this clause (5) is not so made, each fixed conversion rate shall be decreased, effective as of the date our board of directors, or an authorized committee thereof, publicly announces its decision not to make such dividend or distribution, to such fixed conversion rate which would then be in effect if such dividend or distribution had not been declared.

(6)   We or any of our subsidiaries successfully complete a tender or exchange offer pursuant to a Schedule TO or registration statement on Form S-4 for our common stock where the cash and the value of any other consideration included in the payment per share of our common stock exceeds the current market price of our common stock, in which event each fixed conversion rate in effect immediately prior to 5:00 p.m., New York City time, on the date of expiration of the tender or exchange offer (the “expiration date”) will be multiplied by a fraction:
•
the numerator of which shall be equal to the sum of:

(i)   the aggregate cash and fair market value (as determined by our board of directors, or an authorized committee thereof) on the expiration date of any other consideration paid or payable for shares purchased in such tender or exchange offer; and
(ii)   the product of:
1.
the current market price of our common stock; and

2.
the number of shares of our common stock outstanding immediately after such tender or exchange offer expires (after giving effect to the purchase or exchange of shares pursuant to such tender or exchange offer), and

•
the denominator of which shall be equal to the product of:

(i)   the current market price of our common stock; and
(ii)   the number of shares of our common stock outstanding immediately prior to the time such tender or exchange offer expires (without giving effect to the purchase or exchange of shares pursuant to such tender or exchange offer).
Any increase made pursuant to this clause (6) shall be made immediately following the determination of the current market price of our common stock, but shall become retroactively effective immediately after 5:00 p.m., New York City time, on the expiration date. In the event that we are, or one of our subsidiaries is, obligated to purchase shares of our common stock pursuant to any such tender offer or exchange offer, but we are, or such subsidiary is, permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then each fixed conversation rate shall be decreased to be such fixed conversion rate that would then be in effect if such tender offer or exchange offer had not been made. Except as set forth in the preceding sentence, if the application of this clause (6) to any tender offer or exchange offer would result in a decrease in each fixed conversation rate, no adjustment shall be made for such tender offer or exchange offer under this clause (6). Because we will make any increase to each fixed conversion rate pursuant to this clause (6) with retroactive effect, we will delay the settlement of any conversion of Mandatory Convertible Preferred Stock where any date for determining the number of shares of our common stock issuable upon such conversion occurs during the period for determining the current market price pursuant to this clause (6) until the second business day immediately following the last trading day of such period.
In cases where (i) the fair market value of the evidences of our indebtedness, shares of capital stock, securities, rights to acquire our capital stock, cash or other assets distributed per share of our common stock as to which clause (4) above applies (except with respect to a spin-off), or (ii) the amount of cash distributed per share of our common stock as to which clause (5) above applies, in each case, equals or exceeds the average VWAP per share of our common stock over the ten consecutive trading day period ending on, and including, the trading day immediately preceding the ex-date of such distribution, rather than being entitled to an adjustment in each fixed conversion rate, holders of the Mandatory Convertible Preferred Stock will be entitled to receive (without having to convert their Mandatory Convertible Preferred Stock), at the same time and upon the same terms as holders of our common stock, the kind and amount of the evidences of our indebtedness, shares of capital stock, securities, rights to acquire our capital stock, cash or other assets, as the case may be, comprising the distribution that such holder would have received if such holder had owned, immediately prior to the record date for determining the holders of our common stock entitled to receive the distribution, for each share of Mandatory Convertible Preferred Stock, a number of shares of our common stock equal to the maximum conversion rate in effect on the date of such distribution.
To the extent that we have a rights plan in effect with respect to our common stock on any conversion date, upon conversion of any shares of the Mandatory Convertible Preferred Stock, a converting holder will receive, in addition to our common stock, the rights under the rights plan, unless, prior to such conversion date, the rights have separated from our common stock, in which case each fixed conversion rate will be adjusted at the time of separation as if we made a distribution to all holders of our common stock as described in the portion of clause (4) above not relating to a spin-off, subject to readjustment in the event of the expiration, termination or redemption of such rights. Any distribution of rights or warrants pursuant to a rights plan that would allow a holder to receive upon conversion, in addition to any shares of our common stock, the rights described therein (unless such rights or warrants have separated from our common stock (in which case each fixed conversion rate will be adjusted at the time of separation as if we made a distribution to all holders of our common stock as described in the portion of clause (4) above not relating to a spin-off, subject to readjustment in the event of the expiration, termination or redemption of such rights)) shall not constitute a distribution of rights or warrants that would entitle such holder to an adjustment to the fixed conversion rates.
For the purposes of determining the adjustment to the fixed conversion rate for the purposes of:
•
clause (2), clause (4) in the event of an adjustment not relating to a spin-off and clause (5) above, the “current market price” of our common stock is the average VWAP per share of our common stock over the ten consecutive trading day period ending on, and including, (x) for purposes of clause (2) above, the trading day immediately preceding the announcement date of the relevant issuance and (y) for purposes of clause (4) in the event of an adjustment not relating to a spin-off and clause (5) above, the trading day immediately preceding the ex-date of the relevant distribution;

•
clause (4) above in the event of an adjustment relating to a spin-off, the “current market price” of our common stock, capital stock or similar equity interest, as applicable (in the case of any capital stock or similar equity interest, determined by reference to the definition of “VWAP” as if references therein to our common stock were to such capital stock or similar equity interest), is the average VWAP per share over the first ten consecutive trading days commencing on, and including, the ex-date of such distribution; and

•
clause (6) above, the “current market price” of our common stock is the average VWAP per share of our common stock over the ten consecutive trading day period commencing on, and including, the trading day immediately following the expiration date of the relevant tender or exchange offer.

The term “ex-date,” when used with respect to any issuance, dividend or distribution, means the first date on which the shares of our common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from us or, if applicable, from the seller of our common stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.
In addition, we may make such increases in each fixed conversion rate as we deem advisable if our board of directors, or an authorized committee thereof, determines that such increase would be in our best interest or in order to avoid or diminish any income tax to holders of our common stock resulting from any dividend or distribution of shares of our common stock (or issuance of rights or warrants to acquire shares of our common stock) or from any event treated as such for income tax purposes or for any other reason. We may only make such a discretionary adjustment if we make the same proportionate adjustment to each fixed conversion rate.
In the event of a taxable distribution to holders of our common stock that results in an adjustment of each fixed conversion rate or an increase in each fixed conversion rate in our discretion, beneficial owners of the Depositary Shares may, in certain circumstances, be deemed to have received a distribution subject to U.S. federal income tax as a dividend. In addition, Non-U.S. Holders (as defined in the section titled “Material United States Federal Income Tax Consequences”) of the Depositary Shares may, in certain circumstances, be deemed to have received a distribution subject to U.S. federal withholding tax requirements. See the section titled “Material United States Federal Income Tax Consequences.”

If we (or an applicable withholding agent) are required to withhold on constructive distributions to a holder (see the section titled “Material United States Federal Income Tax Consequences”) and pay the applicable withholding taxes, we may, at our option, or an applicable withholding agent may, withhold such taxes from payments of cash or shares of common stock payable to such holder.
Adjustments to the fixed conversion rates will be calculated to the nearest 1/10,000th of a share. Prior to the first trading day of the final averaging period, no adjustment to a fixed conversion rate will be required unless the adjustment would require an increase or decrease of at least one percent in such fixed conversion rate. If any adjustment is not required to be made because it would not change the fixed conversion rates by at least one percent, then the adjustment will be carried forward and taken into account in any subsequent adjustment; provided, however, that we will make such adjustments, regardless of whether such aggregate adjustments amount to one percent or more of the fixed conversion rates (x) on any early conversion date (including in connection with a fundamental change); (y) on the effective date of any fundamental change; and (z) on each trading day of the final averaging period.
No adjustments to the fixed conversion rates will be made if holders may participate (other than in the case of (x) a share subdivision or share combination or (y) a tender or exchange offer), at the same time, upon the same terms and otherwise on the same basis as holders of our common stock and solely as a result of holding Mandatory Convertible Preferred Stock, in the transaction that would otherwise give rise to such adjustment without having to convert their Mandatory Convertible Preferred Stock and as if they held, for each share of Mandatory Convertible Preferred Stock, a number of shares of our common stock equal to the maximum conversion rate then in effect.
The fixed conversion rates will not be adjusted except as provided above. Without limiting the foregoing, the fixed conversion rates will not be adjusted:
(a)   upon the issuance of any common stock (or rights with respect thereto) pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in common stock under any plan;
(b)   upon the issuance of any common stock or rights or warrants to purchase those shares pursuant to any present or future employee, director or consultant benefit or other incentive plan or program of or assumed by us or any of our subsidiaries;
(c)   upon the issuance of any common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date the Mandatory Convertible Preferred Stock were first issued;
(d)   for a change solely in the par value of our common stock;
(e)   for sales of our common stock for cash, including the sale of shares of our common stock for a purchase price that is less than the applicable market price per share of our common stock or less than the initial price or the threshold appreciation price, other than in a transaction described in clause (2) or clause (4) above;
(f)   for stock repurchases that are not tender or exchange offers, including pursuant to structured or derivative transactions;
(g)   as a result of a tender offer solely to holders of fewer than 100 shares of our common stock;
(h)   as a result of a third-party tender or exchange offer, other than a tender or exchange offer by one of our subsidiaries as described in clause (6) above; or
(i)   for accumulated and unpaid dividends on the Mandatory Convertible Preferred Stock, except as described above under the section titled “— Mandatory Conversion,” “— Conversion at the Option of the Holder” and “— Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount.”
We will, as soon as practicable after the fixed conversion rates are adjusted, provide or cause to be provided written notice of the adjustment to the holders of shares of Mandatory Convertible Preferred

Stock. We will also upon written request by a beneficial owner of the Depositary Shares deliver a statement setting forth in reasonable detail the method by which the adjustment to each fixed conversion rate was determined and setting forth each revised fixed conversion rate.
If an adjustment is made to the fixed conversion rates, an inversely proportional adjustment also will be made to the floor price. For the avoidance of doubt, if an adjustment is made to the fixed conversion rates, no separate inversely proportionate adjustment will be made to the initial price or the threshold appreciation price because the initial price is equal to $1,000 divided by the maximum conversion rate (as adjusted in the manner described herein) and the threshold appreciation price is equal to $1,000 divided by the minimum conversion rate (as adjusted in the manner described herein).
Whenever any provision of the certificate of designations establishing the terms of the Mandatory Convertible Preferred Stock requires us to calculate the VWAP per share of our common stock over a span of multiple days, our board of directors, or any authorized committee thereof, will make appropriate adjustments (including, without limitation, to the applicable market value, the early conversion average price, the stock price and the five-day average price, as the case may be) to account for any adjustments to the fixed conversion rates that become effective, or any event that would require such an adjustment if the record date, ex-date, effective date or expiration date, as the case may be, of such event occurs, during the relevant period used to calculate such prices or values, as the case may be.
If:
•
the record date for a dividend or distribution on our common stock occurs after the end of the final averaging period and before the mandatory conversion date, and

•
that dividend or distribution would have resulted in an adjustment of the number of shares of our common stock issuable to the holders of Mandatory Convertible Preferred Stock had such record date occurred on or before the last trading day of the final averaging period, then we will deem the holders of Mandatory Convertible Preferred Stock to be holders of record, for each share of Mandatory Convertible Preferred Stock that they hold, of a number of shares of our common stock equal to the conversion rate for purposes of that dividend or distribution. In this case, the holders of the Mandatory Convertible Preferred Stock would receive the dividend or distribution on our common stock together with the number of shares of common stock issuable upon mandatory conversion of the Mandatory Convertible Preferred Stock.
Recapitalizations, Reclassifications and Changes in our Common Stock
In the event of:
•
any consolidation or merger of us with or into another person (other than a merger or consolidation in which we are the continuing corporation and in which the shares of our common stock outstanding immediately prior to the merger or consolidation are not exchanged for cash, securities or other property of us or another person);

•
any sale, transfer, lease or conveyance to another person of all or substantially all of our and our subsidiaries’ consolidated property and assets;

•
any reclassification of our common stock into securities, including securities other than our common stock; or

•
any statutory exchange of our securities with another person or binding share exchange (other than in connection with a merger or consolidation),

in each case, as a result of which our common stock would be converted into, or exchanged for, securities, cash or property (each, a “reorganization event”), each share of Mandatory Convertible Preferred Stock outstanding immediately prior to such reorganization event shall, without the consent of the holders of the Mandatory Convertible Preferred Stock, become convertible into the kind of securities, cash and other property that such holder would have been entitled to receive if such holder had converted its Mandatory Convertible Preferred Stock into common stock immediately prior to such reorganization event (such securities, cash and other property, the “exchange property,” with each “unit of exchange property” meaning the kind and amount of exchange property that a holder of one share of common stock is entitled to receive). For purposes of the foregoing, the type and amount of exchange property in the case of any reorganization event that causes our common stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election) will be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of our common stock in such reorganization event. We will notify holders of the Mandatory Convertible Preferred Stock of such weighted average as soon as practicable after such determination is made. The number of units of exchange property we will deliver upon conversion of each share of Mandatory Convertible Preferred Stock or as a payment of dividends on the Mandatory Convertible Preferred Stock, as applicable, following the effective date of such reorganization event will be determined as if references to our common stock in the description of the conversion rate applicable upon mandatory conversion, conversion at the option of the holder or conversion at the option of the holder upon a fundamental change and/or the description of the relevant dividend payment provisions, as applicable, were to units of exchange property (without interest thereon and without any right to dividends or distributions thereon which have a record date prior to the date on which holders of the Mandatory Convertible Preferred Stock become holders of record of the underlying exchange property). For the purpose of determining which bullet of the definition of conversion rate will apply upon mandatory conversion, and for the purpose of calculating the conversion rate if the second bullet of such definition is applicable, the value of a unit of exchange property will be determined in good faith by our board of directors, or an authorized committee thereof, except that if a unit of exchange property includes common stock or ADRs that are traded on a U.S. national securities exchange, the value of such common stock or ADRs will be the average over the final averaging period of the volume-weighted average prices for such common stock or ADRs, as displayed on the applicable Bloomberg screen (as determined in good faith by our board of directors, or an authorized committee thereof), or, if such price is not available, the average market value per share of such common stock or ADRs over such period as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by us for this purpose. We (or any successor to us) will, as soon as reasonably practicable (but in any event within 20 calendar days) after the occurrence of any reorganization event, provide written notice to the holders of Mandatory Convertible Preferred Stock of such occurrence and of the kind and amount of cash, securities or other property that constitute the exchange property. Failure to deliver such notice will not affect the operation of the provisions described in this section.
Reservation of Shares
We will at all times reserve and keep available out of the authorized and unissued common stock or shares of common stock held in treasury by us, solely for issuance upon conversion of the Mandatory Convertible Preferred Stock, free from any preemptive or other similar rights, the maximum number of shares of common stock as shall be issuable from time to time upon the conversion of all the shares of Mandatory Convertible Preferred Stock then outstanding (including, for the avoidance of doubt, the maximum additional conversion amount).
Transfer Agent and Registrar
Equiniti Trust Company, LLC is the transfer agent and registrar for the Mandatory Convertible Preferred Stock.

DESCRIPTION OF DEPOSITARY SHARES
We will deposit the shares of our Mandatory Convertible Preferred Stock, represented by the Depositary Shares offered hereby pursuant to a deposit agreement (the “deposit agreement”) among us, Equiniti Trust Company, LLC, acting as bank depositary (the “bank depositary”), and the holders from time to time of the Depositary Shares.
The following description is a summary of the material provisions of the Depositary Shares and the deposit agreement and does not purport to be complete. The terms of the Depositary Shares include those expressly set forth in the deposit agreement, and this summary is subject to and is qualified by reference to all the provisions of the Depositary Shares and the deposit agreement, including the definitions of certain terms used in the deposit agreement.
You may request a copy of the deposit agreement from us as described under the section titled “Where You Can Find More Information” in the accompanying prospectus. We urge you to read this document because it, and not this description, defines your rights as a holder of Depositary Shares.
For purposes of this description, references to “QXO,” “we,” “our” and “us” refer only to QXO, Inc. and not to its subsidiaries.
General
Each Depositary Share represents a 1/20th interest in a share of our Mandatory Convertible Preferred Stock and will initially be evidenced by a global security, as defined in and described under the section titled “— Book-entry, Settlement and Clearance” in this section. Subject to the terms of the deposit agreement, the Depositary Shares will be entitled to all rights, preferences, privileges and voting powers of our Mandatory Convertible Preferred Stock, as applicable, in proportion to the fraction of a share of our Mandatory Convertible Preferred Stock those Depositary Shares represent.
In this section, references to “holders” of Depositary Shares mean those who have Depositary Shares registered in their own names on the books maintained by the bank depositary and not indirect holders who will own beneficial interests in Depositary Shares registered in the street name of, or issued in book-entry form through, DTC prior to the mandatory conversion of our Mandatory Convertible Preferred Stock. You should review the special considerations that apply to indirect holders as described under the section titled “— Book-entry, Settlement and Clearance” in this section.
Conversion
Because each Depositary Share represents a 1/20th interest in a share of our Mandatory Convertible Preferred Stock, a holder of Depositary Shares may elect to convert Depositary Shares only in lots of 20 Depositary Shares, either on an early conversion date at the minimum conversion rate of       shares of our common stock per Depositary Share, subject to adjustment, or during a fundamental change conversion period at the fundamental change conversion rate, as described below. For a description of the terms and conditions on which our Mandatory Convertible Preferred Stock is convertible at the option of holders of Mandatory Convertible Preferred Stock, see the sections titled “Description of Mandatory Convertible Preferred Stock — Conversion at the Option of the Holder” and “Description of Mandatory Convertible Preferred Stock — Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount” in this prospectus supplement.
The following table sets forth the fundamental change conversion rate per Depositary Share, subject to adjustment as described under the section titled “Description of Mandatory Convertible Preferred Stock — Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount,” based on the effective date of the fundamental change and the stock price in the fundamental change:

Stock Price
Effective Date	$	$	$	$	$	$	$	$	$	$	$
May , 2025
May 15, 2026
May 15, 2027
May 15, 2028
The exact stock price and effective date may not be set forth in the table, in which case:
•
if the stock price is between two stock prices on the table or the effective date is between two effective dates on the table, the fundamental change conversion rate per Depositary Share will be determined by straight-line interpolation between the fundamental change conversion rates per Depositary Share set forth for the higher and lower stock prices and the earlier and later effective dates, as applicable, based on a 365-day or 366-day year, as applicable;

•
if the stock price is in excess of $      per share (subject to adjustment in the same manner as the column headings of the table above), then the fundamental change conversion rate per Depositary Share will be the minimum conversion rate, divided by 20; and

•
if the stock price is less than $      per share (subject to adjustment in the same manner as the column headings of the table above), then the fundamental change conversion rate per Depositary Share will be the maximum conversion rate, divided by 20.

On any conversion date for our Mandatory Convertible Preferred Stock, each Depositary Share corresponding to the shares of our Mandatory Convertible Preferred Stock so converted will be entitled to receive 1/20th of the number of shares of our common stock and the amount of any cash received by the bank depositary upon conversion of each share of our Mandatory Convertible Preferred Stock.
The following table illustrates the conversion rate per Depositary Share, subject to adjustment as described under the section titled “Description of Mandatory Convertible Preferred Stock — Anti-dilution Adjustments” in this prospectus supplement, based on the applicable market value of our common stock:
Applicable market value of our common stock	Conversion rate per Depositary Share
Greater than the threshold appreciation price	shares of common stock
Equal to or less than the threshold appreciation price but greater than or equal to the initial price	Between and shares of common stock, determined by dividing $50 by the applicable market value
Less than the initial price	shares of common stock
After delivery of our common stock by the transfer agent to the bank depositary following conversion of our Mandatory Convertible Preferred Stock, the bank depositary will transfer the proportional number of shares of our common stock to the holders of Depositary Shares by book-entry transfer through DTC or, if the holders’ interests are in certificated depositary receipts, by delivery of common stock certificates for such number of shares of our common stock.
If we (or an applicable withholding agent) are required to withhold on distributions of common stock in respect of dividends in arrears or in respect of the net present value of future dividends to a holder (see the section titled “Material United States Federal Income Tax Consequences”) and pay the applicable withholding taxes, we may, at our option, or an applicable withholding agent may, withhold such taxes from payments of cash or shares of common stock payable to such holder.
Fractional Shares
No fractional shares of common stock will be issued to holders of our Depositary Shares upon conversion. In lieu of any fractional shares of common stock otherwise issuable in respect of the aggregate number of Depositary Shares of any holder that are converted, that holder will be entitled to receive an amount in cash (computed to the nearest cent) equal to the product of: (i) that same fraction; and (ii) the average VWAP per share of our common stock over the five consecutive trading day period ending on, and including, the second trading day immediately preceding the conversion date.
If more than one Depositary Share is surrendered for, or subject to, conversion at one time by or for the same holder, the number of shares of our common stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of Depositary Shares so surrendered for, or subject to, conversion.
Dividends and Other Distributions
Each dividend paid on a Depositary Share will be in an amount equal to 1/20th of the dividend paid on the related share of our Mandatory Convertible Preferred Stock. So long as our Depositary Shares are held of record by the nominee of DTC, declared cash dividends in respect of our Depositary Shares will be paid to DTC in same-day funds on each dividend payment date. DTC will credit accounts of its participants in accordance with DTC’s normal procedures. The participants will be responsible for holding or disbursing such payments to beneficial owners of our Depositary Shares in accordance with the instructions of such beneficial owners.
The bank depositary will deliver any cash or shares of common stock it receives in respect of dividends on our Mandatory Convertible Preferred Stock to the holders of the Depositary Shares in such amounts as are, as nearly as practicable, in proportion to the number of outstanding Depositary Shares held by such holders, on the date of receipt or as soon as practicable thereafter.
The dividend payable on the first dividend payment date, if declared, is expected to be $      per Depositary Share, and the dividend payable on each subsequent dividend payment date, if declared, is expected to be $      per Depositary Share.
Record dates for the payment of dividends and other matters relating to the Depositary Shares will be the same as the corresponding record dates for our Mandatory Convertible Preferred Stock.
No fractional shares of common stock will be delivered to the holders of our Depositary Shares in respect of dividends. Each holder that would otherwise be entitled to a fraction of a share of common stock will instead be entitled to receive a cash adjustment (computed to the nearest cent) based on the average VWAP per share of our common stock over the five consecutive trading day period ending on, and including, the second trading day immediately preceding the applicable dividend payment date.
The amount paid as dividends or otherwise distributable by the bank depositary with respect to the Depositary Shares or the underlying Mandatory Convertible Preferred Stock will be reduced by any amounts required to be withheld by us or the bank depositary on account of taxes or other governmental charges. The bank depositary may refuse to make any payment or distribution, or any transfer, exchange, or withdrawal of any Depositary Shares or the shares of our Mandatory Convertible Preferred Stock until such taxes or other governmental charges are paid.
No Redemption
We may not redeem our Depositary Shares. However, at our option, we may purchase our Depositary Shares from time to time in the open market, by tender offer, exchange offer or otherwise.
Voting the Mandatory Convertible Preferred Stock
Because each Depositary Share represents a 1/20th interest in a share of the Mandatory Convertible Preferred Stock, holders of depositary receipts will be entitled to 1/20th of a vote per share of Mandatory Convertible Preferred Stock under those circumstances in which holders of the Mandatory Convertible Preferred Stock are entitled to a vote, as described under the section titled “Description of Mandatory Convertible Preferred Stock — Voting Rights” in this prospectus supplement.
When the bank depositary receives notice of any meeting at which the holders of our Mandatory Convertible Preferred Stock are entitled to vote, the bank depositary will mail the notice to the record holders of the Depositary Shares relating to the Mandatory Convertible Preferred Stock. Each record holder of Depositary Shares on the record date (which will be the same date as the record date for our Mandatory Convertible Preferred Stock) may instruct the bank depositary as to how to vote the amount of our Mandatory Convertible Preferred Stock represented by such holder’s Depositary Shares in accordance with these instructions. The bank depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such Depositary Shares in accordance with these instructions, and we will take all actions the bank depositary deems necessary in order to enable the bank depositary to do so. The bank depositary will abstain from voting shares of the Mandatory Convertible Preferred Stock to the extent it does not receive specific instructions from the holders of Depositary Shares representing our Mandatory Convertible Preferred Stock.
Modification, Amendment and Termination
Without the consent of the holders of the Depositary Shares, we may amend, alter or supplement the deposit agreement or any certificate representing the Depositary Shares for the following purposes:
•
to cure any ambiguity, omission, inconsistency or mistake in any such agreement or instrument;

•
to make any provision with respect to matters or questions relating to the Depositary Shares that is not inconsistent with the provisions of the deposit agreement and that does not materially and adversely affect the rights, preferences, privileges or voting powers of any holder of the Depositary Shares;

•
to make any change reasonably necessary, in our reasonable determination, to reflect each Depositary Share’s representation of 1/20th of a share of our Mandatory Convertible Preferred Stock;

•
to make any change reasonably necessary, in our reasonable determination, to comply with the procedures of the bank depositary and that does not materially and adversely affect the rights, preferences, privileges or voting powers of any holder of the Depositary Shares; or

•
to make any other change that does not materially and adversely affect the rights, preferences, privileges or voting powers of any holder of the Depositary Shares (other than any holder that consents to such change).

In addition, without the consent of the holders of the Depositary Shares, we may amend, alter, supplement or repeal any terms of the Depositary Shares to conform the terms of the Depositary Shares to the description thereof in the accompanying prospectus as supplemented and/or amended by the section titled “Description of Depositary Shares” and the section titled “Description of Mandatory Convertible Preferred Stock,” as further supplemented and/or amended by the related pricing term sheet.
With the consent of the record holders of at least a majority of the aggregate number of Depositary Shares then outstanding, the Depositary Shares and any provisions of the deposit agreement may at any time and from time to time be amended, altered or supplemented by agreement between us and the bank depositary; provided that, without the consent of each record holder of an outstanding Depositary Share affected, no such amendment, alteration or supplement will:
•
reduce the number of Depositary Shares the record holders of which must consent to an amendment, alteration or supplement of the Depositary Shares or the deposit agreement;

•
reduce the amount payable or deliverable in respect of the Depositary Shares or extend the stated time for such payment or delivery;

•
impair the right, subject to certain requirements set forth in the deposit agreement, of any owner of Depositary Shares to surrender any receipt evidencing such Depositary Shares to the bank depositary with instructions to deliver to it the Mandatory Convertible Preferred Stock and all money and/or other property represented thereby;

•
change the currency in which payments in respect of the Depositary Shares or any receipt evidencing such Depositary Shares is made;

•
impair the right of any record holder of Depositary Shares to receive payments or deliveries on its Depositary Shares on or after the due dates therefor or to institute suit for the enforcement of any such payment or delivery;

•
make any change that materially and adversely affects the conversion rights of any record holder of Depositary Shares; or

•
make any change that materially and adversely affects the voting rights of any record holder of Depositary Shares.

The deposit agreement may be terminated by us or the bank depositary only if (a) all outstanding Depositary Shares have been cancelled, upon conversion of the Mandatory Convertible Preferred Stock or otherwise, or (b) there has been made a final distribution in respect of the Mandatory Convertible Preferred Stock in connection with any liquidation, winding-up or dissolution of us and such distribution shall have been distributed to the record holders of the depositary receipts pursuant to the deposit agreement.
Charges of Bank Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the bank depositary in connection with the initial deposit of the Mandatory Convertible Preferred Stock. Except as otherwise set forth in this “Description of Depositary Shares” section, holders of depositary receipts will pay other transfer and other taxes and governmental charges and any other charges, including a fee for the withdrawal of shares of Mandatory Convertible Preferred Stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.
Withdrawal Rights
A holder of 20 Depositary Shares may withdraw the share of our Mandatory Convertible Preferred Stock corresponding to such Depositary Shares, and any cash or other property represented by such Depositary Shares. A holder who withdraws shares of Mandatory Convertible Preferred Stock (and any such cash or other property) will not be required to pay any taxes or duties relating to the issuance or delivery of such shares of Mandatory Convertible Preferred Stock (and any such cash or other property), except that such holder will be required to pay any tax or duty that may be payable relating to any transfer involved in the issuance or delivery of such shares of Mandatory Convertible Preferred Stock (and any such cash or other property) in a name other than the name of such holder. Holders of shares of our Mandatory Convertible Preferred Stock will not have the right under the deposit agreement to deposit such shares with the bank depositary in exchange for Depositary Shares.
Listing
We intend to apply to list the Depositary Shares on the New York Stock Exchange under the symbol “QXO.PRB”. No assurance can be given that our Depositary Shares will be listed or that any such application for listing will be approved. In addition, upon listing, we have agreed to use our reasonable best efforts to keep the Depositary Shares representing fractional interests in the Mandatory Convertible Preferred Stock listed on the New York Stock Exchange. Listing the Depositary Shares on the New York Stock Exchange does not guarantee that a trading market will develop or, if a trading market does develop, the depth of that market or the ability of holders to sell their Depositary Shares easily. We do not expect there will be any separate public trading market for the shares of the Mandatory Convertible Preferred Stock except as represented by the Depositary Shares.
Form and Notices
The Mandatory Convertible Preferred Stock will be issued in registered form to the bank depositary, and the Depositary Shares will be issued in book-entry only form through DTC prior to the conversion of the Mandatory Convertible Preferred Stock, as described under the section titled “— Book-entry, Settlement and Clearance” in this section. The bank depositary will forward to the holders of Depositary Shares all reports, notices and communications from us that are delivered to the bank depositary and that we are required to furnish to the holders of our Mandatory Convertible Preferred Stock.

Book-entry, Settlement and Clearance
The Global Security
The Depositary Shares will initially be represented by a single registered security in global form (the “global security”). Upon issuance, the global security will be deposited with the bank depositary as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC.
You may hold your interests in the global security through DTC, either as a participant in DTC or indirectly through organizations which are participants in DTC. We expect that under procedures established by DTC:
•
upon deposit of the global security with DTC’s custodian, DTC will credit portions of the global security to the accounts of the DTC participants designated by the underwriters; and

•
ownership of beneficial interests in the global security will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global security).

Beneficial interests in the global security may not be exchanged for securities in physical, certificated form except in the limited circumstances described below.
Book-entry Procedures for the Global Security
All interests in the global security will be subject to the operations and procedures of DTC. We have obtained the information in this section or in the accompanying prospectus concerning DTC and its book-entry systems and procedures from sources that we believe to be reliable. We take no responsibility for an accurate portrayal of this information. In addition, the description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC as they are currently in effect. Those systems could change their rules and procedures at any time.
DTC has provided us the following information: DTC is a limited-purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.
DTC holds and provides asset servicing for U.S. and non-U.S. equity, corporate and municipal debt issues and money market instruments that DTC’s participants, referred to as “direct DTC participants,” deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between direct participants’ accounts, thereby eliminating the need for physical movement of certificates. Direct DTC participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, which is owned, in part, by a number of direct DTC participants. Indirect access to the DTC system is also available to others, referred to as “indirect DTC participants,” for example, securities brokers and dealers, banks, trust companies and clearing corporations, that clear through or maintain a custodial relationship with a direct DTC participant, either directly or indirectly. DTC rules applicable to direct and indirect participants are on file with the SEC.
So long as DTC or its nominee is the registered owner of the global security, DTC or such nominee will be considered the sole owner and holder of the Depositary Shares represented by the global security for all purposes under the deposit agreement. Except as provided below, owners of beneficial interests in the global security will not be entitled to have securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of the securities under the deposit agreement in definitive form and will not be considered the owners or holders of the securities under the deposit agreement, including for purposes of receiving any reports delivered by us or the bank depositary under the deposit agreement. Accordingly, each person owning a beneficial interest in the global security must rely on the procedures of DTC or its nominee and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, in order to exercise any rights of a holder of securities under the deposit agreement.
Payments of dividends with respect to the Depositary Shares represented by the global security will be made by the bank depositary to DTC or its nominee, as the case may be, as the registered owner of the global security. Neither we nor the bank depositary will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in the global security or for maintaining, supervising or reviewing any records relating to those beneficial interests.
We expect that DTC or its nominee, upon receipt of any payment of principal or interest, will credit the participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global securities as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global security held through these participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name.” The participants are responsible for the standing instructions and customary practices governing beneficial interests.
Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds.
Certificated Securities
Individual certificates in respect of the Depositary Shares will be issued in exchange for the global security only if DTC notifies us that it is unwilling or unable to continue as a clearing system in connection with the global security, or ceases to be a clearing agency registered under the Exchange Act, and a successor clearing system is not appointed by us within 90 days after we receive such notice from DTC or upon our becoming aware that DTC is no longer so registered.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
The following is a summary of the material U.S. federal income tax consequences generally applicable, as of the date hereof, to the ownership and disposition of Depositary Shares, our Mandatory Convertible Preferred Stock, and our common stock into which our Mandatory Convertible Preferred Stock may be converted by U.S. Holders (as defined below) and Non-U.S. Holders (as defined below) that acquire Depositary Shares in this offering at the initial offering price. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), applicable U.S. Treasury regulations, judicial opinions, and administrative rulings and published positions of the U.S Internal Revenue Service (“IRS”), each as in effect as of the date hereof. These authorities are subject to change, possibly on a retroactive basis, and any such change could affect the accuracy of the statements and conclusions set forth in this summary. We have not sought any ruling from the IRS with respect to the statements made and the conclusions reached in the following summary and there can be no assurance that the IRS will agree with our statements and conclusions or that a court would not sustain any challenge by the IRS in the event of litigation.
This summary does not address all aspects of U.S. federal income taxation that may be relevant to holders in light of their particular circumstances, and does not deal with taxes other than the federal income tax (such as estate and gift tax or Medicare contribution tax) or with non-U.S., state, local or other tax considerations. Special rules, not discussed here, may apply to certain holders, including: U.S. expatriates and certain former citizens or long-term residents of the United States, banks, regulated investment companies, real estate investment trusts, financial institutions, insurance companies, tax-exempt organizations, common trust funds, hybrid entities, governmental organizations or agencies or instrumentalities thereof, traders, brokers or dealers in securities or currencies, traders that elect to mark-to-market their securities for U.S. federal income tax purposes, “controlled foreign corporations,” “passive foreign investment companies,” corporations that accumulate earnings to avoid U.S. federal income tax, persons required to accelerate recognition of any item of gross income with respect to the Depositary Shares, our Mandatory Convertible Preferred Stock, or our common stock as a result of income being recognized on an applicable financial statement, U.S. Holders whose functional currency is not the U.S. dollar, U.S. Holders who hold Depositary Shares, our Mandatory Convertible Preferred Stock, or our common stock through a non-U.S. broker or other non-U.S. intermediary, entities treated as a partnership or other pass-through entity for U.S. federal income tax purposes (or investors in such a pass-through entity), persons subject to an alternative minimum tax, persons who acquired Depositary Shares, our Mandatory Convertible Preferred Stock or our common stock as compensation or pursuant to the exercise of any employee stock option, or persons who have acquired Depositary Shares, our Mandatory Convertible Preferred Stock or our common stock as part of a straddle, hedge, conversion transaction or other risk reducing strategy or other integrated investment, persons deemed to sell the Depositary Shares, our Mandatory Convertible Preferred Stock or our common stock under the constructive sale provisions of the Code, “qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds, tax-qualified retirement plans, and persons who own, or are deemed to own, more than 5% of our Mandatory Convertible Preferred Stock or our common stock. Such holders should consult their tax advisors to determine the U.S. federal, state, local and non-U.S. tax considerations that may be relevant to them. This summary applies only to holders who hold Depositary Shares, our Mandatory Convertible Preferred Stock, or our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment).
For purposes of this summary, a “U.S. Holder” means a beneficial owner of Depositary Shares, our Mandatory Convertible Preferred Stock, or our common stock that is for U.S. federal income tax purposes any of the following:
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an individual who is a citizen or resident of the United States;

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a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

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an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

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a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

For purposes of this summary, a “Non-U.S. Holder” means a beneficial owner of Depositary Shares, our Mandatory Convertible Preferred Stock, or our common stock that is, for U.S. federal income tax purposes, a person (other than a partnership) that is not a U.S. Holder.
In the case of an entity that is classified as a partnership for U.S. federal income tax purposes that holds Depositary Shares, our Mandatory Convertible Preferred Stock, or our common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partner and the partnership. A prospective investor that is a partnership and partners in such a partnership are urged to consult their tax advisors about the U.S. federal income tax considerations relating to the purchase, ownership, or disposition of Depositary Shares, our Mandatory Convertible Preferred Stock, or our common stock.
The discussion below assumes that the representations contained in the deposit agreement are true and that the obligations in the deposit agreement and any related agreement will be complied with in accordance with their terms. Generally, a holder of a Depositary Share should be treated for U.S. federal income tax purposes as holding the fraction of Mandatory Convertible Preferred Stock represented by the Depositary Share. Accordingly, a holder generally should not recognize income, gain, loss, or deductions upon a withdrawal of Depositary Shares for Mandatory Convertible Preferred Stock. Unless otherwise specified, the remainder of the discussion refers to a holder of a Depositary Share as if the holder directly owns the proportionate share of the Mandatory Convertible Preferred Stock.
Each prospective investor is urged to consult its tax advisors concerning the particular U.S. federal, state, local, and non-U.S. income tax considerations and other tax considerations of the ownership and disposition of its Depositary Shares, our Mandatory Convertible Preferred Stock, or our common stock.
Taxation of U.S. Holders
Distributions
Distributions of cash or property that we pay in respect of Depositary Shares, our Mandatory Convertible Preferred Stock or common stock will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles) and will be includible in gross income by a U.S. Holder upon receipt. Any such dividend will be eligible for the dividends received deduction if received by an otherwise qualifying corporate U.S. Holder that meets the holding period and other requirements for the dividends received deduction. Dividends paid to non-corporate U.S. Holders (including individuals) are eligible for U.S. federal income taxation at the rates generally applicable to long-term capital gains for non-corporate U.S. Holders (at a maximum tax rate of 20%), provided that the U.S. Holder receiving the dividend satisfies the applicable holding period and other requirements. To the extent any distribution exceeds our current and accumulated earnings and profits, such excess will be treated as a tax-free return of capital to the extent of the U.S. Holder’s adjusted tax basis in its Depositary Shares, our Mandatory Convertible Preferred Stock, or our common stock (determined separately for each share) which will not be subject to tax, and thereafter will be treated as capital gain (and thus treated in the manner described in the section titled “— Dispositions” below).
Share Distributions
We may make distributions to holders of our Mandatory Convertible Preferred Stock, including holders of Depositary Shares, that are paid in shares of our common stock. While not free from doubt, these distributions should be treated for U.S. federal income tax purposes as if the holder received a distribution of cash in an amount equal to the fair market value of the distributed common stock on the date of the distribution and thus should generally be subject to the rules applicable to cash distributions (as discussed in the section titled “— Distributions” above). Accordingly, a U.S. Holder may have a tax liability on account of such distributions in excess of the cash (if any) that is received. Because such distribution may not give rise to any cash from which any applicable withholding tax could be satisfied, if we (or an applicable withholding agent) are required to pay backup withholding on behalf of a U.S. Holder (as further described below under the section titled “— Information Reporting and Backup Withholding”), the applicable withholding agent could withhold such taxes from shares of common stock or current or subsequent payments of cash to such U.S. Holder. A U.S. Holder’s initial tax basis in any common stock received as a distribution on the Mandatory Convertible Preferred Stock (or Depositary Shares) will generally equal the fair market value of the common stock on the date of the distribution, and the holding period for that common stock will begin on the day after the distribution.
Extraordinary Dividends
Dividends that exceed certain thresholds in relation to a U.S. Holder’s tax basis in its Depositary Shares, our Mandatory Convertible Preferred Stock, or our common stock could be characterized as an “extraordinary dividend” under the Code. If a corporate U.S. Holder receives an extraordinary dividend on stock it has held for two years or less before the dividend announcement date, such corporate U.S. Holder will generally be required to reduce its tax basis in its Depositary Shares, our Mandatory Convertible Preferred Stock, or our common stock, as applicable, with respect to which such dividend was made by the nontaxed portion of such dividend. If the amount of the reduction exceeds the corporate U.S. Holder’s tax basis in such stock, the excess is treated as taxable gain realized on the sale or other taxable disposition of the Depositary Shares, our Mandatory Convertible Preferred Stock, or our common stock and will be treated as described under the section titled “— Dispositions” below.
A non-corporate U.S. Holder will be required to treat any losses on the sale of its Depositary Shares, our Mandatory Convertible Preferred Stock, or our common stock as long-term capital losses to the extent that any extraordinary dividends received by such non-corporate U.S. Holder qualified as a dividend that was eligible for long-term capital gain rates, as described under the section titled “ — Distributions” above.
Adjustments to the Conversion Rate
The conversion rate of the Mandatory Convertible Preferred Stock will be adjusted in certain circumstances. A U.S. Holder that holds our Mandatory Convertible Preferred Stock (or Depositary Shares) may be deemed to have received a constructive distribution if the adjustment has the effect of increasing the U.S. Holder’s proportionate interest in our assets or earnings and profits. In addition, the failure to make certain adjustments to the Mandatory Convertible Preferred Stock may cause a U.S. Holder of our common stock to be deemed to have received a constructive distribution from us, even though the U.S. Holder has not received any cash or property as a result of such adjustments. Such U.S. Holder would be subject to the rules discussed under the section titled “— Distributions” above. Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing the dilution of the interest of the U.S. Holder of the Mandatory Convertible Preferred Stock (or Depositary Shares), however, will generally not be considered to result in a deemed distribution to the U.S. Holder. Certain of the possible conversion rate adjustments provided in the terms of the Mandatory Convertible Preferred Stock (including adjustments in respect of taxable dividends paid to holders of common stock) may not qualify as being pursuant to a bona fide reasonable adjustment formula. If adjustments that have the effect of increasing a U.S. Holder’s proportionate interest in our assets or earnings and profits and that do not qualify as being pursuant to a bona fide reasonable adjustment formula are made, U.S. Holders of Mandatory Convertible Preferred Stock (or Depositary Shares) may be deemed to have received a distribution even though they have not received any cash or property. Any such deemed distribution will generally be taxable to a U.S. Holder in the same manner as an actual distribution as described above under the section titled “— Distributions.” Because such distribution may not give rise to any cash from which any applicable withholding tax could be satisfied, if we (or an applicable withholding agent) are required to pay backup withholding on behalf of a U.S. Holder (as further described below under the section titled “— Information Reporting and Backup Withholding”), the applicable withholding agent could withhold such taxes from shares of common stock or current or subsequent payments of cash to such U.S. Holder. Generally, a U.S. Holder’s adjusted tax basis in the Mandatory Convertible Preferred Stock (or Depositary Shares) will be increased to the extent any such constructive distribution is treated as a dividend.
The IRS has proposed U.S. Treasury regulations addressing the amount and timing of constructive distributions as well as obligations of withholding agents and filing and notice obligations of the issuers in respect of such constructive distributions. If adopted as proposed, the U.S. Treasury regulations would generally provide, among other things, that (i) the amount of a constructive distribution is the excess of the fair market value of the right to acquire common stock immediately after the conversion rate adjustment over the fair market value of the right to acquire common stock (determined immediately after the conversion rate adjustment) without the adjustment, and (ii) the constructive distribution occurs at the earlier of the date the adjustment occurs under the terms of the Mandatory Convertible Preferred Stock and the date of the actual distribution of cash or property that results in the constructive distribution. The preamble to the proposed U.S. Treasury regulations notes that the regulations, if finalized, would be effective for deemed distributions occurring on or after the date of adoption, but taxpayers and withholding agents may rely on the proposed U.S. Treasury regulations prior to that date under certain circumstances.
Conversion into Common Stock
Except as provided below, a U.S. Holder generally will not recognize gain or loss upon the conversion of the Mandatory Convertible Preferred Stock (or Depositary Shares) into shares of our common stock, except that (1) a U.S. Holder’s receipt of cash (if any) in respect of dividends in arrears or possibly accrued and unpaid dividends will be taxable as described under the section titled “— Distributions” above, (2) a U.S. Holder’s receipt of common stock (if any) in respect of dividends in arrears or possibly accrued and unpaid dividends will be taxable as described under the section titled “— Distributions” above as if the U.S. Holder had received cash in respect of such dividends but only to the extent of the excess of the fair market value, determined as of the date of the conversion, of the common stock received in the conversion over the issue price of the Mandatory Convertible Preferred Stock (or Depositary Shares) surrendered therefor and (3) a U.S. Holder’s receipt of cash in lieu of a fractional share of our common stock will result in capital gain or loss (measured by the difference between the cash received in lieu of the fractional share of our common stock and the holder’s adjusted tax basis in the fractional share of our common stock).
Because payments of common stock that are treated as dividends will not give rise to any cash from which any applicable withholding tax could be satisfied, if we (or an applicable withholding agent) pay backup withholding on behalf of a U.S. Holder (because such U.S. Holder failed to establish an exemption from backup withholding), we may, at our option, or an applicable withholding agent may, withhold such taxes from shares of common stock or current or subsequent payments of cash to such U.S. Holder.
Except as discussed in the next sentence, a U.S. Holder’s initial tax basis in shares of common stock received upon conversion of the Mandatory Convertible Preferred Stock (or Depositary Shares) (and any fractional shares of our common stock treated as received and then exchanged for cash) will equal the basis of the Depositary Shares representing an interest in the converted shares of Mandatory Convertible Preferred Stock and the holding period of such shares of common stock will include the holding period of the Depositary Shares representing an interest in the converted shares of Mandatory Convertible Preferred Stock. Common stock received in payment of dividends in arrears or possibly accrued but unpaid dividends and taxed as a dividend upon receipt, if any, will have a basis equal to their fair market value on the date of conversion, and a new holding period will commence therefor on the day after the conversion. A U.S. Holder’s adjusted tax basis in common stock received may be further reduced under the rules described above under the section titled “— Extraordinary Dividends.”
Upon certain conversions of our Mandatory Convertible Preferred Stock (or Depositary Shares), we may, in respect of any such conversion, pay a holder of our Mandatory Convertible Preferred Stock (or Depositary Shares) common stock and/or cash in respect of the present value of future dividends (as described in the section titled “Description of Mandatory Convertible Preferred Stock — Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount”). The tax considerations of such payment of cash or common stock are uncertain. Although not free from doubt, we believe that the better view is to treat any such cash or shares of our common stock as additional consideration received in the conversion. If this treatment is correct, then (i) to the extent a U.S. Holder realizes gain on the conversion, such gain should be taxable to the extent of any cash (other than amounts of cash received in lieu of a fractional share of our common stock and cash received in respect of accrued and unpaid dividends that have been declared) received by such U.S. Holder, (ii) any such taxable gain would generally be taxable as a dividend to the extent of our accumulated earnings and profits attributable thereto (unless the conversion results in a meaningful reduction in such U.S. Holder’s equity interest in us, in which case any such taxable gain could be treated as capital gain as further described under the section titled “— Dispositions” below), (iii) a U.S. Holder’s basis in the shares of common stock received upon conversion (including the shares of our common stock received in respect of future dividends, but excluding the shares of our common stock in respect of dividends in arrears and possibly accrued and unpaid dividends) should equal its basis in our Mandatory Convertible Preferred Stock, or the Depositary Shares notionally representing an interest in the Mandatory Convertible Preferred Stock being converted, increased by any gain recognized by such U.S. Holder and reduced by any cash received in respect of any future dividends and any basis allocable to any fractional shares of our common stock, (iv) a U.S. Holder’s holding period in any common stock received upon conversion (including the shares of our common stock received in respect of future dividends, but excluding the shares of our common stock in respect of dividends in arrears and possibly accrued and unpaid dividends) should include the holding period of our Mandatory Convertible Preferred Stock, or the Depositary Shares representing an interest in the Mandatory Convertible Preferred Stock being converted and (v) a U.S. Holder’s receipt of cash in lieu of a fractional share of our common stock will result in capital gain or loss (measured by the difference between the cash received in lieu of the fractional share of our common stock and the holder’s adjusted tax basis in the fractional share of our common stock). For this purpose, a U.S. Holder should realize gain on the conversion equal to the excess, if any, of the sum of the cash and the fair market value of shares of our common stock received (including the shares of our common stock received in respect of future dividends, but excluding the shares of our common stock in respect of dividends in arrears and possibly accrued and unpaid dividends) over such U.S. Holder’s adjusted tax basis in our Mandatory Convertible Preferred Stock (or Depositary Shares) immediately prior to conversion. A U.S. Holder will not be permitted to recognize any loss realized upon the conversion of our Mandatory Convertible Preferred Stock (or Depositary Shares) into our common stock.
U.S. Holders should be aware that the tax treatment described in the preceding paragraph is not certain and may be challenged by the IRS, including on grounds that the amount received attributable to a portion of the then-current dividend period or to future dividends represents a taxable dividend to the extent we have current or accumulated earnings and profits at the time of conversion, as described above under the section titled “— Distributions.” U.S. Holders should consult their tax advisors to determine the specific tax treatment of such additional shares in their particular circumstances.
In the event a U.S. Holder’s Mandatory Convertible Preferred Stock is converted pursuant to certain transactions (including our consolidation or merger into another person), the tax treatment of such a conversion will depend upon the facts underlying the particular transaction triggering such a conversion. U.S. Holders should consult their own tax advisors to determine the specific tax treatment of a conversion under such circumstances.
Dispositions
Upon a sale, exchange or other taxable disposition of its Depositary Shares (other than pursuant to a withdrawal of our Mandatory Convertible Preferred Stock or common stock in respect of Depositary Shares or conversion of our Mandatory Convertible Preferred Stock into common stock), our Mandatory Convertible Preferred Stock, or our common stock, a U.S. Holder will generally recognize capital gain or loss equal to the difference, if any, between the amount realized on the sale, exchange or other taxable disposition and the U.S. Holder’s adjusted tax basis in its Depositary Shares, our Mandatory Convertible Preferred Stock, or our common stock. Such capital gain or loss will be long-term capital gain or loss if the U.S. Holder has held its Depositary Shares, our Mandatory Convertible Preferred Stock, or our common stock, as applicable, for more than one year at the time of disposition. A U.S. Holder’s tax basis and holding period in respect of common stock received in the conversion of the Mandatory Convertible Preferred Stock (or Depositary Shares) is discussed above under the section titled “— Conversion into Common Stock.” Long-term capital gains of non-corporate U.S. Holders (including individuals) are generally subject to U.S. federal income taxation at a maximum rate of 20%. The deductibility of capital losses is subject to significant limitations under the Code.
We may purchase the Mandatory Convertible Preferred Stock or Depositary Shares from time to time in the open market, by tender offer, exchange offer or otherwise. Assuming the disposition is “not essentially equivalent to a dividend” with respect to the U.S. Holder, the U.S. Holder generally will recognize capital gain or loss on any such purchase in an amount equal to the difference, if any, between the amount realized on the sale, exchange or other taxable disposition and the U.S. Holder’s adjusted tax basis in its Mandatory Convertible Preferred Stock or Depositary Shares. However, depending on the U.S. Holder’s circumstances, gross proceeds from such purchase may be taxed in the same manner as a distribution as described under the section titled “— Distributions” above. If a U.S. Holder owns none or only an insubstantial amount of our voting stock (actually or constructively, based on certain attribution rules), and does not exercise any control or management over our affairs, it is likely that the gain recognized from such purchase would be considered “not essentially equivalent to a dividend” and would be treated as capital gain as described under the section titled “— Dispositions” above. As discussed above, generally, a U.S. Holder of Depositary Shares should be treated for U.S. federal income tax purposes as holding the fraction of the Mandatory Convertible Preferred Stock represented by the Depositary Shares. Accordingly, a U.S. Holder generally should not recognize income, gain, loss, or deductions upon a withdrawal of Depositary Shares for Mandatory Convertible Preferred Stock.
U.S. Holders are urged to consult their tax advisors as to the consequences of any sale, exchange, or other taxable disposition of their Depositary Shares, our Mandatory Convertible Preferred Stock, or our common stock.
Information Reporting and Backup Withholding
We or an applicable withholding agent will report to U.S. Holders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld unless the U.S. Holder is an exempt recipient and, when required, demonstrates this fact. Under the backup withholding rules, a U.S. Holder may be subject to backup withholding on dividends with respect to, or the proceeds of a disposition of, Depositary Shares, our Mandatory Convertible Preferred Stock, or our common stock unless the U.S. Holder is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. Holder that does not provide its correct taxpayer identification number may also be subject to penalties imposed by the IRS.
Backup withholding is not an additional tax. Any amount paid as backup withholding will be creditable against the U.S. Holder’s federal income tax liability, provided the required information is timely furnished to the IRS.
Taxation of Non-U.S. Holders
Distributions
Distributions of cash or property that we pay in respect of our Mandatory Convertible Preferred Stock (or Depositary Shares) or our common stock, including any deemed distributions resulting from certain adjustments (or failures to make adjustments) to the number of shares of our common stock to be issued on conversion (as described under the section titled “— Share Distributions and Adjustments to Conversion Rate” below), will generally constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Dividends paid to Non-U.S. Holders will generally be subject to withholding of U.S. federal income tax at a 30% rate or (subject to the discussion below under the section titled “— FATCA Withholding”) such lower rate as may be specified by an applicable income tax treaty, provided that the withholding agent has received proper certification as to the application of that treaty. To the extent any distribution exceeds our current and accumulated earnings and profits, such excess will be treated as a tax-free return of capital to the extent of the Non-U.S. Holder’s adjusted tax basis in its Depositary Shares, our Mandatory Convertible Preferred Stock, or our common stock (determined separately for each share) which will not be subject to tax, and thereafter will be treated as capital gain (and thus treated in the manner described in the section titled “— Dispositions” below).
In order to claim the benefit of an applicable income tax treaty for dividends, a Non-U.S. Holder must satisfy applicable certification and other requirements prior to the distribution date, such as providing the withholding agent with a properly completed IRS Form W-8BEN or W-8BEN-E (or other applicable form). Non-U.S. Holders eligible for a reduced rate of or an exemption from U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

To the extent dividends paid are “effectively connected” with a Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States), such effectively connected dividends will not be subject to withholding tax provided that certain certification and disclosure requirements are satisfied. Instead, such dividends will be subject to U.S. federal income tax on a net basis at regular U.S. federal income tax rates in the same manner as if the Non-U.S. Holder were a United States person under the Code unless an applicable income tax treaty provides otherwise. In addition, if a Non-U.S. Holder is a corporate Non-U.S. Holder, earnings and profits attributable to such dividends that are effectively connected with such holder’s conduct of a U.S. trade or business may also be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty.
Share Distributions and Adjustments to Conversion Rate
We may make distributions to holders of our Mandatory Convertible Preferred Stock, including holders of Depositary Shares, that are paid in our common stock. In general, while not free from doubt, distributions paid in our common stock should be treated for U.S. federal income tax purposes as if the holder received a distribution of cash in an amount equal to the fair market value of the distributed common stock on the date of the distribution and thus should generally be subject to the rules applicable to cash distributions (as discussed in the section titled “— Distributions” above). Similarly, as discussed above under the section titled, “— Taxation of U.S. Holders — Adjustments to the Conversion Rate,” certain adjustments to the conversion rate (or failure to make certain adjustments) that result in an increase in the proportionate interests of a Non-U.S. Holder in our assets or earnings and profits can result in deemed distributions to the Non-U.S. Holder, which would be treated as discussed in the section titled “— Distributions” above. Because distributions paid in our common stock and deemed distributions would not give rise to any cash from which any applicable withholding tax could be satisfied, an applicable withholding agent could withhold the U.S. federal tax on any such dividend from such shares of common stock deliverable or from any cash, common stock, or sales proceeds subsequently paid or credited to such Non-U.S. Holder (or other assets of the Non-U.S. Holder held by such withholding agent).
Conversion into Common Stock
Except as provided in the next paragraph, a Non-U.S. Holder will not recognize gain or loss in respect of the receipt of common stock upon the conversion of the Mandatory Convertible Preferred Stock (or Depositary Shares), except that (1) any cash received that is attributable to dividends in arrears or possibly accrued and unpaid dividends, if any, will be treated in the manner described above under the section titled “— Distributions,” (2) any common stock received in respect of dividends in arrears or possibly accrued and unpaid dividends, if any, should be treated in the manner described above under the sections titled “— Distributions” and “— Share Distributions and Adjustments to Conversion Rate” as if the Non-U.S. Holder had received cash in respect of such dividends, but only to the extent of the excess of the fair market value, determined as of the date of the conversion, of the common stock received in the conversion over the issue price of the Mandatory Convertible Preferred Stock (or Depositary Shares) surrendered therefor and (3) the receipt of cash in lieu of a fractional share of our common stock will generally result in gain or loss (measured by the difference between the cash received in lieu of the fractional share of our common stock and the Non-U.S. Holder’s adjusted tax basis in the fractional share of our common stock) and be treated as described below under the section titled “— Dispositions.”
Upon certain conversions of our Mandatory Convertible Preferred Stock (or Depositary Shares), we may, in respect of any such conversion, pay a holder of Depositary Shares (or Mandatory Convertible Preferred Stock) common stock and/or cash in respect of the present value of future dividends (as described in the section titled “Description of Mandatory Convertible Preferred Stock — Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount”). As described above under the section titled “— Taxation of U.S. Holders — Conversion into Common Stock,” the tax considerations of such payment of cash or common stock are uncertain. Although not free from doubt, we believe that the better view is to treat any such cash or shares of our common stock as additional consideration received in the conversion.

Nevertheless, an applicable withholding agent may disagree and may treat any such payment as a dividend that is subject to U.S. federal withholding tax at a 30% rate as described above under the section titled “— Distributions” unless (1) the Non-U.S. Holder qualifies for an exception or a reduction of this rate under an applicable income tax treaty or (2) such dividend is effectively connected income and an appropriate certification is provided. If any such cash is treated as additional consideration, gain, if any, may be recognized to the extent of any cash received (but would only be taxable as discussed below under the section titled “— Dispositions”).
Dispositions
Subject to the discussions above under the sections titled “— Distributions,” and below under the section titled “— FATCA Withholding” and “— Information reporting and backup withholding,” a Non-U.S. Holder will generally not be subject to U.S. federal income tax with respect to gain realized on the sale or other taxable disposition of its Depositary Shares, our Mandatory Convertible Preferred Stock, or our common stock, unless:
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the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the sale or other taxable disposition, and certain other conditions are met;

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the gain is “effectively connected” with such Non-U.S. Holder’s conduct of a trade or business within the United States, and, if required under an applicable treaty, the gain is attributable to a permanent establishment or fixed base that such Non-U.S. Holder maintains in the United States; or

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we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time within the shorter of the five-year period ending on the date of such sale, exchange, or other taxable disposition or such Non-U.S. Holder’s holding period for our Mandatory Convertible Preferred Stock (including through holding Depositary Shares) or our common stock.

We believe that we have not been and are not, and we do not anticipate becoming, a “United States real property holding corporation” for U.S. federal income tax purposes, although no assurances can be given in this regard.
To the extent that gain recognized is effectively connected with the Non-U.S. Holder’s conduct of a U.S. trade or business and, if required by an income tax treaty, the gain is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States, such gain will be subject to U.S. federal income tax on a net basis at regular rates in the same manner as if such Non-U.S. Holder were a United States person as described under the Code. In addition, if a Non-U.S. Holder is a corporate Non-U.S. Holder, earnings and profits attributable to such gain that are effectively connected with such holder’s conduct of a U.S. trade or business may also be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified in an applicable income tax treaty.
To the extent any gain is recognized by a Non-U.S. Holder described in the first bullet above, such gain (net of certain U.S.-source losses) will be subject to U.S. federal income tax at a rate of 30% (or lower applicable income tax treaty rate).
We may purchase the Mandatory Convertible Preferred Stock or Depositary Shares from time to time in the open market, by tender offer, exchange offer or otherwise. Assuming the disposition is “not essentially equivalent to a dividend” with respect to the Non-U.S. Holder, the Non-U.S. Holder generally will recognize gain or loss on any such purchase in an amount equal to the difference, if any, between the amount realized on the sale, exchange or other taxable disposition and the U.S. Holder’s adjusted tax basis in its Mandatory Convertible Preferred Stock or Depositary Shares. Any such gain generally will be taxed to the extent described above under the section titled “— Dispositions.” However, depending on the Non-U.S. Holder’s circumstances, gross proceeds from such purchase may be taxed in the same manner as a distribution as described under the section titled “— Distributions” above. If a Non-U.S. Holder owns none or only an insubstantial amount of our voting stock (actually or constructively, based on certain attribution rules), and does not exercise any control or management over our affairs, it is likely that the gain recognized from such purchase would be considered “not essentially equivalent to a dividend” and would be treated as described under the section titled “— Dispositions” above.

As discussed above, generally, a Non-U.S. Holder of Depositary Shares should be treated for U.S. federal income tax purposes as holding the fraction of the Mandatory Convertible Preferred Stock represented by the Depositary Shares. Accordingly, a Non-U.S. Holder generally should not recognize income, gain, loss, or deductions upon a withdrawal of Depositary Shares for Mandatory Convertible Preferred Stock.
Non-U.S. Holders are urged to consult their tax advisors as to the consequences of any sale, exchange, or other taxable disposition of their Depositary Shares, our Mandatory Convertible Preferred Stock, or our common stock.
Information reporting and backup withholding
Non-U.S. Holders generally will be required to comply with certain certification procedures to establish that they are not United States persons (as defined in the Code) in order to avoid backup withholding with respect to dividends paid to such Non-U.S. Holders or the proceeds received by such Non-U.S. Holders on the sale, exchange, or other taxable disposition of Depositary Shares, our Mandatory Convertible Preferred Stock, or our common stock. In addition, we are required to report annually to the IRS and to each Non-U.S. Holder the amount of any distributions paid to such Non-U.S. Holder, regardless of whether any tax was actually withheld. Copies of the information returns reporting such distributions and the amount withheld may also be made available to the tax authorities in the country in which the Non-U.S. Holder resides under the provisions of an applicable income tax treaty.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided that certain required information is timely furnished to the IRS.
FATCA Withholding
Sections 1471 through 1474 of the Code, and the U.S. Treasury regulations and other administrative guidance issued thereunder, commonly referred to as “FATCA,” generally impose a U.S. federal withholding tax of 30% on dividends on, and, subject to the proposed U.S. Treasury regulations discussed below, the gross proceeds from a sale or other disposition of, stock in a U.S. corporation paid to (i) a “foreign financial institution” (as specifically defined for this purpose), unless such institution enters into an agreement with the U.S. government to, among other things, withhold on certain payments and to collect and provide to the U.S. tax authorities certain information regarding certain U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or otherwise qualifies for an exemption from these rules, or (ii) a “non-financial foreign entity” (as defined in the Code), unless such entity provides the withholding agent with either a certification that it does not have any direct or indirect “substantial United States owners” (as defined in the Code) or provides the applicable withholding agent with a certification identifying, and information regarding, such substantial United States owners, or otherwise qualifies for an exemption from these rules. An intergovernmental agreement between the U.S. and the Non-U.S. Holder’s country of residence may modify the requirements described in this paragraph.
U.S. Treasury regulations proposed in December 2018 eliminate possible FATCA withholding on the gross proceeds from a sale or other disposition of Depositary Shares, our Mandatory Convertible Preferred Stock, or our common stock and may be relied upon by taxpayers until final regulations are issued.
We will not pay additional amounts or “gross up” payments to holders as a result of any withholding or deduction for taxes imposed under FATCA. Under certain circumstances, certain Non-U.S. Holders might be eligible for refunds or credits of such taxes. Investors are encouraged to consult with their tax advisors regarding the implications of FATCA to their particular circumstances.
The preceding discussion of certain U.S. federal income tax considerations is for prospective investors’ information only. It is not tax advice. Prospective investors should consult their own tax advisors regarding the particular U.S. federal, state, local, and non-U.S. tax consequences of the purchasing, owning, converting, and disposing of our Depositary Shares, our Mandatory Convertible Preferred Stock or our common stock, including the consequences of any proposed changes in applicable laws.

U.S. Trade or Business Income
For purposes of this discussion, dividend income and gain on the sale, exchange or other taxable disposition of our common stock will be considered to be “U.S. trade or business income” if (i) such income or gain is effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Holder and (ii) if the Non-U.S. Holder is eligible for the benefits of an income tax treaty with the United States, such income or gain is attributable to a permanent establishment (or, in the case of an individual, a fixed base) that the Non-U.S. Holder maintains in the United States. Generally, U.S. trade or business income is not subject to U.S. federal withholding tax (provided certain certification and disclosure requirements are satisfied, including providing a properly executed IRS Form W-8ECI or other applicable form (or, in each case, an appropriate successor form)); instead, such income is subject to U.S. federal income tax on a net basis at regular U.S. federal income tax rates (in the same manner as a U.S. person). Any U.S. trade or business income received by a non-U.S. corporation above may also be subject to a “branch profits tax” at a 30% rate or at a lower rate prescribed by an applicable income tax treaty.
Information Reporting and Backup Withholding Tax
We must annually report to the IRS and to each Non-U.S. Holder any dividend income that is subject to U.S. federal withholding tax or that is exempt from such withholding pursuant to an income tax treaty. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which a Non-U.S. Holder resides. Under certain circumstances, the Code imposes a backup withholding obligation on certain reportable payments. Dividends paid to a Non-U.S. Holder of our common stock will generally be exempt from backup withholding if the Non-U.S. Holder provides a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E (or, in each case, an appropriate successor form) or otherwise establishes an exemption and the applicable withholding agent does not have actual knowledge or reason to know that the shareholder is a U.S. person or that the conditions of such other exemption are not, in fact, satisfied.
The payment of the proceeds from the disposition of our common stock to or through the U.S. office of any broker (U.S. or non-U.S.) will not be subject to information reporting or backup withholding if the shareholder provides the certification described above to the applicable withholding agent or otherwise establishes an exemption and the applicable withholding agent does not have actual knowledge or reason to know that the shareholder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. The payment of proceeds from the disposition of our common stock to or through a non-U.S. office of a non-U.S. broker that does not have certain enumerated relationships with the United States generally will generally not be subject to information reporting or backup withholding. Holders of our common stock are urged to consult their tax advisor on the application of information reporting and backup withholding in light of their particular circumstances.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a shareholder will be refunded by the IRS or credited against such shareholder’s U.S. federal income tax liability, if any, provided that the required information is timely furnished to the IRS.
Foreign Account Tax Compliance Act
Sections 1471 through 1474 of the Code, commonly known as the Foreign Account Tax Compliance Act (“FATCA”), generally impose a U.S. federal withholding tax on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a withholding tax at a rate of 30% may be imposed on dividends on our common stock paid to a non-U.S. entity unless: (i) if the non-U.S. entity is a “foreign financial institution,” such non-U.S. entity undertakes certain due diligence, reporting, withholding and certification obligations; (ii) if the non-U.S. entity is not a “foreign financial institution,” such non-U.S. entity certifies that it does not have any “substantial United States owners” (generally, any specified U.S. person who owns, directly or indirectly, more than a specified percentage of such entity) or furnishes identifying information regarding each such “substantial United States owner”; or (iii) the non-U.S. entity is otherwise exempt under FATCA. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (i) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders.
Withholding under FATCA generally applies to payments of dividends on our common stock. Proposed Treasury Regulations, which taxpayers may rely upon until final regulations are issued, eliminate withholding on payments of gross proceeds. Under certain circumstances, a Non-U.S. Holder may be eligible for refunds or credits of the tax, and a Non-U.S. Holder might be required to file a U.S. federal income tax return to claim such refunds or credits. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in the foregoing paragraphs.
Non-U.S. Holders are urged to consult their own tax advisors regarding the possible implications of FATCA on their investment in our common stock and the entities through which they hold our common stock, including, without limitation, the process and deadlines for meeting the applicable requirements to prevent the imposition of the 30% withholding tax under FATCA.

UNDERWRITING
QXO and the underwriters named below have entered into an underwriting agreement with respect to the Depositary Shares being offered. Subject to certain conditions, each underwriter has severally agreed to purchase the number of Depositary Shares indicated in the following table. Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC are the representatives of the underwriters (the “Representatives”).
Underwriters	Number of Depositary Shares
Goldman Sachs & Co. LLC
Morgan Stanley & Co. LLC
Total
The underwriters are committed to take and pay for all of the Depositary Shares being offered, if any are taken, other than the Depositary Shares covered by the option described below unless and until this option is exercised.
The underwriters have an option to buy up to an additional        Depositary Shares from QXO, solely to cover over-allotments. They may exercise that option for 30 days, at the same price per Depositary Share as the other Depositary Shares purchased by the underwriters in this offering. If any Depositary Shares are purchased pursuant to this over-allotment option, the underwriters will severally purchase Depositary Shares in approximately the same proportion as set forth in the table above.
It is expected that delivery of the Depositary Shares will be made against payment therefor on       , 2025, which is the second business day following the trade date for the Depositary Shares (such settlement cycle being referred to as “T+2”) . Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Depositary Shares prior to the business day preceding the settlement date will be required, by virtue of the fact that the Depositary Shares initially will settle T+2, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Depositary Shares who wish to trade the Depositary Shares prior to the business day preceding the settlement date should consult their own advisors.
The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters by QXO. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ over-allotment option.
	No Exercise	Full Exercise
Per Share	$	$
Total	$	$
Depositary Shares sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover of this prospectus. Any Depositary Shares sold by the underwriters to securities dealers may be sold at a discount of up to $      per share from the public offering price. After the initial offering of the Depositary Shares, the Representatives may change the offering price and the other selling terms. The offering of the Depositary Shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.
QXO estimates that its total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $      .
QXO intends to apply to list the Depositary Shares on the NYSE under the symbol “QXO.PRB.” No assurance can be given that the Depositary Shares will be listed or that any such application for listing will be approved. Neither QXO nor the underwriters can assure investors that an active trading market will develop for the Depositary Shares, or that the Depositary Shares will trade in the public market at or above the initial public offering price. QXO’s common stock is listed on NYSE under the symbol “QXO.”

QXO has agreed that, during the period ending 60 days after the date of this prospectus supplement (the “Lock-Up Period”), it will not (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, any of its securities that are substantially similar to QXO’s common stock, including but not limited to any options or warrants to purchase shares of common stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the common stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of common stock or such other securities, in cash or otherwise, without the prior written consent of Goldman Sachs & Co. LLC. The foregoing restrictions do not apply to (A) the Depositary Shares to be sold in this offering and the Preferred Stock in respect thereof, and any shares of common stock issued upon conversion of, or issued and paid as a dividend on, the Preferred Stock, (B) the common stock that may be issued and sold pursuant to the Common Stock Offering, (C) the issuance of common stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date of this prospectus supplement, (D) the grant or settlement of options, restricted stock or restricted stock units to officers, directors, employees and consultants under any incentive compensation plan in effect on the date of this prospectus supplement or the filing of a registration statement on Form S-8 in connection therewith, (E) the issuance of common stock pursuant to any employee benefit plan assumed in connection with an acquisition of the securities, business, property or other assets of another person or entity, (F) the filing of a registration statement or prospectus supplement exclusively as a result of contractual obligations contained in the agreements relating to the Private Placement and (G) the issuance and sale of common stock in one or more private placements to one or more pension funds, sovereign wealth funds or institutions controlled by, or whose funds are principally provided by, one or more sovereign wealth funds, for up to an aggregate amount of proceeds of $1 billion.
QXO’s directors and officers and JPE (collectively, the “Lock-up Parties”) have agreed that, without the prior written consent of Goldman Sachs & Co. LLC, they will not, during the Lock-Up Period: (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or shares of QXO’s preferred stock, par value $0.001 per share (“Preferred Stock”), in each case, beneficially owned, by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for common stock or Preferred Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock or Preferred Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of common stock, Preferred Stock or such other securities, in cash or otherwise. The foregoing restrictions do not apply to (A) transactions relating to shares of common stock or other securities acquired in open market transactions after the completion of this offering, (B) transfers of shares of common stock, Preferred Stock or any security convertible into common stock or Preferred Stock as a bona fide gift, (C) transfers of shares of common stock, Preferred Stock or any security convertible into common stock or Preferred Stock to any immediate family member of the Lock-Up Party or any trust for the direct or indirect benefit of the Lock-Up Party or the immediate family of the Lock-Up Party, (D) distributions of shares of common stock, Preferred Stock or any security convertible into common stock or Preferred Stock to limited partners, members or stockholders of the Lock-Up Party, (E) transfers of shares of common stock, Preferred Stock or any security convertible into common stock or Preferred Stock by will, other testamentary document or intestate succession or by operation of law, such as pursuant to a domestic order or negotiated divorce settlement, (F) transfers of shares of common stock, Preferred Stock or any security convertible into common stock or Preferred Stock to another corporation, partnership or limited liability company that is a direct or indirect affiliate of the Lock-Up Party, or to an investment fund or other entity that controls or manages, or is under common control with, the Lock-Up Party, (G) transfers of shares of common stock, Preferred Stock or any security convertible into common stock or Preferred Stock to QXO in connection with the repurchase of such securities upon the termination of the Lock-Up Party’s employment, (H) transfers (including through a “cashless” exercise or on a “net exercise” basis) of shares of common stock, Preferred Stock or any security convertible into common stock or Preferred Stock to QXO solely as a result of the automatic vesting or settlement of any security convertible into common stock or Preferred Stock (including to satisfy withholding obligations or the payment of taxes in connection therewith), (H) transfers (including through a “cashless” exercise or on a “net exercise” basis) of shares of common stock, Preferred Stock or any security convertible into common stock or Preferred Stock to QXO solely as a result of the automatic vesting or settlement of any security convertible into common stock or Preferred Stock (including to satisfy withholding obligations or the payment of taxes in connection therewith), (I) transfers of shares of common stock pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction, (J) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act that does not provide for the transfer of shares of common stock during the Restricted Period, (K) the pledge, hypothecation or other granting of a security interest in shares of common stock, Preferred Stock or any security convertible into common stock or Preferred Stock to a to one or more nationally or internationally recognized financial institution as collateral or security for any bona fide loan, advance or extension of credit, in which the loan to value is less than 50%, and any transfer upon any foreclosure upon such securities pursuant to such loan, advance or extension of credit, and (L) the conversion of shares of Preferred Stock into shares of common stock; provided that in the case of any transfer, disposition or distribution (i) pursuant to clause (B), (C), (D), (E) or (F), each transferee, donee or distributee will deliver a lock-up agreement, (ii) pursuant to clause (H) and (L), any securities received by the Lock-Up Party will be subject to the foregoing restrictions.
In connection with the offering, the underwriters may purchase and sell Depositary Shares in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of Depositary Shares than they are required to purchase in the offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. A “covered short position” is a short position that is not greater than the amount of additional Depositary Shares for which the underwriters’ option described above may be exercised. The underwriters may cover any covered short position by either exercising their option to purchase additional Depositary Shares or purchasing Depositary Shares in the open market. In determining the source of Depositary Shares to cover the covered short position, the underwriters will consider, among other things, the price of Depositary Shares available for purchase in the open market as compared to the price at which they may purchase additional Depositary Shares pursuant to the option described above. “Naked” short sales are any short sales that create a short position greater than the amount of additional Depositary Shares for which the option described above may be exercised. The underwriters must cover any such naked short position by purchasing Depositary Shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Depositary Shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of Depositary Shares made by the underwriters in the open market prior to the completion of the offering.
The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the Representatives have repurchased Depositary Shares sold by or for the account of such underwriter in stabilizing or short covering transactions.
Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the Depositary Shares, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the Depositary Shares. As a result, the price of the Depositary Shares may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on NYSE, in the over-the-counter market or otherwise.
QXO has agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933.
Relationships
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to the issuer and to persons and entities with relationships with the issuer, for which they received or will receive customary fees and expenses. In particular, affiliates of certain of the underwriters are lenders under the ABL Facility and the Term Loan Facility and will receive a portion of the net proceeds of this offering as a result of our repayment of indebtedness under the Term Loan Facility. The underwriters are also underwriters in the Common Stock Offering.
In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the issuer (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the issuer. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.
Common Stock Offering
Concurrently with this offering, QXO is offering         shares of common stock, pursuant to a separate prospectus supplement. QXO has also granted the underwriters of the Common Stock Offering a 30-day option to purchase up to an additional        shares of common stock. The closing of this offering is not conditioned upon the closing of the Common Stock Offering, and the closing of the Common Stock Offering is not conditioned upon the closing of this offering, so it is possible that this offering occurs and the Common Stock Offering does not occur, or vice versa. QXO cannot assure you that the Common Stock Offering will be completed on the terms described herein, or at all. See the section titled “Concurrent Common Stock Offering.”
Selling Restrictions
Canada
The securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
European Economic Area
The securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
United Kingdom
The securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (“FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA. Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the securities or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.
Switzerland
This prospectus does not constitute an offer to the public or a solicitation to purchase or invest in any securities. No securities have been offered or will be offered to the public in Switzerland, except that offers of securities may be made to the public in Switzerland at any time under the following exemptions under the Swiss Financial Services Act (“FinSA”): (a) to any person which is a professional client as defined under the FinSA; (b) to fewer than 500 persons (other than professional clients as defined under the FinSA), subject to obtaining the prior consent of representatives for any such offer; or (c) in any other circumstances falling within Article 36 FinSA in connection with Article 44 of the Swiss Financial Services Ordinance; provided that no such offer of securities shall require the Company or any underwriter to publish a prospectus pursuant to Article 35 FinSA.
The securities have not been and will not be listed or admitted to trading on a trading venue in Switzerland.
Neither this document nor any other offering or marketing material relating to the securities constitutes a prospectus as such term is understood pursuant to the FinSA and neither this document nor any other offering or marketing material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.
Japan
The securities have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the securities nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Hong Kong
The securities have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) of Hong Kong and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong) (the “CO”) or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the securities has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.
Singapore
This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (a) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA; (b) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA and in accordance with the conditions specified in Section 275 of the SFA; or (c) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is (i) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the securities pursuant to an offer made under Section 275 of the SFA except: (i) to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 276(4)(c)(ii) of the SFA; (ii) where no consideration is or will be given for the transfer; (iii) where the transfer is by operation of law; (iv) as specified in Section 276(7) of the SFA; or (v) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.
Singapore SFA Product Classification — In connection with Section 309B of the SFA and the CMP Regulations 2018, unless otherwise specified before an offer of the securities, we have determined, and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA), that the securities are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Australia
This prospectus does not constitute a disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth) (the “Corporations Act”); has not been, and will not be, lodged with the Australian Securities and Investments Commission (“ASIC”), as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document for the purposes of the Corporations Act; and may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, available under section 708 of the Corporations Act (“Exempt Investors”).

The securities may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the securities may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any securities may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the securities, you represent and warrant to us that you are an Exempt Investor.
As any offer of securities under this document will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the securities, you undertake to us that you will not, for a period of 12 months from the date of issue of the securities, offer, transfer, assign or otherwise alienate those securities to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.
Dubai International Financial Centre (“DIFC”)
This prospectus relates to an Exempt Offer in accordance with the Markets Law, DIFC Law No. 1 of 2012, as amended. This document is intended for distribution only to persons of a type specified in the Markets Law, DIFC Law No. 1 of 2012, as amended. It must not be delivered to, or relied on by, any other person. The Dubai Financial Services Authority (“DFSA”) has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for this document. The securities to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this prospectus, you should consult an authorized financial advisor.
In relation to its use in the DIFC, this document is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.
Israel
This prospectus does not constitute a prospectus under the Israeli Securities Law, 5728-1968 (the “Israeli Securities Law”), and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus is being distributed only to, and is directed only at, and any offer of the securities is directed only at, (i) a limited number of persons in accordance with the Israeli Securities Law and (ii) investors listed in the first addendum (the “Addendum”) to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of its meaning and agree to it.

LEGAL MATTERS
Certain legal matters in connection with the offering of the securities will be passed upon for us by Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York. The underwriters have been represented by Davis Polk & Wardwell LLP, New York, New York.
EXPERTS
QXO
The consolidated financial statements of QXO, Inc. as of and for the years ended December 31, 2024 and 2023, incorporated by reference herein and in the registration statement, have been audited by Marcum LLP, an independent registered public accounting firm, as set forth in their report thereon, included in QXO, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2024, and incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
QXO Building Products, Inc.
The consolidated financial statements of QXO Building Products, Inc. (formerly known as Beacon Roofing Supply, Inc.) at December 31, 2024 and 2023, and for each of the three years in the period ended December 31, 2024, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS
QXO, Inc.
Common Stock
Preferred Stock
Debt Securities
Depositary Shares
Warrants
Rights
Purchase Contracts
Units

We may offer and sell from time to time shares of our common stock, shares of our preferred stock, debt securities, depositary shares, warrants, rights, purchase contracts or units, or any combination thereof, in one or more offerings in amounts, at prices and on terms that we determine at the time of the offering. Each time we offer securities pursuant to this prospectus, we will provide a prospectus supplement containing more information about the particular offering together with this prospectus. The prospectus supplement or a freewriting prospectus also may add, update or change information contained in or omitted from this prospectus. This prospectus may not be used to offer and sell securities without a prospectus supplement. In addition, selling securityholders named in a prospectus supplement may offer, from time to time and in one or more offerings, shares of our common stock, shares of our preferred stock or warrants.
These securities may be sold on a continuous or delayed basis directly to or through agents, dealers or underwriters as designated from time to time, or through a combination of these methods.
Our common stock is listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “QXO.” If we decide to list or seek a quotation for any other securities, the prospectus supplement relating to those securities will disclose the exchange or market on which those securities will be listed or quoted.
Investing in these securities involves significant risks. We strongly recommend that you read carefully the risks we describe in this prospectus as well as in any accompanying prospectus supplement and the risk factors that are incorporated by reference into this prospectus from our filings made with the Securities and Exchange Commission. See “Risk Factors” beginning on page 5 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 29, 2024.

i

ABOUT THIS PROSPECTUS
This prospectus is part of an “automatic shelf” registration statement that we filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration process, we may offer and sell from time to time shares of our common stock, shares of our preferred stock, debt securities, depositary shares, warrants, rights, purchase contracts or units, or any combination thereof, in one or more offerings in amounts, at prices and on terms that we determine at the time of the offering.
In addition, selling securityholders may offer and sell, from time to time in one or more offerings, shares of our common stock, shares of our preferred stock or warrants. Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we will make with the SEC which will be incorporated into this prospectus by reference.
This prospectus provides you with a general description of the securities. Each time we or selling securityholders offer securities, we will provide a prospectus supplement that describes the terms of the offering. The prospectus supplement also may add, update or change information contained in this prospectus. Before making an investment decision, you should read carefully both this prospectus and any prospectus supplement together with the documents incorporated by reference into this prospectus as described below under the heading “Incorporation by Reference.”
The registration statement that contains this prospectus, including the exhibits to the registration statement and the information incorporated by reference, provides additional information about us and our securities. That registration statement is available on the SEC’s website at www.sec.gov.
We have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus supplement and accompanying prospectus, in the documents incorporated by reference into this prospectus supplement as described under “Where You Can Find More Information,” in any accompanying prospectus supplement and in any free writing prospectus we may authorized to be delivered to you. We will not take any responsibility for, and can provide no assurance as to the reliability of any other information that others may give you. You should not assume that the information in this prospectus or any supplement to this prospectus or freewriting prospectus related thereto is accurate as of any date other than the date indicated on the cover page of this prospectus or any prospectus supplement or freewriting prospectus related thereto, as applicable. We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted.
We and selling securityholders may sell the securities to or through underwriters, dealers or agents or directly to purchasers. The securities may be sold for U.S. dollars, foreign-denominated currency, currency units or composite currencies. Amounts payable with respect to any securities may be payable in U.S. dollars or foreign-denominated currency, currency units or composite currencies as specified in the applicable prospectus supplement. We, selling securityholders and our and their agents reserve the sole right to accept or reject in whole or in part any proposed purchase of the securities. The prospectus supplement, which we will provide each time we or selling securityholders offer the securities, will set forth the names of any underwriters, dealers or agents involved in the sale of the securities, and any related fee, commission or discount arrangements. See “Plan of Distribution.”
The prospectus supplement may also contain information about any material U.S. federal income tax considerations relating to the securities covered by the prospectus supplement.
In this prospectus, the terms “QXO,” the “Company,” “we,” “us” and “our” refer to QXO, Inc. (f/k/a SilverSun Technologies, Inc.), unless the context requires otherwise.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are required to file with the SEC annual, quarterly and current reports, proxy statements and other information. Such reports include our audited financial statements. Our publicly available filings can be found free of charge on the SEC’s website at www.sec.gov. Our filings may also be found free of charge on our corporate website at www.qxo.com/investors. Information on or accessible through our website does not constitute part of this prospectus (except for SEC reports expressly incorporated by reference herein).
As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the securities. The registration statement, exhibits and schedules are available through the SEC’s website.
INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update and supersede information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus. The following documents have been filed by us with the SEC and are incorporated by reference into this prospectus:
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (filed on March 14, 2024);

•
our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 (filed on May 7, 2024);

•
our Current Reports on Form 8-K filed on March 15, 2024, April 15, 2024, May 28, 2024, May 30, 2024 (excluding the information disclosed pursuant to Item 7.01 and Exhibit 99.1 thereto), June 5, 2024, June 6, 2024, June 14, 2024, June 14, 2024, July 5, 2024, July 18, 2024 and July 22, 2024; and

•
the description of the Company’s common stock contained in the Company’s Fifth Amended and Restated Certificate of Incorporation filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on June 6, 2024, including any amendment or report filed with the SEC for the purpose of updating such description.

All reports and other documents that we subsequently file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the later of (1) the completion of the offering of the securities described in this prospectus and any prospectus supplement and (2) the date securities are no longer offered pursuant to this prospectus and any prospectus supplement, will be deemed to be incorporated by reference into this prospectus and to be part of this prospectus from the date of filing of such reports and documents.
You should not assume that the information in this prospectus, any prospectus supplement, any applicable pricing supplement or any document incorporated by reference is accurate as of any date other than the date of the applicable document. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in or omitted from this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
You may request a copy of any or all documents referred to above that have been or may be incorporated by reference into this prospectus (excluding certain exhibits to the documents) at no cost, by writing or calling us at the following address or telephone number:
QXO, Inc.
Attention: Chief Legal Officer
Five American Lane
Greenwich, CT 06831
Telephone: (888) 998-6000

FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference contain forward-looking statements. Statements that are not historical facts, including statements about beliefs, expectations, targets and goals are forward-looking statements. These statements are based on plans, estimates, expectations and/or goals at the time the statements are made, and readers should not place undue reliance on them. In some cases, readers can identify forward-looking statements by the use of forward-looking terms such as “may,” “will,” “should,” “expect,” “opportunity,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “target,” “goal,” or “continue,” or the negative of these terms or other comparable terms. Forward-looking statements involve inherent risks and uncertainties and readers are cautioned that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statements. Factors that could cause actual results to differ materially from those described herein include, among others:
•
risks associated with potential significant volatility and fluctuations in the market price of the Company’s common stock;

•
risks associated with the Company’s relatively low public float, which may result in its common stock experiencing significant price volatility;

•
risks associated with raising additional equity or debt capital from public or private markets to pursue the Company’s business plan following the closing of the private placements, including potentially one or more additional private placements of common stock, and the effects that raising such capital may have on the Company and its business, including the risk of substantial dilution or that the Company’s common stock may experience a substantial decline in trading price;

•
the possibility that additional future financings may not be available to the Company on acceptable terms or at all;

•
the effect that the consummation of the private placements have had or may have on the Company and its current or future business or on the price of the Company’s common stock;

•
the possibility that an active, liquid trading market for the Company’s common stock may not develop or, if developed, may not be sustained;

•
the possibility that the Company’s outstanding warrants and preferred stock may or may not be converted or exercised, and the economic impact on the Company and the holders of common stock of the Company that may result from either such exercise or conversion, including dilution, or the continuance of the preferred stock remaining outstanding, and the impact its terms, including its dividend, may have on the Company and the common stock of the Company;

•
uncertainties regarding the Company’s focus, strategic plans and other management actions;

•
the risk that the Company is or becomes highly dependent on the continued leadership of Brad Jacobs as chairman and chief executive officer and the possibility that the loss of Mr. Jacobs in these roles could have a material adverse effect on the Company’s business, financial condition and results of operations;

•
the possibility that the concentration of ownership by Mr. Jacobs may have the effect of delaying or preventing a change in control of the Company and might affect the market price of shares of the common stock of the Company;

•
the risk that Mr. Jacobs’ past performance may not be representative of future results;

•
the risk that the Company is unable to attract and retain world-class talent;

•
the risk that the failure to consummate any acquisition expeditiously, or at all, could have a material adverse effect on the Company’s business prospects, financial condition, results of operations or the price of the Company’s common stock;

•
risks that the Company may not be able to enter into agreements with acquisition targets on attractive terms, or at all, that agreed acquisitions may not be consummated, or, if consummated, that the anticipated benefits thereof may not be realized and that the Company encounter difficulties in integrating and operating such acquired companies, or that matters related to an acquired business (including operating results or liabilities or contingencies) may have a negative effect on the Company or its securities or ability to implement its business strategy, including that any such transaction may be dilutive or have other negative consequences to the Company and its value or the trading prices of its securities;
•
risks associated with cybersecurity and technology, including attempts by third parties to defeat the security measures of the Company and its business partners, and the loss of confidential information and other business disruptions;

•
the possibility that new investors in any future financing transactions could gain rights, preferences and privileges senior to those of the Company’s existing stockholders;

•
the possibility that building products distribution industry demand may soften or shift substantially due to cyclicality or seasonality or dependence on general economic conditions, including inflation or deflation, interest rates, consumer confidence, labor and supply shortages, weather and commodity prices;

•
the possibility that regional or global barriers to trade or a global trade war could increase the cost of products in the building products distribution industry, which could adversely impact the competitiveness of such products and the financial results of businesses in the industry;

•
risks associated with potential litigation related to the transactions contemplated by the amended and restated investment agreement, dated April 14, 2024, among QXO, Jacobs Private Equity II, LLC and other investors party thereto or related to any possible subsequent financing transactions or acquisitions or investments;

•
uncertainties regarding general economic, business, competitive, legal, regulatory, tax and geopolitical conditions; and

•
other factors, including those set forth in the Company’s filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and subsequent Quarterly Reports on Form 10-Q.

Forward-looking statements herein speak only as of the date each statement is made. The Company undertakes no obligation to update any of these statements in light of new information or future events, except to the extent required by applicable law.
THE COMPANY
QXO provides technology solutions, primarily to clients in the manufacturing, distribution and service sectors. The Company provides consulting and professional services, specialized programming, training and technical support. As a value-added reseller of business application software, QXO offers solutions for accounting, financial reporting, enterprise resource planning, warehouse management systems, customer relationship management, business intelligence and other applications. Additionally, QXO develops and publishes its own proprietary software.
QXO plans to become a tech-forward leader in the $800 billion building products distribution industry. The Company is targeting tens of billions of dollars of annual revenue in the next decade through accretive acquisitions and organic growth.
For a description of our business, financial condition, results of operations and other important information regarding QXO, we refer you to our filings with the SEC incorporated by reference into this prospectus. For instructions on how to find copies of these documents, see “Where You Can Find More Information.” More information about us is also available through our website at www.qxo.com. The information on our website is not incorporated by reference into this prospectus or any accompanying prospectus supplement (except for SEC reports that are expressly incorporated by reference herein).
Our principal executive offices are located at Five American Lane, Greenwich, Connecticut 06831. Our telephone number is (888) 998-6000.

RISK FACTORS
Investing in our securities involves risk. Before you decide whether to purchase any of our securities, you should carefully consider the specific risks discussed in, or incorporated by reference into, the applicable prospectus supplement, together with all the other information contained in the prospectus supplement or incorporated by reference into this prospectus and the applicable prospectus supplement. You should also consider the risks, uncertainties and assumptions discussed under the caption “Risk Factors” included in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus. These risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. For more information, please see “Incorporation by Reference.” These risks could materially and adversely affect our business, results of operations and financial condition and could result in a partial or complete loss of your investment.

SELECTED FINANCIAL DATA
On June 6, 2024, we filed our Fifth Amended and Restated Certificate of Incorporation (as amended, the “Amended and Restated Charter”) to implement an 8-for-1 reverse stock split of our then outstanding shares of common stock. The reverse stock split reduced the total number of shares outstanding, which resulted in the per share stock price being increased on an adjusted basis as compared to historical financial data. The summary data in the following tables presents data derived from the consolidated financial statements for the years ended December 31, 2023, 2022 and 2021 on a reported and as revised basis to reflect the impact of the reverse stock split. The following tables do not give effect to the issuance of convertible preferred stock and warrants issued subsequent to March 31, 2024.
As Reported
	Year Ended December 31,
	2023	2022	2021
Basic net loss per share computation:
Net loss	$(1,070,095)	$(282,219)	$(134,434)
Weighted-average common shares outstanding	5,259,595	5,167,081	5,026,420
Basic net loss per share	$(0.20)	$(0.05)	$(0.03)
Diluted net loss per share computation:
Net loss per above	$(1,070,095)	$(282,219)	$(134,434)
Weighted-average common shares outstanding	5,259,595	5,167,081	5,026,420
Incremental shares for convertible promissory note warrants and stock options(1)	—	—	—
Diluted net loss per share	$(0.20)	(0.05)	$(0.03)
Shares of common stock issued and outstanding at year end	5,315,581	5,256,177	5,136,177
As Adjusted for the Reverse Stock Split
	Year Ended December 31,
	2023	2022	2021
Basic net loss per share computation:
Net loss	$(1,070,095)	$(282,219)	$(134,434)
Weighted-average common shares outstanding	657,449	645,885	628,303
Basic net loss per share	$(1.63)	$(0.44)	$(0.21)
Diluted net loss per share computation:
Net loss per above	$(1,070,095)	$(282,219)	$(134,434)
Weighted-average common shares outstanding	657,449	645,885	628,303
Incremental shares for convertible promissory note warrants and stock options(1)	—	—	—
Diluted net loss per share	$(1.63)	(0.44)	$(0.21)
Shares of common stock issued and outstanding at year end	664,448	657,022	642,022

(1)
The historical periods presented did not have any incremental shares that were issued for convertible promissory note warrants or stock options for the periods presented.

As Reported
	Three Months Ended
	March 31, 2024	September 30, 2023	June 30, 2023	March 31, 2023	September 30, 2022	June 30, 2022	March 31, 2022
Basic net income per share computation:
Net income	$138,087	$(2,110,178)	$343,361	$277,491	$(134,237)	$(87,766)	$(40,656)
Weighted-average common shares outstanding	5,315,581	5,256,177	5,256,177	5,256,177	5,136,177	5,136,177	5,136,177
Basic net income per share	$0.03	$(0.40)	$0.07	$0.05	$(0.03)	$(0.02)	$(0.01)
Diluted net income per share computation:
Net income per above	$138,087	$(2,110,178)	$343,361	$277,491	$(134,237)	$(87,766)	$(40,656)
Weighted-average common shares outstanding	5,315,581	5,256,177	5,256,177	5,256,177	5,136,177	5,136,177	5,136,177
Total adjusted weighted-average shares	5,315,581	5,256,177	5,256,177	5,256,177	5,136,177	5,136,177	5,136,177
Diluted net income per share	$0.03	$(0.40)	$0.07	$0.05	$(0.03)	$(0.02)	$(0.01)
Shares of common stock issued and outstanding at period end	5,315,581	5,256,177	5,256,177	5,256,177	5,136,177	5,136,177	5,136,177
As Adjusted for the Reverse Stock Split
	Three Months Ended
	March 31, 2024	September 30, 2023	June 30, 2023	March 31, 2023	September 30, 2022	June 30, 2022	March 31, 2022
Basic net income per share computation:
Net income	$138,087	$(2,110,178)	$343,361	$277,491	$(134,237)	$(87,766)	$(40,656)
Weighted-average common shares outstanding	664,448	657,022	657,022	657,022	642,022	642,022	642,022
Basic net income per share	$0.21	$(3.21)	$0.52	$0.42	$(0.21)	$(0.14)	$(0.06)
Diluted net income per share computation:
Net income per above	$138,087	$(2,110,178)	$343,361	$277,491	$(134,237)	$(87,766)	$(40,656)
Weighted-average common shares outstanding	664,448	657,022	657,022	657,022	642,022	642,022	642,022
Total adjusted weighted-average shares	664,448	657,022	657,022	657,022	642,022	642,022	642,022
Diluted net income per share	$0.21	$(3.21)	$0.52	$0.42	$(0.21)	$(0.14)	$(0.06)
Shares of common stock issued and outstanding at period end	664,448	657,022	657,022	657,022	642,022	642,022	642,022

USE OF PROCEEDS
Unless we specify another use in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities offered by us for general corporate purposes, which may include, among other things, debt repayment, working capital and capital expenditures. We may also use such proceeds to fund acquisitions of businesses or product lines that complement our current or any acquired business. We may set forth additional information on the use of net proceeds from the sale of the securities we offer under this prospectus in a prospectus supplement related to a specific offering.
We will not receive any proceeds from the resale of our common stock, preferred stock or warrants by selling securityholders.

DESCRIPTION OF CAPITAL STOCK
The following is a summary of QXO’s capital stock and important provisions of Amended and Restated Charter and Amended and Restated Bylaws (the “Amended and Restated Bylaws”). This summary does not purport to be complete and is subject to and qualified by QXO’s Amended and Restated Charter and Amended and Restated Bylaws and by the provisions of applicable law.
QXO’s authorized capital stock is comprised of 2,010,000,000 shares, consisting of (i) 2,000,000,000 shares of QXO’s common stock, par value $0.00001 per share and (ii) 10,000,000 shares of preferred stock, par value $0.001 per share, the rights and preferences of which may be established from time to time by QXO’s board of directors.
As of July 26, 2024, there were 409,430,195 outstanding shares of the Company’s common stock and 1,000,000 outstanding shares of Convertible Preferred Stock (as defined below).
Common Stock
Holders of our common stock are entitled to the rights set forth below.
Voting Rights
The holders of QXO common stock are entitled to one vote per share on all matters submitted to a vote of QXO’s stockholders (including the election or removal of directors), and do not have cumulative voting rights. Except as otherwise provided in the Amended and Restated Charter or as required by law, all matters to be voted on by QXO’s stockholders will be approved if votes cast in favor of the matter exceed the votes cast opposing the matter at a meeting at which a majority of the outstanding shares entitled to vote on such matter is represented in person or by proxy.
Dividend Rights
Holders of QXO common stock will share equally in any dividends that may be declared by QXO’s board of directors out of assets or funds legally available therefor, subject to the rights of the holders of any outstanding preferred stock.
Liquidation Rights
In the event of any voluntary or involuntary liquidation, dissolution or winding up of QXO’s affairs, holders of QXO common stock would be entitled to share ratably in QXO’s assets that are legally available for distribution to stockholders. If QXO has any preferred stock outstanding at such time, holders of the preferred stock may be entitled to distribution and/or liquidation preferences. In either such case, QXO must pay the applicable distribution to the holders of its preferred stock before it may pay distributions to the holders of QXO common stock.
Other Rights
Holders of QXO common stock do not have preemptive, subscription, redemption or conversion rights. All outstanding shares of QXO common stock are validly issued, fully paid and nonassessable. The rights, preferences and privileges of holders of QXO common stock will be subject to those of the holders of any shares of preferred stock that QXO may issue in the future.
Registration Rights
Registration Rights Agreement
On June 6, 2024, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”), among the Company, Jacobs Private Equity II, LLC and the other investors party thereto, pursuant to which, among other things, the holders of (i) an aggregate of 1,000,000 shares of Convertible Perpetual Preferred Stock of the Company, par value $0.001 per share (the “Convertible Perpetual Preferred Stock”), which were initially convertible into an aggregate of 219,010,074 shares of QXO common stock at an initial conversion price of $4.566 per share, and (ii) warrants initially exercisable for an aggregate of 219,010,074 shares of QXO common stock (the “Warrants,” and together with the Convertible Perpetual Preferred Stock, the “Securities”) have been provided with certain rights to cause the Company to register the sale of shares of Convertible Perpetual Preferred Stock, Warrants and shares of QXO common stock issued or issuable upon conversion of the Convertible Perpetual Preferred Stock or upon exercise of the Warrants, in each case other than any such securities that are then freely transferable without registration pursuant to Rule 144 under the Securities Act without limitation as to volume, manner of sale or other restrictions under Rule 144. Securities that are subject to registration under the Registration Rights Agreement as provided above are referred to as “Registrable Securities.”
Demand Registration.   The holder or holders of Registrable Securities holding Registrable Securities constituting, in the aggregate, no less than a majority of the total number of Registrable Securities may request that the Company register the sale of such securities under the Securities Act. Such majority holders may request a total of ten demand registrations.
Shelf Registration.   At a time when the Company is eligible to use a registration statement on Form S-3, the holder or holders of Registrable Securities holding Registrable Securities constituting, in the aggregate, no less than a majority of the total number of Registrable Securities may request that the Company register the sale of such securities under the Securities Act on a delayed or continuous basis. A holder of Registrable Securities included in such registration statement may initiate an unlimited number of shelf takedowns, except the Company is not required to effect a shelf takedown in certain specified situations.
Piggyback Registration.   If the Company registers its securities on a registration statement, the Company must give each investor prompt written notice thereof (subject to certain exceptions). The Company must then include on such registration statement all Registrable Securities requested to be included therein (subject to certain exceptions).
Subject to certain exceptions, all expenses incurred in connection with the registration or sale of the Registrable Securities will be borne by the Company.
The foregoing description of the Registration Rights Agreement is not complete and is qualified in its entirety by reference to the complete text of the Registration Rights Agreement, a copy of which is filed as Exhibit 4.7 hereto and is hereby incorporated by reference.
Purchase Agreements
On June 13, 2024, QXO entered into purchase agreements with certain institutional and accredited investors named therein, pursuant to which QXO agreed to issue and sell in a private placement an aggregate of 340,932,212 shares of the Company’s common stock at a purchase price of $9.14 per share and pre-funded warrants to purchase 42,000,000 shares of the Company’s common stock (the “Warrant Shares”), at a purchase price of $9.13999 per warrant.
On July 22, 2024, QXO entered into additional purchase agreements with certain institutional and accredited investors named therein, pursuant to which QXO agreed to issue and sell in a private placement an aggregate of 67,833,699 shares of the Company’s common stock at a purchase price of $9.14 per share.
The purchase agreements provide certain registration rights, pursuant to which QXO has agreed to register the resale of shares of the Company’s common stock issued and sold pursuant to the purchase agreements and the Warrant Shares. The Company is required to use commercially reasonable efforts to file a registration statement with the SEC covering the resale by the investors of such shares of common stock and the Warrant Shares within 15 business days following the closing of the applicable private placement.
The foregoing descriptions of the purchase agreements is not complete and is qualified in its entirety by reference to the complete text of the forms of the purchase agreements, copies of which are filed as exhibits hereto.
Preferred Stock
QXO’s board of directors is authorized to provide for one or more series of preferred stock and to fix the terms of such preferred stock, including the preferences, powers and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including the dividend rate, conversion rights, voting rights, redemption rights and liquidation preferences and to fix the number of shares to be included in any such series without any further vote or action by QXO’s stockholders. Any preferred stock so issued may rank senior to QXO’s common stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up, or both. In addition, any such shares of preferred stock may have class or series voting rights. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of QXO without further action by the stockholders and may adversely affect the voting and other rights of the holders of QXO common stock.
Convertible Preferred Stock
The following is a summary of the material terms of the Company’s convertible perpetual preferred stock (the “Convertible Preferred Stock”) as contained in the Certificate of Designation of Convertible Perpetual Preferred Stock of the Company (the “Certificate of Designation”). The following description of the Convertible Preferred Stock is not complete and is qualified in its entirety by reference to the complete text of the Certificate of Designation, a copy of which is filed as Exhibit 4.3 hereto and is hereby incorporated by reference.
Authorized Shares and Liquidation Preference
The Company has designated 1,000,000 authorized shares of Preferred Stock as Convertible Preferred Stock. Each share of Convertible Preferred Stock has an initial liquidation preference of $1,000 per share, for an aggregate initial liquidation preference of $1,000,000,000.
Ranking
The Convertible Preferred Stock ranks, with respect to dividend rights and distribution of assets upon liquidation, winding-up or dissolution, senior to the Company’s common stock and each other class or series of capital stock, whether outstanding or established after the date of issuance of the Convertible Preferred Stock, the terms of which do not expressly provide that it ranks senior to or on a parity with the Convertible Preferred Stock as to payment of dividends and distribution of assets upon liquidation, winding-up or dissolution. The Convertible Preferred Stock ranks on a parity with or junior to each class or series of capital stock, the terms of which expressly provide for a pari passu or senior ranking, respectively, relative to the Convertible Preferred Stock.
Dividends
Dividends on the Convertible Preferred Stock are payable quarterly, when, as and if declared by the Board of Directors of the Company or a duly authorized committee thereof, out of the assets legally available for the payment of dividends, on the 15th calendar day (or the following business day if the 15th is not a business day) of January, April, July and October of each year at the rate per annum of 9% per share on the then-applicable liquidation preference (subject to the following paragraph). The amount of dividends payable for any period that is shorter or longer than a full quarterly dividend period, other than for the period commencing on the issuance date and ending on the first date after issuance on which the Convertible Preferred Stock would be entitled to a dividend payment, will be computed on the basis of a 360-day year consisting of twelve 30-day months.
In the event that the Company pays dividends on shares of its common stock in any dividend period with respect to the Convertible Preferred Stock, then the dividend payable in respect of each share of Convertible Preferred Stock for such period will be equal to the greater of (a) the amount otherwise payable in respect of such share of Convertible Preferred Stock in accordance with the foregoing paragraph and (b) the product of (i) the aggregate dividends payable per share of the Company’s common stock in such dividend period multiplied by (ii) the number of shares of the Company’s common stock into which such share of Convertible Preferred Stock is then convertible.
A dividend period with respect to a dividend payment date is the period commencing on the preceding dividend payment date or, if none, the date of original issuance, and ending on the day immediately prior to the next dividend payment date.

The Company will make each dividend payment on the Convertible Preferred Stock in cash.
Accretion
If the Company is unable, or otherwise fails, to pay dividends in cash and in full on the Convertible Preferred Stock on any dividend payment date, the then-applicable liquidation preference on each share of Convertible Preferred Stock will be increased automatically as of the first day of the immediately succeeding dividend period by the amount of the unpaid dividends. The amount of dividends payable for any dividend period following a non-payment of dividends will be calculated on the basis of the liquidation preference of each share of Convertible Preferred Stock, including such accreted dividends, determined as of the first day of the relevant dividend period. The Company may pay all or a portion of any dividends so accreted on any regular dividend payment date, or any other date fixed by the Board of Directors of the Company or a duly authorized committee thereof.
Payment Restrictions
No dividends or other distributions may be declared or paid on any capital stock of the Company ranking on a parity with or junior to the Convertible Preferred Stock (including the Company’s common stock), other than dividends and distribution payable solely in stock and cash paid in lieu of fractional shares, and no such capital stock may be redeemed or repurchased by or on behalf of the Company, unless all accrued and unpaid dividends have been paid on the Convertible Preferred Stock and any capital stock of the Company ranking on a parity with the Convertible Preferred Stock. Notwithstanding the foregoing, if full dividends have not been paid on the Convertible Preferred Stock and any parity stock, dividends may be declared and paid on the Convertible Preferred Stock and such parity stock so long as the dividends are declared and paid pro rata.
Liquidation
In the event that the Company voluntarily or involuntarily liquidates, dissolves or winds up, the holders of the Convertible Preferred Stock will be entitled, before any distribution to the holders of shares of the Company’s common stock or any other junior capital stock, and subject to the rights of the Company’s creditors, to receive an amount equal to the greater of (a) the aggregate accreted liquidation preference on their shares of Convertible Preferred Stock plus an amount equal to any accrued and unpaid dividends (whether or not declared) for the then-current dividend period and (b) the payment or distribution to which such holders would have been entitled if their shares of Convertible Preferred Stock were converted into shares of Common Stock immediately before such liquidation, dissolution or winding-up (without accounting for the accreted liquidation preference otherwise payable).
Voting Rights
Holders of Convertible Preferred Stock will vote together with the holders of the Company’s common stock on an “as-converted” basis on all matters, except as otherwise required by law. In addition, the approval of the holders of at least a majority of the outstanding shares of the Convertible Preferred Stock, voting separately as a single class, will be required (a) to amend, alter or repeal (whether by merger, consolidation or otherwise) any provision of the Certificate of Designation, (b) to amend, alter or repeal (whether by merger, consolidation or otherwise) any provision of the Amended and Restated Certificate of Incorporation or the Amended and Restated Bylaws if such amendment, alteration or repeal would have an adverse effect on the powers, preferences, privileges or rights of the holders of the Convertible Preferred Stock, (c) to authorize, create, issue or increase the authorized amount of, or issue or authorize any obligation or security convertible into exchangeable for or evidencing a right to purchase, any capital stock of the Company ranking on a parity with or senior to the Convertible Preferred Stock, (d) to reclassify any authorized capital stock of the Company into any parity stock or senior stock, or any obligation or security convertible into, exchangeable for or evidencing a right to purchase any parity stock or senior stock, or (e) for any increase or decrease in the authorized number of shares of Convertible Preferred Stock or the issuance of shares of Convertible Preferred Stock after the date of issuance of the Convertible Preferred Stock.

Conversion
The Convertible Preferred Stock is convertible at any time, in whole or in part, at the option of the holder thereof into a number of shares of the Company’s common stock equal to the then-applicable liquidation preference divided by the then-applicable conversion price, which, as of the date of this prospectus, is $4.566 per share of the Company’s common stock.
The Convertible Preferred Stock has the benefit of customary anti-dilution adjustments.
Redemption
The Convertible Preferred Stock is not redeemable or subject to any required offer to purchase.
Warrants
The summary of the material terms of the warrants issued by the Company on June 6, 2024 (the “Warrants”) below is qualified in its entirety by reference to the forms of Warrant Certificate, copies of which are attached as Exhibits 4.4, 4.5 and 4.6 to registration statement of which this prospectus forms a part.
As of the date of this prospectus, the aggregate number of shares of the Company’s common stock subject to the Warrants is 219,010,074 shares. The Warrants are exercisable at the option of the holder at any time until June 6, 2034.
As of the date of this prospectus, the Warrants have an exercise price of $4.566 per share of the Company’s common stock with respect to 50% of the Warrants, $6.849 per share of the Company’s common stock with respect to 25% of the Warrants, and $13.698 per share of the Company’s common stock with respect to the remaining 25% of the Warrants.
Cashless Exercise Option
Each Warrant may be exercised, in whole or in part, at any time or times on or after the issuance date and on or before the expiration date at the election of the holder (in such holder’s sole discretion) by means of a “cashless exercise” in which the holder will be entitled to receive a number of shares of the Company’s common stock equal to the quotient of the product of the Closing Sale Price (as defined in the Warrant Certificate) of a share of the Company’s common stock on the trading day immediately preceding the date on which the holder elects to exercise its Warrant, less the adjusted exercise price, multiplied by the number of shares of the Company’s common stock issuable upon exercise of such Warrant, divided by the aforementioned Closing Sale Price of a share of the Company’s common stock on the trading day immediately preceding the date on which the holder elects to exercise its Warrant.
Voting Rights and Dividends
Holders of the Warrants (in their capacity as such) will not be entitled to any rights of a stockholder of the Company, including the right to vote or to consent with respect to any matter or to receive dividends, prior to exercising their Warrants.
Pre-Funded Warrants
As of the date of this prospectus, the Company has outstanding pre-funded warrants (the “Pre-Funded Warrants”) to purchase 42,000,000 shares of the Company’s common stock.
The Pre-Funded Warrants are exercisable at any time after the date of issuance at an exercise price of $0.00001 per share. A holder of Pre-Funded Warrants may not exercise the Pre-Funded Warrants if the holder, together with its affiliates and any other person whose beneficial ownership would be aggregated with such holder, would beneficially own more than 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to such exercise. A holder of Pre-Funded Warrants may increase or decrease this percentage by providing at least 61 days’ prior notice to the Company.

Certain Corporate Anti-Takeover Provisions
Certain provisions in our Amended and Restated Charter and Amended and Restated Bylaws may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider in its best interests, including attempts that might result in a premium being paid over the market price for shares held by stockholders.
Election and Removal of Directors
Our Amended and Restated Charter provides that, subject to the rights of the holders of any series of preferred stock, our directors are elected at an annual meeting of stockholders for terms expiring at the next annual meeting of stockholders. Subject to the rights of the holders of any series of preferred stock, any director may be removed, with or without cause, at any time, by the affirmative vote of the holders of at least a majority of the voting power of all outstanding shares of our capital stock entitled to vote generally in the election of directors.
Action by Written Consent; Special Meetings of Stockholders
Pursuant to Section 228 of the Delaware General Corporation Law (“DGCL”), any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding capital stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and such written consent or consents are delivered in accordance with Section 228 of the DGCL.
Our Amended and Restated Charter provides that, subject to the rights of the holders of any series of preferred stock, special meetings of our stockholders may be called at any time only by or at the direction of the chair of the board of directors, the lead independent director (if one has been appointed) or our board of directors pursuant to a resolution adopted by a majority of the board of directors.
Advance Notice Procedures
Our Amended and Restated Bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to the board of directors. Stockholders at an annual meeting are only able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given our Secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. Our Amended and Restated Bylaws may have the effect of precluding the conduct of certain business proposals or nominations at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the Company.
Authorized but Unissued Shares
Our authorized but unissued shares of our common stock and preferred stock are available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. In addition, our board of directors may by resolution establish one or more series of preferred stock and fix the rights, powers (including voting powers) and preferences, and the qualifications, limitations and restrictions thereof, of each such series, and may issue shares of any such series of preferred stock from time to time. The existence of authorized but unissued shares of our common stock and preferred stock could render more difficult or discourage an attempt to obtain control of a majority of our common stock by means of a proxy contest, tender offer, merger or otherwise.

Limitations on Liability and Indemnification of Officers and Directors
Our Amended and Restated Charter eliminates the personal liability of our directors to us or our stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL. Our Amended and Restated Charter also provides that we will provide our directors and officers with customary rights to indemnification and advancement of expenses.
Transfer Agent and Registrar
The transfer agent and registrar for the Company’s common stock is Equiniti Trust Company, LLC.

DESCRIPTION OF THE DEBT SECURITIES
The following description of the terms of the debt securities sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to those debt securities will be described in the prospectus supplement relating to those debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the prospectus supplement relating thereto and to the following description.
We may issue debt securities from time to time in one or more series. The debt securities will be general obligations of the Company. The debt securities may be fully and unconditionally guaranteed on a secured or unsecured senior or subordinated basis, jointly and severally, by guarantors, if any. In the event that any series of debt securities will be subordinated to other indebtedness that we have outstanding or may incur, the terms of the subordination will be set forth in the prospectus supplement relating to the subordinated debt securities. Debt securities will be issued under one or more indentures between us and a trustee. A copy of the form of indenture has been filed as an exhibit to the registration statement filed with the SEC. The following discussion of certain provisions of the indenture is a summary only and should not be considered a complete description of the terms and provisions of the indenture. Accordingly, the following discussion is qualified in its entirety by reference to the provisions of the indenture, including the definition of certain terms used below. You should refer to the indenture for the complete terms of the debt securities.
General
The debt securities will represent direct, general obligations of the Company and:
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may rank equally with other unsubordinated debt or may be subordinated to other debt we have or may incur;

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may be issued in one or more series with the same or various maturities;

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may be issued at a price of 100% of their principal amount or at a premium or discount;

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may be issued in registered form and certificated or uncertificated form; and

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may be represented by one or more global debt securities registered in the name of a designated depositary’s nominee, and if so, beneficial interests in the global debt securities will be shown on and transfers will be made only through records maintained by the designated depositary and its participants.

The aggregate principal amount of debt securities that we may authenticate and deliver is unlimited. Subject to limitations contained in the indenture, we may from time to time, without notice to or the consent of the holders of a series of debt securities, issue additional debt securities of any such series on the same terms and conditions as the debt securities of such series, except for any differences in the issue price and, if applicable, the initial interest accrual date and interest payment date; provided that if the additional debt securities are not fungible with the debt securities of such series for U.S. federal income tax purposes, such additional debt securities will have one or more separate CUSIP numbers. You should refer to the applicable prospectus supplement for the following terms of the debt securities of the series with respect to which that prospectus supplement is being delivered:
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the title of the debt securities of the series (which will distinguish the debt securities of that particular series from the debt securities of any other series) and ranking (including the terms of any subordination provisions);

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the price or prices of the debt securities of the series at which such debt securities will be issued;

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whether the debt securities are entitled to the benefit of any guarantee by any guarantor;

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any limit on the aggregate principal amount of the debt securities of the series that may be authenticated and delivered under the indenture (except for debt securities authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other debt securities of the series);

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the date or dates on which the principal and premium with respect to the debt securities of the series are payable;

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the person to whom any interest on a security of the series shall be payable if other than the person in whose name that security is registered at the close of business on the record date;

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the rate or rates (which may be fixed or variable) at which the debt securities of the series will bear interest (if any) or the method of determining such rate or rates (including, but not limited to, any commodity, commodity index, stock exchange index or financial index), the date or dates from which such interest, if any, will accrue, the interest payment dates on which such interest, if any, will be payable or the method by which such dates will be determined, the record dates for the determination of holders thereof to whom such interest is payable (in the case of securities in registered form), and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day  months;

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the currency or currencies in which debt securities of the series will be denominated and/or in which payment of the principal, premium, if any, and interest of any of the securities shall be payable, if other than U.S. dollars, the place or places, if any, in addition to or instead of the corporate trust office of the trustee (in the case of securities in registered form) where the principal, premium and interest, if any, with respect to debt securities of the series will be payable, where notices and demands to or upon us in respect of the debt securities and the indenture may be delivered, and the method of such payment, if by wire transfer, mail or other means;

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the price or prices at which, the period or periods within which, and the terms and conditions upon which debt securities of the series may be redeemed, in whole or in part, at our option or otherwise;

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the obligation or right, if any, to redeem, purchase or repay debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder of such debt securities and the price or prices at which, the period or periods within which, and the terms and conditions upon which, debt securities of the series will be redeemed, purchased or repaid, in whole or in part, pursuant to such obligations;

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the terms, if any, upon which the debt securities of the series may be convertible into or exchanged for any issuer’s common stock, preferred stock, depositary shares, other debt securities or warrants for common stock, preferred stock, depositary shares, indebtedness or other securities of any kind and the terms and conditions upon which such conversion or exchange will be effected, including the initial conversion or exchange price or rate, the conversion or exchange period and any other additional provisions;

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if other than minimum denominations of $2,000 or any integral multiple of $1,000 in excess thereof, the denominations in which debt securities of the series will be issuable;

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if the amount of principal, premium or interest with respect to the debt securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

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if the principal amount payable at the stated maturity of debt securities of the series will not be determinable as of any one or more dates prior to such stated maturity, the amount that will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined), and if necessary, the manner of determining the equivalent thereof in U.S. dollars;

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any changes or additions to the provisions of the indenture dealing with defeasance;

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if other than the principal amount thereof, the portion of the principal amount of debt securities of the series that will be payable upon declaration of acceleration of the maturity thereof or provable in bankruptcy;

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the terms, if any, of the transfer, mortgage, pledge or assignment as security for the debt securities of the series of any properties, assets, moneys, proceeds, securities or other collateral and any corresponding changes to provisions of the indenture as then in effect;

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any addition to or change in the events of default with respect to the debt securities of the series and any change in the right of the trustee or the holders to declare the principal, premium and interest, if any, with respect to such debt securities due and payable;

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if the debt securities of the series will be issued in whole or in part in the form of a global security, the terms and conditions, if any, upon which such global security may be exchanged in whole or in part for other individual debt securities in definitive registered form, the depositary (as defined in the applicable prospectus supplement) for such global security and the form of any legend or legends to be borne by any such global security in addition to or in lieu of the legend referred to in the indenture;

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any trustee, authenticating or paying agent, transfer agent or registrar or any other agent with respect to the debt securities;

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the applicability of, and any addition to, deletion of or change in, the covenants and definitions then set forth in the indenture or in the terms then set forth in the indenture relating to permitted consolidations, mergers or sales of assets;

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the terms, if any, of any guarantee of the payment of principal, premium and interest with respect to debt securities of the series and any corresponding changes to the provisions of the indenture as then in effect;

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the subordination, if any, of the debt securities of the series pursuant to the indenture and any changes or additions to the provisions of the indenture relating to subordination;

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with regard to debt securities of the series that do not bear interest, the dates for certain required reports to the trustee;

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any provisions granting special rights to holders when a specified event occurs;

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any co-issuer;

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the place or places where the principal of and interest, if any, on the debt securities will be payable, where the debt securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon us in respect of the debt securities and the indenture may be served, and the method of such payment, if by wire transfer, mail or other means; and

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any other terms of the debt securities of the series (which terms will not be prohibited by the provisions of the indenture).

The prospectus supplement will also describe any material U.S. federal income tax consequences or other special considerations applicable to the series of debt securities to which such prospectus supplement relates, including those applicable to:
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debt securities with respect to which payments of principal, premium or interest are determined with reference to an index or formula (including changes in prices of particular securities, currencies or commodities);

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debt securities with respect to which principal or interest is payable in a foreign or composite currency;

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debt securities that are issued at a discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates or original issue discount debt securities; and

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variable rate debt securities that are exchangeable for fixed rate debt securities.

Unless otherwise provided in the applicable prospectus supplement, securities in registered form may be transferred or exchanged at the office of the trustee at which its corporate trust business is principally administered in the United States, subject to the limitations provided in the indenture, without the payment of any service charge, other than any tax or governmental charge payable in connection therewith.
All funds that we pay to a paying agent for the payment of principal, premium or interest with respect to any debt securities that remain unclaimed at the end of two years after that principal, premium or interest will have become due and payable will be repaid to us, and the holders of those debt securities or any related coupons will thereafter look only to us for payment thereof.

Global Securities
The debt securities of a series may be issued in whole or in part in the form of one or more global securities. A global security is a debt security that represents, and is denominated in an amount equal to the aggregate principal amount of, all outstanding debt securities of a series, or any portion thereof, in either case having the same terms, including the same original issue date, date or dates on which principal and interest are due, and interest rate or method of determining interest. A global security will be deposited with, or on behalf of, a depositary, which will be identified in the prospectus supplement relating to such debt securities. Global securities may be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities represented thereby, a global security may not be transferred except as a whole by the depositary to a nominee of the depositary, by a nominee of the depositary to the depositary or another nominee of the depositary, or by the depositary or any nominee of the depositary to a successor depositary or any nominee of such successor.
The terms of the depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to such debt securities. We anticipate that the following provisions will generally apply to depositary arrangements, in all cases subject to any restrictions or limitations described in the prospectus supplement relating to such debt securities.
Upon the issuance of a global security, the depositary for such global security will credit, on its book entry registration and transfer system, the respective principal amounts of the individual debt securities represented by such global security to the accounts of persons that have accounts with the depositary. Such accounts will be designated by the dealers or underwriters with respect to such debt securities or, if such debt securities are offered and sold directly by us or through one or more agents, by us or such agents. Ownership of beneficial interests in a global security will be limited to participants or persons that hold beneficial interests through participants. Ownership of beneficial interests in such global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary (with respect to interests of participants) or records maintained by participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limitations and laws may impair the ability to transfer beneficial interests in a global security.
So long as the depositary for a global security, or its nominee, is the registered owner or holder of such global security, such depositary or nominee, as the case may be, will be considered the sole owner or holder of the individual debt securities represented by such global security for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have any of the individual debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any of such debt securities in definitive form and will not be considered the owners or holders thereof under the indenture.
Payments of principal, premium and interest with respect to individual debt securities represented by a global security will be made to the depositary or its nominee, as the case may be, as the registered owner or holder of such global security. Neither we, the trustee, any paying agent or registrar for such debt securities nor any agent of ours or the trustee will have any responsibility or liability for:
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any aspect of the records relating to or payments made by the depositary, its nominee or any participants on account of beneficial interests in the global security or for maintaining, supervising or reviewing any records relating to such beneficial interests;

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the payment to the owners of beneficial interests in the global security of amounts paid to the depositary or its nominee; or

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any other matter relating to the actions and practices of the depositary, its nominee or its participants.

Neither we, the trustee, any paying agent or registrar for such debt securities nor any agent of ours or the trustee will be liable for any delay by the depositary, its nominee or any of its participants in identifying the owners of beneficial interests in the global security, and we and the trustee may conclusively rely on, and will be protected in relying on, instructions from the depositary or its nominee for all purposes.

We expect that the depositary for a series of debt securities or its nominee, upon receipt of any payment of principal, premium or interest with respect to a definitive global security representing any of such debt securities, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security, as shown on the records of the depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers and registered in “street name.” Such payments will be the responsibility of such participants.
If the depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary, we will appoint a successor depositary. If a successor depositary is not appointed by us within 90 days, we will issue individual debt securities of such series in exchange for the global security representing such series of debt securities. In addition, we may at any time and in our sole discretion determine to no longer have debt securities of a series represented by a global security and, in such event, will issue individual debt securities of such series in exchange for the global security representing such series of debt securities. Furthermore, if we so specify with respect to the debt securities of a series, an owner of a beneficial interest in a global security representing debt securities of such series may, on terms acceptable to us, the trustee and the depositary for such global security, receive individual debt securities of such series in exchange for such beneficial interests. In any such instance, an owner of a beneficial interest in a global security will be entitled to physical delivery of individual debt securities of the series represented by such global security equal in principal amount to such beneficial interest and to have such debt securities registered in its name (if the debt securities are issuable as securities in registered form). Individual debt securities of such series so issued generally will be issued as securities in registered form in minimum denominations, unless otherwise specified by us, of $2,000 and any integral multiples of $1,000 in excess thereof if the debt securities are issuable as securities in registered form.
Certain Covenants
If debt securities are issued, the indenture, as supplemented for a particular series of debt securities, will contain certain covenants for the benefit of the holders of such series of debt securities, which will be applicable (unless waived or amended) so long as any of the debt securities of such series are outstanding, unless stated otherwise in the prospectus supplement. The specific terms of the covenants, and summaries thereof, will be set forth in the prospectus supplement relating to such series of debt securities.
Subordination
Debt securities of a series and any guarantees, may be subordinated, which we refer to as subordinated debt securities, to senior indebtedness (as defined in the applicable prospectus supplement) to the extent set forth in the prospectus supplement relating thereto. To the extent we conduct operations through subsidiaries, the holders of debt securities (whether or not subordinated debt securities) will be structurally subordinated to the creditors of our subsidiaries, except to the extent such subsidiary is a guarantor of such series of debt securities.
Events of Default
Each of the following will constitute an event of default under the form of indenture with respect to any series of debt securities:
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default in payment of the principal amount of the debt securities of that series, when such amount becomes due and payable at maturity, upon acceleration, required redemption or otherwise;

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failure to pay interest on the debt securities of that series within 30 days of the due date;

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failure to comply with the obligations described under “— Mergers and Sales of Assets” below;

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failure to comply for 90 days after notice with any of our other agreements in the debt securities of that series or the indenture or supplemental indenture related to that series of debt securities; or

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certain events of bankruptcy, insolvency or reorganization affecting us.

A prospectus supplement may omit, modify or add to the foregoing events of default.
An event of default under one series of debt securities does not necessarily constitute an event of default under any other series of debt securities. A default under the fourth bullet above will not constitute an event of default until the trustee or the holders of 30% in principal amount of the outstanding debt securities of such series notify us of the default and we do not cure such default within the time specified after receipt of such notice.
If any event of default (other than an event of default relating to certain events of bankruptcy, insolvency or reorganization) occurs and is continuing with respect to a particular series of debt securities, either the trustee or the holders of not less than 30% in aggregate principal amount of the debt securities of that series then outstanding by written notice to us (and to the trustee if such notice is given by the holders), may declare the principal amount of (or in the case of original issue discount debt securities, the portion thereby specified in the terms thereof), and accrued interest on the debt securities of that series to be immediately due and payable. In the case of certain events of bankruptcy, insolvency or reorganization, the principal amount of, and accrued interest on the debt securities of that series will automatically become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders. Upon a declaration by the trustee or the holders, we will be obligated to pay the principal amount plus accrued and unpaid interest of each affected series of debt securities so declared due and payable.
The holders of a majority in aggregate principal amount of the debt securities of any series then outstanding by notice to the trustee under the indenture may on behalf of the holders of all of such series of debt securities waive any existing default or event of default and its consequences under the applicable indenture except a continuing default or event of default in the payment of interest on, or the principal of, the debt securities of such series.
Subject to the provisions of the indenture relating to the duties of the trustee in case an event of default will occur and be continuing, the trustee is under no obligation to exercise any of its rights or powers under the indenture or debt securities at the request or direction of any of the holders of any series of debt securities, unless such holders have offered to the trustee indemnity or security satisfactory to the trustee against any loss, liability or expense. Subject to such provisions for the indemnification of the trustee, the holders of at least a majority in aggregate principal amount of the outstanding debt securities of a series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such series of debt securities. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder of such series of debt securities or that would involve the trustee in personal liability. Prior to taking any action under the indenture, the trustee is entitled to indemnification satisfactory to it in its sole discretion against all losses, liabilities and expenses caused by taking or not taking such action.
Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder of debt securities of a series has any right to institute any proceeding with respect to the indenture or debt securities, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless:
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such holder has previously given to the trustee written notice of a continuing event of default with respect to such series of debt securities;

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the holder or holders of at least 30% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holder or holders have offered security or indemnity satisfactory to the trustee against any loss, liability or expense, to the trustee to institute such proceeding as trustee; and

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the trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer.

However, such limitations do not apply to a suit instituted by a holder of a debt security of such series for the enforcement of payment of the principal, premium, if any, or interest on such debt security on or after the applicable due date specified in such debt security.

The indenture provides that if a default with respect to a series of debt securities occurs and is continuing and is known to the trustee, the trustee must send to each holder of such debt securities notice of the default within 90 days after it occurs. Except in the case of a default in the payment of the principal or premium, if any, upon acceleration, redemption or otherwise with respect to any debt security of a series when such amount becomes due and payable, the trustee may withhold notice if and so long as a committee of its trust officers in good faith determines that withholding notice is in the interests of the holders.
The indenture requires us to furnish to the trustee, within 120 days after the end of each fiscal year, a statement by certain of our officers as to whether or not we, to their knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the indenture and, if so, specifying all such known defaults. We are also required to deliver to the trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute a default; provided, however, that failure to provide such written notice will not in and of itself result in a default under the indenture.
Street name and other indirect holders should consult their banks and brokers for information on their requirements for giving notice or taking other actions upon a default.
Modification and Waiver
Subject to certain exceptions, modifications and amendments of the indenture, any supplemental indenture and any series of debt securities may be made by us and the trustee with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series affected by such modification or amendment.
No such modification or amendment may, without the consent of each holder affected thereby:
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reduce the percentage of principal amount of the outstanding debt securities, the consent of whose holders is required for any amendment;

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reduce the principal amount of, or interest on, or extend the Stated Maturity or interest payment periods of, any debt securities;

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change the provisions applicable to the redemption of any debt securities;

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make any debt securities payable in money or securities other than those stated in the debt securities;

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impair the contractual right of any holder of the debt securities to receive payment of principal of and interest on such holder’s debt securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s debt securities;

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except as otherwise provided as described under “— Satisfaction and Discharge” and “— Defeasance” herein, release any security or guarantee that may have been granted with respect to any debt securities;

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in the case of any subordinated securities, or coupons appertaining thereto, make any change in the provisions of the indenture relating to subordination that adversely affects the rights of any holder under such provisions (including any contractual subordination of senior unsubordinated debt securities); or

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make any change in the amendment provisions which require each holder’s consent or in the waiver provisions.

Without the consent of any holder, we and the trustee may amend the indenture for one or more of the following purposes:
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to cure any ambiguity, omission, defect or inconsistency;

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to surrender any right or power conferred upon the Company by the indenture, to add to the covenants of the Company such further covenants, restrictions, conditions or provisions for the protection of the holders of all or any series of debt securities as the board of directors of the Company will consider to be for the protection of the holders of such debt securities, and to make the occurrence, or the occurrence and continuance, of a default in respect of any such additional covenants, restrictions, conditions or provisions a default or an event of default under the indenture;

provided, however that with respect to any such additional covenant, restriction, condition or provision, such amendment may provide for a period of grace after default, which may be shorter or longer than that allowed in the case of other defaults, may provide for an immediate enforcement upon such default, may limit the remedies available to the trustee upon such default or may limit the right of holders of a majority in aggregate principal amount of the debt securities of any series to waive such default;
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to provide for the assumption by a successor company of the obligations of the Company under the indenture;

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to add guarantees with respect to the debt securities or to secure the debt securities;

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to make any change that does not adversely affect in any material respect the rights of any holder of the debt securities;

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to add to, change, or eliminate any of the provisions of the indenture with respect to one or more series of debt securities, so long as any such addition, change or elimination not otherwise permitted under the indenture will (a) neither apply to any debt securities of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor modify the rights of the holders of any such debt securities with respect to the benefit of such provision or (b) become effective only when there is no such debt securities outstanding;

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to evidence and provide for the acceptance of appointment by a successor or separate trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the indenture by more than one trustee;

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in the case of subordinated debt securities, to make any change in the provisions of the indenture or any supplemental indenture relating to subordination that would limit or terminate the benefits available to any holder of senior Indebtedness under such provisions (but only if each such holder of senior Indebtedness consents to such change);

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to comply with any requirement of the SEC in connection with the qualification of the indenture or any supplemental indenture under the Trust Indenture Act;

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to conform any provision in the indenture or the debt securities to the description of any debt securities in an offering document;

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to approve a particular form of any proposed amendment;

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to provide for the issuance of additional debt securities of any series;

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to establish the form or terms of debt securities and coupons of any series pursuant to the indenture;

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to comply with the rules of any applicable depositary;

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to make any amendment to the provisions of the indenture relating to the transfer and legending of debt securities; provided, however, that (a) compliance with the indenture as so amended would not result in debt securities being transferred in violation of the Securities Act or any other applicable securities law and (b) such amendment does not materially and adversely affect the rights of holders of debt securities to transfer debt securities; or

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to convey, transfer, assign, mortgage or pledge any property to or with the trustee, or to make such other provisions in regard to matters or questions arising under the indenture as shall not adversely affect, in any material respect, the interests of any holders of debt securities of any series.

Mergers and Sales of Assets
The indenture provides that we will not consolidate with or merge with or into, or convey, transfer or lease in one transaction or a series of related transactions, directly or indirectly, all or substantially all of our properties and assets to, another person, unless (i) the resulting, surviving or transferee person, if not the Company, is a person organized and existing under the laws of the United States of America, any state thereof or the District of Columbia; (ii) immediately after giving effect to such transaction, no default or event of default has occurred and is continuing under the indenture; (iii) the resulting, surviving or transferee person, if not the Company, expressly assumes by supplemental indenture in a form satisfactory to the trustee all of our obligations under the debt securities and the indenture; and (iv) we or the successor person has delivered to the trustee the certificates and opinions of counsel required under the indenture. Upon any such consolidation, merger or transfer, the resulting, surviving or transferee person shall succeed to, and may exercise every right and power of, the Company under the indenture.
Satisfaction and Discharge of the Indenture; Defeasance
Unless otherwise provided for in the prospectus supplement, the indenture will generally cease to be of any further effect with respect to a series of debt securities if (a) we have delivered to the trustee for cancellation all debt securities of such series (with certain limited exceptions) or (b) all debt securities and coupons of such series not theretofore delivered to the trustee for cancellation will have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year, and we will have deposited with the trustee as trust funds the entire amount sufficient to pay at maturity or upon redemption all such debt securities and coupons (and if, in either case, we will also pay or cause to be paid all other sums payable under the indenture by us).
In addition, we will have a “legal defeasance option” (pursuant to which we may terminate, with respect to the debt securities of a particular series, all of our obligations under such debt securities and the indenture with respect to such debt securities) and a “covenant defeasance option” (pursuant to which we may terminate, with respect to the debt securities of a particular series, our obligations with respect to such debt securities under certain specified covenants contained in the indenture). If we exercise our legal defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default. If we exercise our covenant defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default related to the specified covenants.
The applicable prospectus supplement will describe the procedures we must follow in order to exercise our defeasance options.
Regarding the Trustee
The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee may exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.
The indenture and provisions of the Trust Indenture Act that are incorporated by reference therein contain limitations on the rights of the trustee, should it become one of our creditors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions with us or any of our affiliates; provided, however, that if it acquires any conflicting interest (as defined in the indenture or in the Trust Indenture Act), it must eliminate such conflict, apply to the SEC for permission to continue, or resign.
Governing Law
The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF DEPOSITARY SHARES
General
We may, at our option, elect to offer fractional shares rather than full shares of the preferred stock of a series. In the event that we determine to do so, we will issue receipts for depositary shares, each of which will represent a fraction (to be set forth in the prospectus supplement relating to a particular series of preferred stock) of a share of a particular series of preferred stock as more fully described below.
The shares of any series of preferred stock represented by depositary shares will be deposited under one or more deposit agreements among us, a depositary to be named in the applicable prospectus supplement, and the holders from time to time of depositary receipts issued thereunder. Subject to the terms of the applicable deposit agreement, each holder of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented thereby (including, as applicable, dividend, voting, redemption, subscription and liquidation rights).
The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of the related series of preferred stock.
The following description sets forth certain general terms and provisions of the depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares to which any prospectus supplement may relate and the extent, if any, to which such general provisions may apply to the depositary shares so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the depositary shares or the deposit agreement described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement relating to such deposited shares. The forms of deposit agreement and depositary receipt will be filed as exhibits to the documents incorporated or deemed to be incorporated by reference into this prospectus.
The following summary of certain provisions of the depositary shares and deposit agreement does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, all the provisions of the deposit agreement and the applicable prospectus supplement, including the definitions.
Immediately following our issuance of shares of a series of preferred stock that will be offered as fractional shares, we will deposit the shares with the depositary, which will then issue and deliver the depositary receipts to the purchasers thereof. Depositary receipts will only be issued evidencing whole depositary shares. A depositary receipt may evidence any number of whole depositary shares.
Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared thereafter without unreasonable delay, and such temporary depositary receipts will be exchangeable for definitive depositary receipts at our expense.
Dividends and Other Distributions
The depositary will distribute all cash dividends or other cash distributions received in respect of the related series of preferred stock to the record holders of depositary shares relating to the series of preferred stock in proportion to the number of the depositary shares owned by the holders.
In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto in proportion to the number of depositary shares owned by the holders, unless the depositary determines that the distribution cannot be made proportionately among the holders or that it is not feasible to make the distributions, in which case the depositary may, with our approval, adopt any method as it deems equitable and practicable for the purpose of effecting the distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, at the place or places and upon those terms as it may deem proper.

The amount distributed in any of the foregoing cases will be reduced by any amounts required to be withheld by us or the depositary on account of taxes or other governmental charges.
Redemption of Depositary Shares
If any series of the preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from any redemption, in whole or in part, of the series of the preferred stock held by the depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the series of the preferred stock. If we redeem shares of a series of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the shares of preferred stock so redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or substantially equivalent method determined by the depositary.
After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon such redemption, upon surrender to the depositary of the depositary receipts evidencing the depositary shares. Any funds deposited by us with the depositary for any depositary shares that the holders thereof fail to redeem will be returned to us after a period of two years from the date the funds are so deposited.
Voting the Underlying Preferred Stock
Upon receipt of notice of any meeting at which the holders of any series of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to the series of preferred stock. Each record holder of the depositary shares on the record date (which will be the same date as the record date for the related series of preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of the series of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote or cause to be voted the number of shares of preferred stock represented by the depositary shares in accordance with the instructions, provided the depositary receives the instructions sufficiently in advance of the meeting to enable it to so vote or cause to be voted the shares of preferred stock, and we will agree to take all reasonable action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing the preferred stock.
Withdrawal of Stock
Upon surrender of the depositary receipts at the corporate trust office of the depositary and upon payment of the taxes, charges and fees provided for in the deposit agreement and subject to the terms thereof, the holder of the depositary shares evidenced thereby will be entitled to delivery at such office, to or upon his or her order, of the number of whole shares of the related series of preferred stock and any money or other property, if any, represented by the depositary shares. Holders of depositary shares will be entitled to receive whole shares of the related series of preferred stock, but holders of the whole shares of preferred stock will not thereafter be entitled to deposit the shares of preferred stock with the depositary or to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of the related series of preferred stock to be withdrawn, the depositary will deliver to the holder or upon his or her order at the same time a new depositary receipt evidencing the excess number of depositary shares.
Amendment and Termination of a Deposit Agreement
The form of depositary receipt evidencing the depositary shares of any series and any provision of the applicable deposit agreement may at any time and from time to time be amended by agreement between us and the depositary. However, any amendment that materially adversely alters the rights of the holders of depositary shares of any series will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares of the series then outstanding. Every holder of a depositary receipt at the time the amendment becomes effective will be deemed, by continuing to hold the depositary receipt, to be bound by the deposit agreement as so amended. Notwithstanding the foregoing, in no event may any amendment impair the right of any holder of any depositary shares, upon surrender of the depositary receipts evidencing the depositary shares and subject to any conditions specified in the deposit agreement, to receive shares of the related series of preferred stock and any money or other property represented thereby, except in order to comply with mandatory provisions of applicable law. The deposit agreement may be terminated by us at any time upon not less than 60 days prior written notice to the depositary, in which case, on a date that is not later than 30 days after the date of the notice, the depositary shall deliver or make available for delivery to holders of depositary shares, upon surrender of the depositary receipts evidencing the depositary shares, the number of whole or fractional shares of the related series of preferred stock as are represented by the depositary shares. The deposit agreement shall automatically terminate after all outstanding depositary shares have been redeemed or there has been a final distribution in respect of the related series of preferred stock in connection with any liquidation, dissolution or winding up of us and the distribution has been distributed to the holders of depositary shares.
Charges of Depositary
We will pay all transfer and other taxes and the governmental charges arising solely from the existence of the depositary arrangements. We will pay the charges of the depositary, including charges in connection with the initial deposit of the related series of preferred stock and the initial issuance of the depositary shares and all withdrawals of shares of the related series of preferred stock, except that holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges as are expressly provided in the deposit agreement to be for their accounts.
Resignation and Removal of Depositary
The depositary may resign at any time by delivering to us written notice of its election to do so, and we may at any time remove the depositary. Any resignation or removal will take effect upon the appointment of a successor depositary, which successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.
Miscellaneous
The depositary will forward to the holders of depositary shares all reports and communications from us that are delivered to the depositary and which we are required to furnish to the holders of the related preferred stock.
The depositary’s corporate trust office will be identified in the applicable prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, the depositary will act as transfer agent and registrar for depositary receipts and if shares of a series of preferred stock are redeemable, the depositary will also act as redemption agent for the corresponding depositary receipts.

DESCRIPTION OF THE WARRANTS
The following description of the terms of the warrants sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. We may issue warrants for the purchase of common stock, preferred stock, debt securities or depositary shares. Warrants may be issued independently or together with common stock, preferred stock, debt securities or depositary shares offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.
Debt Warrants
The prospectus supplement relating to a particular issue of debt warrants will describe the terms of such debt warrants, including the following:
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the title of such debt warrants;

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the offering price for such debt warrants, if any;

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the aggregate number of such debt warrants;

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the designation and terms of the debt securities purchasable upon exercise of such debt warrants;

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if applicable, the designation and terms of the debt securities with which such debt warrants are issued and the number of such debt warrants issued with each such debt security;

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if applicable, the date from and after which such debt warrants and any debt securities issued therewith will be separately transferable;

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the principal amount of debt securities purchasable upon exercise of a debt warrant and the price at which such principal amount of debt securities may be purchased upon exercise (which price may be payable in cash, securities or other property);

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the date on which the right to exercise such debt warrants shall commence and the date on which such right shall expire;

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if applicable, the minimum or maximum amount of such debt warrants that may be exercised at any one time;

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information with respect to book-entry procedures, if any;

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the currency or currency units in which the offering price, if any, and the exercise price are payable;

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if applicable, a discussion of material United States federal income tax considerations;

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the antidilution or adjustment provisions of such debt warrants, if any;

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the redemption or call provisions, if any, applicable to such debt warrants; and

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any additional terms of such debt warrants, including terms, procedures, and limitations relating to the exchange and exercise of such debt warrants.

Stock Warrants
The prospectus supplement relating to any particular issue of common stock warrants, preferred stock warrants or depositary share warrants will describe the terms of such warrants, including the following:
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the title of such warrants;

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the offering price for such warrants, if any;

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the aggregate number of such warrants;

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the designation and terms of the offered securities purchasable upon exercise of such warrants;

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if applicable, the designation and terms of the offered securities with which such warrants are issued and the number of such warrants issued with each such offered security;

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if applicable, the date from and after which such warrants and any offered securities issued therewith will be separately transferable;

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the number of shares of common stock, preferred stock or depositary shares purchasable upon exercise of a warrant and the price at which such shares may be purchased upon exercise;

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the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

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if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

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the currency or currency units in which the offering price, if any, and the exercise price are payable;

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if applicable, a discussion of material United States federal income tax considerations;

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the antidilution provisions of such warrants, if any;

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the redemption or call provisions, if any, applicable to such warrants; and

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any additional terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF THE RIGHTS
We may issue rights to purchase our common stock. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies or other financial institutions, as rights agent, which we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.
The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:
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the date of determining the security holders entitled to the rights distribution;

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the aggregate number of rights issued and the aggregate number of shares of common stock purchasable upon exercise of the rights;

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the exercise price;

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the conditions to completion of the rights offering;

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the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

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any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of shares of common stock at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.
If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF THE PURCHASE CONTRACTS
We may issue, from time to time, purchase contracts, including contracts obligating holders to purchase from us and us to sell to the holders, a specified principal amount of debt securities, shares of common stock or preferred stock, depositary shares, government securities, or other securities that we may sell under this prospectus at a future date or dates. The consideration payable upon settlement of the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by a specific reference to a formula set forth in the purchase contracts. The purchase contracts may be issued separately or as part of units consisting of a purchase contract and other securities or obligations issued by us or third parties, including United States treasury securities, securing the holders’ obligations to purchase the relevant securities under the purchase contracts. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts or units or vice versa, and the payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under the purchase contracts and, in certain circumstances, we may deliver a newly issued prepaid purchase contract, which is referred to as a “prepaid security,” upon release to a holder of any collateral securing such holder’s obligations under the original contract.
The prospectus supplement related to any particular purchase contracts and, if applicable, prepaid security, will describe, among other things, the material terms of the purchase contracts and of the securities being sold pursuant to such purchase contracts, and, if applicable, the prepaid securities and the documents pursuant to which such prepaid securities will be issued, a discussion, if appropriate, of any special United States federal income tax considerations applicable to the purchase contracts and any material provisions governing the purchase contracts that differ from those described above. The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the purchase contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to the purchase contracts. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued.

DESCRIPTION OF THE UNITS
We may, from time to time, issue units comprised of one or more of certain other securities that may be offered under this prospectus, in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.
Any prospectus supplement related to any particular units will describe, among other things:
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the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

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if applicable, the prepaid securities and the documents pursuant to which such prepaid securities will be issued;

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any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

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if appropriate, any special United States federal income tax considerations applicable to the units; and

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any material provisions of the governing unit agreement that differ from those described above.

SELLING SECURITYHOLDERS
Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we will make with the SEC which will be incorporated into this prospectus by reference.

PLAN OF DISTRIBUTION
We or selling securityholders may offer and sell the securities in any one or more of the following ways:
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to or through underwriters, brokers or dealers;

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directly to one or more other purchasers;

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through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

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through agents on a best-efforts basis; or

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otherwise through a combination of any of the above methods of sale.

In addition, we or selling securityholders may enter into option, share lending or other types of transactions that require us or such selling securityholders, as applicable, to deliver securities to an underwriter, broker or dealer, who will then resell or transfer the securities under this prospectus. We or selling securityholders may also enter into hedging transactions with respect to our securities. For example, we or selling securityholders may:
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enter into transactions involving short sales of the securities by underwriters, brokers or dealers;

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sell securities short and deliver the securities to close out short positions;

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enter into option or other types of transactions that require us to deliver securities to an underwriter, broker or dealer, who will then resell or transfer the securities under this prospectus; or

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loan or pledge the securities to an underwriter, broker or dealer, who may sell the loaned securities or, in the event of default, sell the pledged securities.

Any selling securityholder will act independently of us in making decisions with respect to the timing, manner and size of each sale of shares of common stock covered by this prospectus.
We or selling securityholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or such selling securityholders or borrowed from us, such selling securityholders or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us or such selling securityholders in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we or selling securityholders may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or the securities of such selling securityholders, as applicable, or in connection with a concurrent offering of other securities.
Each time we or selling securityholders sell securities, we or selling securityholders will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the securities. The prospectus supplement will also set forth the terms of the offering, including:
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the purchase price of the securities and the proceeds we and/or such selling securityholders will receive from the sale of the securities;

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any underwriting discounts and other items constituting underwriters’ compensation;

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any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;

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any commissions allowed or paid to agents;

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any other offering expenses;

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any securities exchanges on which the securities may be listed;

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the method of distribution of the securities;

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the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers; and

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any other information we think is important.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account. The securities may be sold from time to time by us or selling securityholders in one or more transactions:
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at a fixed price or prices that may be changed;

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at market prices prevailing at the time of sale;

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at prices related to such prevailing market prices;

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at varying prices determined at the time of sale; or

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at negotiated prices.

Such sales may be effected:
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in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

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in transactions in the over-the-counter market;

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in block transactions in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

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through the writing of options; or

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through other types of transactions.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.
The selling securityholders might not sell any securities under this prospectus. In addition, any securities covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus. Any shares of our common stock offered under this prospectus will be listed on Nasdaq (or other such exchange or automated quotation system on which the common stock is listed), subject to official notice of issuance.
The securities may be sold directly by us or selling securityholders, or through agents designated by us or such selling securityholders, as applicable, from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us or such selling securityholders, as applicable, to such agent will be set forth in, the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.
Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made by us or by selling securityholders directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.
If indicated in the applicable prospectus supplement, underwriters, dealers or agents will be authorized to solicit offers by certain institutional investors to purchase securities from us pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include, among others:
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commercial and savings banks;

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insurance companies;

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pension funds;

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investment companies; and

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educational and charitable institutions.

In all cases, these purchasers must be approved by us or by such selling securityholders. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any purchaser under any of these contracts will not be subject to any conditions except that (a) the purchase of the securities must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject, and (b) if the securities are also being sold to underwriters, we or selling securityholders must have sold to these underwriters the securities not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.
Some of the underwriters, dealers or agents used by us or selling securityholders in any offering of securities under this prospectus may be customers of, engage in transactions with, and perform services for us and/or such selling securityholders, as applicable, or affiliates of ours and/or such selling securityholders, as applicable, in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled under agreements which may be entered into with us and/or selling securityholders to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed by us and/or such selling securityholders for certain expenses.
Subject to any restrictions relating to debt securities in bearer form, any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.
Any underwriters to which offered securities are sold by us or selling securityholders for public offering and sale may make a market in such securities, but those underwriters will not be obligated to do so and may discontinue any market making at any time.
The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.
To comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for us by Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel for underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.
EXPERTS
The consolidated financial statements of QXO, Inc. (f/k/a SilverSun Technologies, Inc.) appearing in QXO, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2023, have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Depositary Shares
Each Representing a 1/20th Interest in a Share of
% Series B Mandatory Convertible Preferred Stock
    % Series B Mandatory Convertible Preferred Stock
Joint-Bookrunners and Managers
Goldman Sachs & Co. LLC Morgan Stanley
           , 2025